UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ARCHIPELAGO LEARNING, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.001 per share, of Archipelago Learning, Inc. (the “common stock”)

(2)	Aggregate number of securities to which transaction applies:

25,557,625 outstanding shares of common stock; 542,162 outstanding shares of restricted stock that will vest prior to or in connection with the merger; options and shadow options that will vest prior to or in connection with the merger to purchase an aggregate of 403,660 shares of common stock at an exercise price of $9.97 per share; options and shadow options that will vest prior to or in connection with the merger to purchase an aggregate of 451,921 shares of common stock at an exercise price of $10.09 per share; options that will vest prior to or in connection with the merger to purchase an aggregate of 125,000 shares of common stock at an exercise price of $10.38 per share; restricted stock units representing an aggregate of 23,879 shares of common stock; and 1,402 shares of common stock underlying purchase rights outstanding under Archipelago’s Employee Stock Purchase Plan (the “ESPP”), each as of March 20, 2012.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The merger consideration is $11.10 per share of common stock. The proposed maximum aggregate value of the transaction reflects the sum of (A) 25,557,625 issued and outstanding shares of common stock multiplied by $11.10 per share; (B) 542,162 outstanding shares of restricted stock that will vest prior to or in connection with the merger, multiplied by $11.10 per share; (C) options and shadow options to purchase 403,660 shares of common stock at an exercise price of $9.97 per share multiplied by $1.13 per share (which is the difference between $11.10 and the exercise price of $9.97); (D) options and shadow options to purchase 451,921 shares of common stock at an exercise price of $10.09 per share multiplied by $1.01 per share (which is the difference between $11.10 and the exercise price of $10.09); (E) options to purchase 125,000 shares of common stock at an exercise price of $10.38 per share multiplied by $0.72 per share (which is the difference between $11.10 and the exercise price of $10.38); (F) restricted stock units representing 23,879 shares of common stock multiplied by $11.10 per share; and (G) 1,402 shares of common stock underlying purchase rights outstanding under the ESPP as of March 20, 2012, multiplied by $11.10 per share. The amount of the filing fee was calculated by multiplying the transaction value by 0.00011460.

(4)	Proposed maximum aggregate value of transaction:

$290,990,831

(5)	Total fee paid:

$33,347.55

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Dear stockholder:

The Board of Directors of Archipelago Learning, Inc. (“Archipelago”) has adopted an Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 3, 2012, among Archipelago, Plato Learning, Inc. and Project Cayman Merger Corp. providing for the merger of Project Cayman Merger Corp. with and into Archipelago, with Archipelago surviving the merger as a wholly owned subsidiary of Plato Learning, Inc. (the “Merger”). Plato Learning, Inc. and Project Cayman Merger Corp. are controlled affiliates of Thoma Bravo, LLC and its co-investors. If the Merger is completed, each share of Archipelago common stock that you own will be converted in to the right to receive $11.10 in cash, without interest and less applicable withholding tax, unless you exercise and perfect your appraisal rights under the Delaware General Corporation Law.

You will be asked, at a special meeting of Archipelago’s stockholders, to consider and vote on a proposal to approve the Merger Agreement.

At the special meeting, you also will be asked to consider and vote upon a proposal to approve, by an advisory vote, the compensation that may be paid or become payable to or on behalf of Archipelago’s named executive officers that is based on or otherwise relates to the Merger and the agreements and understandings pursuant to which such compensation may be paid or become payable, as disclosed in the accompanying proxy statement under the heading “The Merger—Interests of Executive Officers and Directors of Archipelago in the Merger; Executive Compensation that May Be Paid or Become Payable in Connection with the Merger.”

You will also be asked to approve the adjournment or postponement of the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt and approve the Merger Agreement.

After careful consideration, our Board of Directors adopted the Merger Agreement and the transactions contemplated by the Merger Agreement and declared that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the stockholders of Archipelago. THE BOARD OF DIRECTORS OF ARCHIPELAGO RECOMMENDS THAT YOU VOTE FOR THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT, FOR THE APPROVAL, BY ADVISORY VOTE, OF THE COMPENSATION THAT MAY BE PAID OR BECOME PAYABLE TO OUR NAMED EXECUTIVE OFFICERS THAT IS BASED ON OR OTHERWISE RELATES TO THE MERGER, AND FOR THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

The proxy statement attached to this letter provides you with information about the proposed Merger and the special meeting of Archipelago’s stockholders. Archipelago encourages you to read the entire proxy statement carefully. You may also obtain more information about Archipelago from documents Archipelago has filed with the Securities and Exchange Commission.

THIS PROXY STATEMENT IS DATED [—], 2012, AND IS FIRST BEING MAILED TO STOCKHOLDERS OF ARCHIPELAGO LEARNING, INC. ON OR ABOUT [—], 2012.

Your vote is important. Adoption and approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. The failure of any stockholder to vote will have the same effect as a vote against adopting and approving the Merger Agreement. Accordingly, whether or not you plan to attend the special meeting, you are requested to promptly vote your shares by completing, signing and dating the enclosed proxy card and returning it in the envelope provided, or by voting over the telephone or over the Internet as instructed in these materials. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote FOR adoption and approval of the Merger Agreement, FOR approval (on an advisory basis) of the executive compensation that may be paid or become payable in connection with the Merger and FOR adjourning or postponing the special meeting, if necessary or appropriate, to solicit additional proxies.

Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

Thank you for your cooperation and continued support.

Very truly yours,

Tim McEwen
Chairman, Chief Executive Officer and President

ARCHIPELAGO LEARNING, INC.

3232 McKinney Avenue, Suite 400

Dallas, Texas 75204

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD [—], 2012

To the Stockholders of Archipelago Learning, Inc.:

A special meeting of the stockholders of Archipelago Learning, Inc. (“Archipelago”), a Delaware corporation, will be held at [—], local time, on [—], 2012, at Archipelago’s headquarters located at 3232 McKinney Avenue, 9th Floor, Dallas, Texas 75204 for the following purposes:

1.	Adoption and Approval of the Merger Agreement. To consider and vote on a proposal to adopt and approve the Agreement and Plan of Merger, dated as of March 3, 2012, among Plato Learning, Inc., a controlled affiliate of Thoma Bravo, LLC and its co-investors, Project Cayman Merger Corp., a wholly-owned subsidiary of Plato Learning, Inc., and Archipelago, as it may be amended from time to time (the “Merger Agreement”), pursuant to which Project Cayman Merger Corp. will be merged with and into Archipelago, with Archipelago surviving the merger as a wholly-owned subsidiary of Plato Learning, Inc. (the “Merger”);

2.	Approval of Executive Compensation that May Be Paid or Become Payable in Connection with the Merger. To consider and vote on a proposal to approve, by an advisory vote, the compensation that may be paid or become payable to or on behalf of Archipelago’s named executive officers that is based on or otherwise relates to the Merger and the agreements and understandings pursuant to which such compensation may be paid or become payable, as disclosed in the accompanying proxy statement under the heading “The Merger—Interests of Executive Officers and Directors of Archipelago in the Merger; Executive Compensation that May Be Paid or Become Payable in Connection with the Merger;”

3.	Adjournment or Postponement of the Special Meeting. To approve the adjournment or postponement of the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt and approve the Merger Agreement; and

4.	To transact such other business as may properly come before the special meeting by or at the direction of Archipelago’s board of directors.

Only stockholders of record at the close of business on [—] are entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting. All stockholders of record are cordially invited to attend the special meeting in person. To ensure your representation at the meeting in case you cannot attend, you are urged to vote your shares by completing, signing, dating and returning the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose or submitting your proxy by telephone or through the Internet. Any stockholder attending the special meeting may vote in person even if he or she has returned or otherwise submitted a proxy card.

Stockholders of Archipelago who do not vote in favor of adopting and approving the Merger Agreement will have the right to seek appraisal of the fair value of their shares if the Merger is completed, but only if they submit a written demand for appraisal to Archipelago prior to the time the vote is taken on the Merger Agreement and comply with all other requirements of the Delaware General Corporation Law (“DGCL”). A copy of the applicable DGCL statutory provisions is included as Annex C to the accompanying proxy statement, and a summary of these provisions can be found under the heading “Appraisal Rights” in the accompanying proxy statement.

The adoption and approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Archipelago common stock. The failure to vote will have the same effect as a vote against the Merger. Even if you plan to attend the special meeting in person, please complete, sign, date and return the enclosed proxy or vote over the telephone or the Internet as instructed in these materials as promptly as possible to ensure that your shares will be represented at the special meeting if you are unable to attend. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote in favor of adoption and approval of the Merger Agreement, approval, by an advisory vote, of the executive compensation that may be paid or become payable in connection with the Merger, and adjourning or postponing the special meeting, if necessary or appropriate, to solicit additional proxies. If you fail to return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will effectively be counted as a vote against adoption and approval of the Merger Agreement.

BY ORDER OF THE BOARD OF DIRECTORS,

Mark S. Dubrow
Executive Vice President, Chief Financial Officer and Secretary

i

Adjournments and Postponements	20

Solicitation of Proxies	20

THE PARTIES TO THE MERGER	21

Archipelago Learning, Inc.	21

Plato Learning, Inc.	21

Project Cayman Merger Corp.	21

THE MERGER (PROPOSAL 1)	22

Background of the Merger	22

The Recommendation of the Company’s Transaction Committee and Board; Reasons for the Merger	29

Interests of Executive Officers and Directors of Archipelago in the Merger; Executive Compensation that May Be Paid or Become Payable in Connection with the Merger	32

Opinion of Archipelago’s Financial Advisor	38

Financial Projections	44

Projections	47

Financing	47

Limited Guaranty	49

Support Agreements	50

Material U.S. Federal Income Tax Consequences of the Merger	50

Required Antitrust Approvals	51

Litigation Related to the Merger	52

Delisting and Deregistration of Our Common Stock	52

Effects on the Company if the Merger is not Completed	52

THE MERGER AGREEMENT	54

The Merger	54

Closing and Effective Time of the Merger	54

Merger Consideration	55

Treatment of Equity Awards, Shadow Options, and the Employee Stock Purchase Plan	55

Payment Procedures	56

Unclaimed Funds	57

Financing; Cooperation	57

Representations and Warranties	58

Conduct of Business Pending the Merger	61

Other Acquisition Proposals	64

Stockholders Meeting	66

Reasonable Best Efforts	66

ii

ANNEX A—Agreement and Plan of Merger

ANNEX B—Opinion of Barclays Capital Inc.

ANNEX C—Section 262 of the Delaware General Corporation Law

iii

ARCHIPELAGO LEARNING, INC.

3232 McKinney Avenue, Suite 400

Dallas, Texas 75204

Special Meeting of Stockholders

to be held on [—], 2012 at [—]

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by Archipelago Learning, Inc. (“Archipelago,” the “Company,” “we,” “us” or “our”), on behalf of Archipelago’s Board of Directors (the “Board”), to be used at a special meeting of stockholders, which will be held on [—], 2012 at [—] local time at Archipelago’s headquarters located at 3232 McKinney Avenue, 9th Floor, Dallas, Texas 75204. The purpose of the special meeting is for our stockholders to consider and vote upon the approval of the Agreement and Plan of Merger, dated as of March 3, 2012 (the “Merger Agreement”), among Archipelago, Plato Learning, Inc. (“Parent”), a controlled affiliate of Thoma Bravo, LLC and its co-investors (“Thoma Bravo”), and Project Cayman Merger Corp. (“Merger Sub”), a wholly owned-subsidiary of Parent, providing for the merger of Merger Sub with and into Archipelago (the “Merger”), with Archipelago surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”). A copy of the Merger Agreement is attached to this proxy statement as Annex A. This proxy statement and the accompanying proxy card are being mailed to stockholders beginning [—], 2012.

SUMMARY

This summary highlights selected information from this proxy statement. It may not contain all of the information that is important to you. You are urged to read carefully the entire proxy statement and the other documents referred to in this proxy statement in order to fully understand the Merger Agreement and the proposed Merger. See “Where You Can Find More Information” on page 84 of this proxy statement. Each item in this summary refers to the page of this proxy statement on which that subject is discussed in more detail, where applicable.

Parties to the Merger (see page 21)

Archipelago Learning, Inc.

Archipelago, a Delaware corporation, is a leading subscription-based, software-as-a-service provider of education products. Archipelago provides standards-based instruction, practice, assessments and productivity tools that improve the performance of educators and students at a low cost via proprietary web-based platforms. The principal trading market for Archipelago common stock (NASDAQ: ARCL) is the Nasdaq Global Select Market (“Nasdaq”). Archipelago’s principal executive offices are located at 3232 McKinney Avenue, Suite 400, Dallas, Texas 75204, and our telephone number is (800) 419-3191.

Plato Learning, Inc.

Parent, a Delaware corporation, is a leading provider of computer and web-based instruction, curriculum planning and management, assessment, and related professional development and support services to K-12 schools. Parent’s courseware and web-based accountability and assessment software are designed to help educators meet the demands of the No Child Left Behind and Reading First federal legislation, as well as U.S. Department of Education initiatives on mathematics and science, special education, and ensuring teacher quality. Parent’s principal executive offices are located at 5600 W 83rd Street, Suite 300, 8200 Tower, Bloomington, Minnesota, 55437. Its telephone number is (800) 447-5286.

Parent is a portfolio company of Thoma Bravo. Thoma Bravo is a private equity firm that invests across multiple industries, with a particular focus on enterprise and infrastructure software, education, distribution, financial services and consumer goods and services. Upon completion of the Merger, Archipelago will be a wholly owned subsidiary of Parent.

Project Cayman Merger Corp.

Merger Sub is a Delaware corporation and is a wholly-owned subsidiary of Parent. Merger Sub was formed at the direction of Parent in anticipation of the Merger. Subject to the terms of the Merger Agreement and in accordance with Delaware law, at the effective time of the Merger, Merger Sub will merge with and into Archipelago and cease to exist, with Archipelago continuing as the Surviving Corporation and as a subsidiary of Parent. Merger Sub has de minimis assets and no operations. Merger Sub’s principal executive offices are located at 5600 W 83rd Street, Suite 300, 8200 Tower, Bloomington, Minnesota, 55437. Its telephone number is (800) 447-5286.

The Proposed Transaction (see pages 52, 54 and 55)

•

Stockholder Votes. You are being asked to vote to adopt and approve the Merger Agreement pursuant to which Archipelago would be acquired by Parent. Adoption and approval of the Merger Agreement requires the affirmative vote of a majority of the holders of the outstanding shares of Archipelago common stock at the close of business on the record date (the “Stockholder Approval”), as described herein.

•

Price for Your Stock. Upon completion of the Merger, holders of Archipelago common stock will receive $11.10 in cash, without interest and less applicable withholding tax (the “Merger Consideration”), for each share of Archipelago common stock.

•

Delisting and Deregistration. If the Merger is completed, Archipelago common stock will be delisted from Nasdaq and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we would no longer file reports with the Securities and Exchange Commission (the “SEC”) on account of the common stock.

Treatment of Equity Awards, Shadow Options, and the Employee Stock Purchase Plan (see page 55)

Archipelago stock options, restricted stock, restricted stock units, and shadow options outstanding at the effective time of the Merger, and Archipelago’s Employee Stock Purchase Plan, will be treated as follows under the Merger Agreement:

•

Stock Options. At the effective time of the Merger, each outstanding stock option, whether or not vested, will be cancelled and converted into the right to receive a cash payment equal to the excess, if any, of $11.10 over such option’s exercise price. Each outstanding stock option that has an exercise price equal to or greater than $11.10 will be cancelled without the right to receive any consideration.

•

Restricted Stock. At the effective time of the Merger, each outstanding share of Archipelago restricted common stock that is vested or that, upon consummation of the Merger, automatically vests in accordance with its terms, will be cancelled and converted into the right to receive $11.10 in cash, without interest and less applicable withholding tax. Any share of Archipelago restricted common stock that is unvested at the effective time of the Merger and that does not automatically vest pursuant to its terms upon the Merger will be forfeited without the right to receive any consideration.

•

Restricted Stock Units. At the effective time of the Merger, each outstanding Archipelago restricted stock unit and related dividend equivalent right, whether or not vested, will be cancelled and converted into the right to receive $11.10 in cash, without interest, plus any accumulated dividends, which amounts will be paid to certain employees of Archipelago.

•

Shadow Options. At the effective time of the Merger, each outstanding shadow option, whether or not vested, that represents the right to receive a cash payment based on the value of Archipelago’s common stock upon the occurrence of certain events, will be cancelled and converted into the right to receive the shadow option’s spread value in cash (i.e., a cash payment equal to the excess of $11.10 over Archipelago’s closing stock price on the date of the grant).

•

Employee Stock Purchase Plan. After execution of the Merger Agreement, no new participants are allowed to enroll in Archipelago’s employee stock purchase plan (the “ESPP”), existing participants cannot increase their payroll deductions or make separate non-payroll contributions to the ESPP, the offer period then in effect will not be modified, extended or renewed, and prior to the Merger, the ESPP will terminate. The shares of Archipelago common stock subject to purchase rights under the existing offer period under the ESPP will be cancelled and converted into the right to receive $11.10 in cash, without interest.

Board Recommendation (see page 29)

The Board has determined that it is advisable and in the best interests of Archipelago and its stockholders to consummate the Merger and the other transactions contemplated by the Merger Agreement, and unanimously recommends that stockholders vote FOR the proposal to adopt and approve the Merger Agreement, FOR the approval, by an advisory vote, of the executive compensation that may be paid or become payable in connection with the Merger and FOR the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies. In making this determination, the Board (and Transaction Committee thereof) considered various factors described in the section titled “The Merger—The Recommendation of the Company’s Transaction Committee and Board; Reasons for the Merger.”

Opinion of Archipelago’s Financial Advisor (see page 38)

In connection with the Merger, the Company’s financial advisor, Barclays Capital Inc. (“Barclays”), delivered a written opinion, dated March 3, 2012, to the Board to the effect that, based upon and subject to the qualifications, limitations and assumptions stated therein and as of the date of the opinion, from a financial point of view, the Merger Consideration to be offered to the stockholders of the Company in the Merger was fair to such stockholders.

The full text of the written opinion, which describes the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached to this proxy statement as Annex B and is incorporated herein by reference. You should read the opinion carefully in its entirety. Barclays’ opinion was provided to the Board in connection with its evaluation of the Merger Consideration provided for in the Merger Agreement from a financial point of view. Barclays’ opinion does not address any other aspects or implications of the Merger and does not constitute a recommendation to any holder of shares of Archipelago common stock as to how such holder should vote or act with respect to the Merger Agreement or any other matter.

Financing (see page 47)

Parent and Merger Sub estimate that the total amount of funds necessary to pay the consideration under the Merger Agreement is approximately $291 million. On March 3, 2012, Parent entered into a debt commitment letter (the “Debt Commitment Letter”) with Credit Suisse AG (“CS”), Credit Suisse Securities (USA) LLC (“CS Securities” and, together with CS and their respective affiliates, “Credit Suisse”), and Jefferies Finance LLC (“Jefferies” and, together with Credit Suisse, the “Lenders”), which provides for a first lien credit facility in an aggregate principal amount of $265 million (consisting of a $240 million term loan facility and a $25 million revolving credit facility) and for a second lien term loan facility in an aggregate principal amount of $125 million. The funding under the Debt Commitment Letter, which is subject to customary conditions, will be used to fund part of the cash consideration for the Merger and related fees and expenses. Parent also entered into an equity commitment letter (the “Equity Commitment Letter”) with Thoma Bravo Fund X, L.P. (the “Investor”) and Project Porsche Holding Corporation (“Holdco”) on March 3, 2012, pursuant to which the Investor has committed, subject to certain conditions, to purchase $60 million of equity securities of Holdco at or prior to consummation of the Merger, and Holdco has committed to immediately contribute such funds to Parent to allow Parent and/or Merger Sub to fund a portion of the aggregate consideration and to pay related fees and expenses for the Merger. Parent and Merger Sub have represented that, with the aggregate proceeds of this debt and equity financing, they will have sufficient funds at the closing of the Merger to fund the payment of the consideration for the Merger. For a more complete description of Parent’s financing for the Merger, see the section titled “The Merger—Financing.”

The Special Meeting of Archipelago’s Stockholders (see page 18)

•	Date, Time and Place. The special meeting will be held at [—], local time, on [—], at Archipelago’s headquarters located at 3232 McKinney Avenue, 9th Floor, Dallas, Texas 75204.

•

Who Can Vote at the Meeting. You can vote at the special meeting all of the shares of Archipelago common stock you own of record as of the close of business on [—], which is the record date for the special meeting. If you own shares that are registered in the name of someone else, such as a broker, you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the meeting. On the record date, there were [—] shares of Archipelago common stock outstanding.

•

Vote Required. The adoption and approval of the Merger Agreement requires the Stockholder Approval. A failure to vote or a vote to abstain has the same effect as a vote AGAINST approval of the Merger Agreement. Our Chief Executive Officer and two entities affiliated with Providence Equity Partners, who collectively hold approximately 49% of Archipelago’s outstanding common stock, have entered into support agreements obligating them, subject to limited exceptions, to vote their shares in favor of the Merger Agreement.

•

Procedure for Voting. You can vote shares you hold of record by attending the special meeting and voting in person, by mailing the enclosed proxy card, or by voting over the telephone or over the Internet. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Board. If your shares of common stock are held in “street name” by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker. If you do not instruct your broker to vote your shares, your shares will not be voted.

•

How to Revoke Your Proxy. You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise Archipelago’s Secretary in writing, deliver a proxy dated after the date of the proxy you wish to revoke, or attend the meeting and vote your shares in person. Merely attending the special meeting will not constitute revocation of your proxy. If you have instructed your broker to vote your shares, you must follow the directions provided by your broker to change those instructions.

Procedure for Receiving Merger Consideration (see page 56)

Parent will appoint a paying agent to coordinate the payment of the cash Merger Consideration in respect of shares of Archipelago common stock following the Merger. If you own shares of Archipelago common stock that are held in “street name” by your broker, you will receive instructions from your broker as to how to surrender your “street name” shares and receive cash for those shares. If you hold certificated shares, the paying agent will send you written instructions for surrendering your certificates and obtaining the cash Merger Consideration at or shortly after the date on which Archipelago completes the Merger. Do not send in your share certificates now.

Employee Matters (see page 67)

The Merger Agreement contains provisions relating to the benefits that Archipelago’s employees (including executive officers) will receive in connection with and following the Merger. In particular, under the Merger Agreement:

•

For one year after completion of the Merger, the Surviving Corporation will provide employees of Archipelago and its subsidiaries who remain employed during such period with base salary and benefits (excluding equity-based benefits) which are substantially comparable, in the aggregate, to that provided by Archipelago when the Merger Agreement was signed; and

•

Parent will provide Archipelago’s employees with credit for their service to Archipelago with respect to any 401(k) savings plan and any severance, vacation, and holiday policies maintained by Parent or any of its affiliates in which Archipelago’s employees become participants.

Material U.S. Federal Income Tax Consequences of the Merger (see page 50)

The receipt of cash in exchange for Archipelago common stock will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under applicable state, local, foreign or other tax laws. In general, U.S. holders of Archipelago common stock who receive cash in exchange for their shares pursuant to the Merger Agreement will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the holder’s adjusted tax basis in the shares exchanged and the amount of cash received (determined before the deduction of any applicable withholding taxes). Tax matters are very complex, and the tax consequences of the Merger to you will depend on the facts of your own situation. You are urged to read the discussion in the section titled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 50 and to consult your tax advisor as to the U.S. federal income tax consequences of the Merger, as well as the effects of state, local and non-U.S. tax laws or any other U.S. federal tax laws.

Required Antitrust Approvals (see page 51)

Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the Merger may not be consummated until notification and report forms have been filed with the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) and the Federal Trade Commission (the “FTC”) by Parent and Archipelago, and the applicable waiting period has expired or been terminated. Parent and Archipelago filed the notification and report forms under the HSR Act with the FTC and the Antitrust Division on March 9, 2012. The associated initial waiting period will expire 30 days after such filings were made, unless a request is made for additional information or documentary material or the waiting period is earlier terminated. While the parties do not believe that the Merger will violate antitrust laws, there can be no assurance as to the outcome of the review.

Parent and Archipelago have determined that the Merger does not require the filing of information with, or obtaining the approval of, antitrust or competition authorities under any foreign merger control statutes or regulations.

Non-Solicitation of Other Offers (see page 64)

The Merger Agreement contains restrictions on Archipelago’s ability to solicit or engage in discussions or negotiations with any third party regarding a proposal to acquire a significant interest in Archipelago. Notwithstanding these restrictions, under certain limited circumstances, the Board may respond to an unsolicited competing proposal and terminate the Merger Agreement to enter into an acquisition agreement with respect to a “superior proposal” (as defined in the section entitled “The Merger Agreement—Other Acquisition Proposals”).

Conditions to the Merger (see page 68)

Each party’s obligation to complete the Merger is subject to the satisfaction or waiver of various conditions, including the following:

•	the approval of the Merger Agreement by Archipelago’s stockholders;

•	the absence of any injunctions or other legal prohibitions preventing the consummation of the Merger; and

•	the expiration or termination of the waiting period under the HSR Act.

The obligation of Parent and Merger Sub to complete the Merger is subject to the satisfaction or their waiver of certain additional conditions, including the following:

•	the accuracy of Archipelago’s representations and warranties in the Merger Agreement to varying standards depending on the representation and warranty;

•	Archipelago’s compliance with its obligations contained in the Merger Agreement in all material respects;

•	the delivery to Parent of an officer’s certificate from Archipelago confirming that the conditions described in the immediately preceding two bullets have been satisfied;

•	Archipelago has delivered payoff letters with respect to its current credit agreement and releases of all liens thereunder, subject only to the payment of the amounts set forth in the payoff letters;

•	Archipelago has terminated certain of its agreements with related parties; and

•	Archipelago has filed with the SEC its Annual Report on Form 10-K and Quarterly Report on Form 10-Q, if required, prior to the effective time of the Merger.

Archipelago’s obligation to complete the Merger is subject to the satisfaction or its waiver of certain additional conditions, including the following:

•

the accuracy, in all material respects, of Parent’s and Merger Sub’s representations and warranties in the Merger Agreement, unless such inaccuracies, individually or in the aggregate, would not reasonably be expected to impair in any material respect the performance of Parent and Merger Sub of its obligations under the Merger Agreement or prevent or materially delay the consummation of the Merger;

•	Parent’s and Merger Sub’s compliance with its obligations contained in the Merger Agreement in all material respects;

•	the delivery to Archipelago of an officer’s certificate from Parent and Merger Sub confirming that the conditions described in the immediately preceding two bullets has been satisfied.

Termination of the Merger Agreement (see page 69)

The Merger Agreement can be terminated under certain circumstances, including:

•	by mutual written consent of Archipelago and Parent;

•	by either Parent or Archipelago, if:

•	the Merger has not been consummated on or before July 1, 2012, subject to certain extensions (not to exceed 30 days) depending on when the SEC clears the proxy statement;

•	there is a legal prohibition in effect that makes completion of the Merger illegal or otherwise prohibited or that permanently enjoins Parent, Merger Sub or Archipelago from completing the Merger; or

•	the Stockholder Approval is not obtained at the special meeting or any postponement or adjournment thereof.

•	by Parent, if:

•

Archipelago materially breaches or fails to perform any of its representations, warranties, covenants or agreements in the Merger Agreement, and such breach is not cured by Archipelago after ten days notice or cannot be cured prior to July 1, 2012;

•

an adverse recommendation change occurs (as described in “The Merger Agreement—Other Acquisition Proposals”), so long as Parent terminates the Merger Agreement within five business days of such change;

•

Archipelago commits a willful breach of the Merger Agreement related to preparing the proxy statement, holding the stockholders meeting, or soliciting an alternative acquisition proposal as discussed in “The Merger Agreement—Other Acquisition Proposals;” or

•	the Board fails to publicly affirm its recommendation of the Merger Agreement within three business days after a written request to do so by Parent.

•	by Archipelago, if:

•

Parent materially breaches or fails to perform any of its representations, warranties, covenants or agreements in the Merger Agreement, and such breach is not cured by Parent after ten days notice or cannot be cured prior to July 1, 2012;

•	Archipelago wishes to enter into an alternative acquisition agreement, provided that Archipelago pays the applicable termination fee and complies with certain other requirements; or

•	if the Merger is not consummated within two business days after the conditions to the obligations of Parent and Merger Sub to effect the Merger have been satisfied.

Termination Fees and Expenses (see page 71)

If the Merger Agreement is terminated in certain circumstances described under “The Merger Agreement—Termination Fees and Reimbursement of Expenses” beginning on page 71:

•

Archipelago may be obligated to pay a termination fee of approximately $10.18 million and/or reimburse up to $2 million of Parent’s expenses in connection with the Merger (which expense reimbursement would be deducted from any termination fee later paid by Archipelago); or

•

Parent may be obligated to pay Archipelago a termination fee of approximately $20.27 million. Thoma Bravo Fund X, L.P. has provided a limited guaranty of Parent’s obligation to pay this termination fee.

Interests of Archipelago’s Directors and Executive Officers in the Merger (see page 32)

You should be aware that some of Archipelago’s directors and executive officers have interests in the Merger that are different from, or are in addition to, the interests of Archipelago’s stockholders generally. These interests relate to, among other things, equity awards held by such persons; severance arrangements in employment agreements with Archipelago’s executive officers; restricted stock unit (“RSU”) payments to certain employees; indemnification of Archipelago’s directors and officers by the Surviving Corporation following the Merger; director compensation; and the possibility of continuing employment of certain executive officers with the Surviving Corporation. For a more complete description of the interests of our directors and executive officers in the Merger, see “The Merger—Interests of Executive Officers and Directors of Archipelago in the Merger; Executive Compensation that May Be Paid or Become Payable in Connection with the Merger.”

Litigation Related to the Merger (see page 52)

Shortly after the announcement of the Merger, a class action lawsuit was filed on behalf of our public stockholders in the County Court At Law No. 3 of Dallas County, Texas against Archipelago, Parent, Merger Sub, and the individual members of the Archipelago Board. The case is captioned as Stephen Bushansky v. Archipelago Learning, Inc., et al. (the “Bushansky Suit”), and the complaint alleges (i) breaches of fiduciary duties by members of the Board in connection with the proposed Merger, (ii) a claim for aiding and abetting the breach of fiduciary duty against all defendants, (iii) that the proposed Merger is inadequate, unfair and unreasonable, and (iv) that the Merger Agreement unfairly deters competitive offers. The Bushansky Suit seeks to enjoin the proposed Merger, to recover damages in the event that the proposed Merger is consummated and to award the named plaintiff in such suit its fees and expenses, including reasonable attorneys’ and experts’ fees and expenses. The Company believes that the Bushansky Suit is without merit and intends to assert appropriate defenses.

Appraisal Rights (see page 74)

If certain criteria are satisfied, the Delaware General Corporation Law (“DGCL”) provides you with the right to seek an appraisal of your shares, provided that you perfect those rights in the manner provided for in the DGCL. This means that if you are not satisfied with the amount you are receiving in the Merger, you may be entitled to have the value of your shares determined by a Delaware court and to receive payment based on that valuation. The amount you ultimately receive as a dissenting stockholder in an appraisal proceeding may be more, the same as or less than the amount you would be entitled to receive under the terms of the Merger Agreement. Annex C to this proxy statement contains the full text of Section 262 of the DGCL, which relates to appraisal rights. We encourage you to read these provisions carefully and in their entirety.

Shares Held by Directors and Executive Officers (see page 79)

As of the close of business on March 20, 2012, the current directors and executive officers of Archipelago on such date were deemed to beneficially own 676,184 shares of Archipelago common stock, which represented approximately 3% of the shares of Archipelago common stock outstanding on that date. Beneficial ownership is determined in accordance with the rules of the SEC as described under “Security Ownership of Certain Beneficial Owners and Management.”

Archipelago’s Stock Price (see page 78)

Shares of Archipelago’s common stock are listed on Nasdaq under the trading symbol “ARCL.” On March 2, 2012, which was the last trading day before the announcement of the Merger, Archipelago’s common stock closed at $9.04 per share. On [—], 2012, which was the last practicable trading day before this proxy statement was printed, Archipelago’s common stock closed at $[—] per share.

Questions

If you have additional questions about the Merger or other matters discussed in this proxy statement after reading this proxy statement, you should contact Alliance Advisors LLC (“Alliance”), Archipelago’s proxy solicitation agent. The address of Alliance is 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003. If you would like additional copies of this proxy statement, without charge, or if you have questions about the Merger, including the procedures for voting your shares, you can call Alliance toll-free at (877)-777-8211 or collect at (973)-873-7710, or you can e-mail Alliance at arcl@allianceadvisorsllc.com.

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed Merger. These questions and answers may not address all questions that may be important to you as a stockholder of Archipelago. Please refer to the more detailed information contained elsewhere in this proxy statement, including the annexes and the documents we refer to or incorporate by reference in this proxy statement.

Q:	Why am I receiving these materials?

A:	You are receiving this proxy statement and the proxy card because you own shares of Archipelago common stock. The Board is providing these proxy materials to give you information for use in determining how to vote in connection with the special meeting.

The Merger and Related Transactions

Q:	What is the proposed transaction?

A:	The proposed transaction is the acquisition of Archipelago by Parent under the Merger Agreement. Once the Merger Agreement has been approved by Archipelago’s stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived (other than those which, by their nature, are to be satisfied at the closing of the Merger), Merger Sub will merge with and into Archipelago. Archipelago will be the surviving corporation in the Merger and will become wholly owned by Parent. Parent is a controlled affiliate of Thoma Bravo and its co-investors. The Merger Agreement is attached as Annex A to this proxy statement.

Q:	As an Archipelago stockholder, what will I receive in the Merger?

A:	If the Merger contemplated by the Merger Agreement is completed, you will be entitled to receive $11.10 in cash, without interest and less applicable withholding tax, for each share of Archipelago common stock that you own immediately prior to the effective time of the Merger, unless you exercise and perfect your appraisal rights under the DGCL.

Q:	How are stock options, restricted stock and restricted stock units treated in the Merger?

A:	At the effective time of the Merger, each outstanding stock option, whether or not vested, will be cancelled and converted into the right to receive the option’s spread value in cash (i.e., a cash payment equal to the excess, if any, of $11.10 over such option’s exercise price). Each outstanding stock option that has an exercise price equal to or greater than $11.10 will be cancelled without the right to receive any cash payment or other consideration. At the effective time of the Merger, each outstanding share of Archipelago restricted common stock that is vested or that, upon consummation of the Merger, automatically vests in accordance with its terms, will be cancelled and converted into the right to receive $11.10 in cash without interest under the same terms and conditions as apply to the receipt of Merger Consideration by holders of Archipelago common stock generally. At the effective time of the Merger, each outstanding Archipelago restricted stock unit and related dividend equivalent right, whether or not vested, will be cancelled and converted into the right to receive $11.10 in cash, without interest, plus any accumulated dividends, which amounts will be paid to certain employees of Archipelago.

Q:	What happens if the Merger is not completed?

A:

If the Merger Agreement is not adopted by Archipelago’s stockholders or if the Merger is not completed for any other reason, you will not receive any payment for your shares of Archipelago common stock in connection with the Merger. Instead, Archipelago will remain an independent public company and its common stock will continue to be listed and traded on Nasdaq. If the Merger Agreement is terminated under specified circumstances, Archipelago may be required to pay Parent a termination fee of approximately $10.18 million, and if the Merger is terminated under certain other circumstances, Parent may be required to pay Archipelago a termination fee of approximately $20.27 million as described under “The Merger Agreement—Termination Fees and Reimbursement of Expenses.”

Q:	What effects will the Merger have on the Company?

A:	Upon completion of the Merger, Archipelago will cease to be a publicly traded company and will be a wholly owned subsidiary of Parent. As a result, you will no longer have any monetary interest in our future performance. Following completion of the Merger, the registration of our common stock and our reporting obligations with respect to our common stock under the Exchange Act are expected to be terminated and shares of Archipelago’s common stock will no longer be listed on Nasdaq.

Q:	Is completion of the Merger subject to any conditions?

A:	Yes. Archipelago and Parent are not required to complete the Merger unless a number of conditions are satisfied or waived. These conditions include the adoption of the Merger Agreement by Archipelago’s stockholders and expiration of the waiting period under the HSR Act. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the Merger, see “The Merger Agreement—Conditions to the Merger.”

Q:	What are the United States federal income tax consequences of the Merger to holders of Archipelago common stock?

A:	The receipt of cash in exchange for Archipelago common stock will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under applicable state, local, foreign or other tax laws. In general, U.S. holders of Archipelago common stock who receive cash in exchange for their shares pursuant to the Merger will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the holder’s adjusted tax basis in the shares exchanged and the amount of cash received (determined before the deduction of any applicable withholding taxes). Tax matters are very complex, and the tax consequences of the Merger to you will depend on the facts of your own situation. You are urged to read the discussion in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 50 for a more detailed description of U.S. federal income tax consequences of the Merger and to consult your tax advisor as to the U.S. federal income tax consequences of the Merger, as well as the effects of state, local and non-U.S. tax laws or any other U.S. federal tax laws.

Q:	When do you expect the Merger to be completed?

A:	Archipelago and Parent are working to complete the Merger as quickly as possible after the special meeting. However, the exact timing and likelihood of completion of the Merger cannot be predicted because the Merger is subject to certain conditions, including adoption of the Merger Agreement by our stockholders and receipt of regulatory approvals. Neither Archipelago nor Parent or Merger Sub are obligated to complete the Merger unless the closing conditions in the Merger Agreement have been satisfied or waived. See “The Merger Agreement—Conditions to the Merger.”

Q:	Do any Archipelago directors or officers have interests in the Merger that may differ from or be in addition to my interests as a stockholder?

A:

Yes. In considering the recommendation of the Board with respect to the adoption of the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of our stockholders generally. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by our stockholders. See “The Merger—Interests of Executive Officers and Directors of Archipelago in the Merger; Executive Compensation that May Be Paid or Become Payable in Connection with the Merger.”

The Special Meeting

Q:	Where and when is the special meeting?

A:	The special meeting will take place at [—], local time, on [—], at Archipelago’s headquarters located at 3232 McKinney Avenue, 9th Floor, Dallas, TX 75204.

Q:	Who is eligible to vote?

A:	Holders of Archipelago common stock as of the close of business on [—], the record date for the special meeting, are eligible to vote.

Q:	How many votes do Archipelago’s stockholders have?

A:	Holders of Archipelago common stock have one vote for each share of Archipelago common stock that such holder owned at the close of business on [—], the record date for the special meeting.

Q:	What vote of Archipelago’s stockholders is required to approve the Merger Agreement and the other matters being decided at the special meeting?

A:	The following are the vote requirements for the proposals:

•	Adoption of the Merger Agreement. In order to complete the Merger, holders of a majority of the outstanding shares of Archipelago common stock must vote FOR the adoption of the Merger Agreement.

•

Advisory vote approving the executive compensation that may be paid or become payable in connection with the Merger. The affirmative vote of holders of a majority of the votes cast at the special meeting and entitled to vote thereon will be required to approve, by an advisory (non-binding) vote, the executive compensation that may be paid or become payable in connection with the Merger.

•

Adjournment or postponement (if necessary). The affirmative vote of holders of a majority of the votes cast at the special meeting and entitled to vote thereon will be required to approve adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.

Stockholders will also consider and act upon other business that may properly come before the special meeting.

Q:	Why am I being asked to cast an advisory (non-binding) vote to approve the executive compensation that may be paid or become payable in connection with the Merger?

A:	The SEC has recently adopted new rules that require Archipelago to seek an advisory (non-binding) vote with respect to certain payments that may be paid or become payable to Archipelago’s named executive officers in connection with the Merger.

Q:	What will happen if the stockholders do not approve the executive compensation that may be paid or become payable in connection with the Merger?

A:

Approval of the executive compensation that may be paid or become payable in connection with the Merger is not a condition to the completion of the Merger. The vote with respect to the executive compensation that may be paid or become payable in connection with the Merger is an advisory vote and will not be binding on Archipelago. Therefore, if the other requisite stockholder approvals are obtained and the Merger is completed, the amounts that may be paid or become payable as executive compensation in connection with the Merger will still be paid to Archipelago’s executive officers as long as any other conditions applicable thereto are satisfied.

Q:	What constitutes a quorum for the special meeting?

A:	A majority of the outstanding shares of Archipelago common stock entitled to vote being present in person or represented by proxy constitutes a quorum for the special meeting. If you are a stockholder of record and you submit a properly executed proxy card by mail, submit your proxy by telephone or via the Internet or vote in person at the special meeting, then your shares of Archipelago common stock will be counted as part of the quorum. If you are a “street name” holder of shares and you provide your brokerage firm, bank, trust or other nominee with instructions as to how to vote your shares or obtain a legal proxy from such broker or nominee to vote your shares in person at the special meeting, then your shares will be counted as part of the quorum. All shares of Archipelago common stock held by stockholders that are present in person or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such stockholders abstain from voting, will be counted in determining the presence of a quorum. If a quorum shall fail to attend the meeting, the chairman of the meeting may adjourn or postpone (until no later than June 27, 2012) the meeting to another place, date or time.

Q:	How does Archipelago’s Board recommend that I vote?

A:	The Board has determined that it is advisable and in the best interests of Archipelago and its stockholders to consummate the Merger and the other transactions contemplated by the Merger Agreement, and recommends that stockholders vote FOR the proposal to adopt the Merger Agreement, FOR the approval, by advisory (non-binding) vote, of the executive compensation that may be paid or become payable in connection with the Merger and FOR the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies. The Board is soliciting stockholder votes consistent with the Board’s recommendation. You should read the section titled “The Merger—The Recommendation of the Company’s Transaction Committee and Board; Reasons for the Merger” for a discussion of the factors that the Board considered in deciding to recommend voting for adoption of the Merger Agreement.

Q:	How many votes will already be voted in favor of the Merger Agreement?

A:	Tim McEwen, Archipelago’s Chairman, Chief Executive Officer and President, and stockholders affiliated with Providence Equity Partners, who collectively beneficially own approximately 49% of Archipelago’s common stock, have each entered into support agreements with Archipelago and Parent to vote their shares for approval and adoption of the Merger Agreement.

Q:	How do I vote?

A:	If you are a stockholder of record, you may vote in person at the special meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. If you vote by proxy, your shares will be voted as you specify on the proxy card, over the telephone or on the Internet. Whether or not you plan to attend the meeting, Archipelago urges you to vote by proxy to ensure your vote is counted. You may still attend the special meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the special meeting and you will be given a ballot when you arrive.

•

To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the enclosed return envelope. If you return your signed proxy card to Archipelago before the special meeting, Archipelago will vote your shares as you direct.

•

To vote over the telephone, dial the toll-free telephone number located on the enclosed proxy card using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by [—] on [—] to be counted.

•

To vote on the Internet, go to the web address located on the enclosed proxy card to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by [—] on [—] to be counted.

If your shares of common stock are held in “street name” by your broker, you should have received voting instructions with these proxy materials from that organization rather than Archipelago. Your broker will vote your shares only if you provide instructions to your broker on how to vote. You should instruct your broker to vote your shares following the procedures provided by your broker. Without such instructions, your shares will not be voted, which will have the same effect as voting against the Merger. See “The Special Meeting of Archipelago’s Stockholders—Voting by Proxy.”

Archipelago provides Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Q:	May I vote in person?

A:	If you are the stockholder of record of shares of Archipelago common stock, you have the right to vote in person at the special meeting with respect to those shares. If you are the beneficial owner of shares of Archipelago common stock, you are invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the special meeting, unless you obtain a legal proxy from your broker, bank or nominee giving you the right to vote the shares at the special meeting. Even if you plan to attend the special meeting as a stockholder of record, we recommend that you also submit your proxy card or voting instructions as described in the above Q&A titled “How do I vote?” so that your vote will be counted if you later decide not to attend the special meeting.

Q:	What happens if I do not return a proxy card or otherwise vote?

A:	The failure to return your proxy card or to otherwise vote will have the same effect as voting against the Merger. A vote to abstain will also have the same effect as voting against the Merger.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. If you are a record holder, you can change your vote at any time before your proxy is voted at the special meeting by properly submitting a later-dated proxy either by mail, Internet or telephone or attending the special meeting in person and voting. You also may revoke your proxy by delivering notice of revocation to the Company’s corporate secretary at 3232 McKinney Avenue, Suite 400, Dallas, TX 75204, Attention: Corporate Secretary, prior to the vote at the special meeting. If your shares of Archipelago common stock are held in “street name,” you must contact your broker, bank or other nominee to revoke your proxy.

Q:	What happens if I sell or otherwise transfer my shares of Archipelago common stock before the special meeting?

A:

The record date for the special meeting is earlier than the date of the special meeting and the date the Merger is expected to be completed. If you sell or otherwise transfer your shares of Archipelago common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but you will transfer your right to receive the Merger Consideration. Even if you sell or otherwise transfer your shares of Archipelago common stock after the record date, we urge you to complete, sign, date and return the enclosed proxy or submit your proxy card via the Internet or telephone.

Q:	What does it mean if I receive more than one set of materials?

A:	This means you own shares of Archipelago common stock that are registered under different names. For example, you may own some shares directly as a stockholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must complete, sign, date and return each of the proxy cards that you receive, or vote all of your shares over the telephone or over the Internet in accordance with the instructions above in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope and control number(s); if you vote by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card, and if you vote by telephone or via the Internet, use the control number(s) on each proxy card.

Q:	Am I entitled to appraisal rights under the DGCL instead of receiving the Merger Consideration for my shares of Archipelago common stock?

A:	Yes. As a holder of Archipelago common stock, you are entitled to exercise appraisal rights under Section 262 of the DGCL in connection with the Merger if you take certain actions and meet certain conditions. See “Appraisal Rights” and Annex C of this proxy statement for more information.

Q:	Should I send in my stock certificates now?

A:	No. After the date of completion of the Merger, if you hold certificated shares, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to Parent’s paying agent in order to receive the Merger Consideration. You should use the letter of transmittal to exchange stock certificates for the Merger Consideration to which you are entitled as a result of the Merger. DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY.

If you own shares of Archipelago common stock that are held in “street name” by your broker, you will receive instructions from your broker as to how to surrender your “street name” shares and receive cash for those shares following the completion of the Merger.

Q:	How can I receive the Merger Consideration if I do not know where my stock certificate is?

A:	The materials the paying agent will send you after completion of the Merger will include the procedures that you must follow if you have misplaced your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your certificate and an indemnity agreement that you will enter into with Parent. In addition, you may also have to provide a bond in order to cover any potential losses.

Q:	What do I need to do now?

A:	Please read this proxy statement carefully, including its annexes, to consider how the Merger affects you. After you read this proxy statement, you should complete, sign and date your proxy card and mail it in the enclosed return envelope or submit your proxy over the telephone or over the Internet as soon as possible so that your shares can be voted at the special meeting of Archipelago’s stockholders. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote FOR adoption and approval of the Merger Agreement, FOR approval, by advisory vote, of the executive compensation that may be paid or become payable in connection with the Merger, and FOR the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

Q:	Who can help answer my questions?

A:	The information provided above in the question-and-answer format is for your convenience only and is merely a summary of some of the information in this proxy statement. You should carefully read the entire proxy statement, including its annexes. If you would like additional copies of this proxy statement, without charge, or if you have questions about the Merger, including the procedures for voting your shares, you should contact Alliance, Archipelago’s proxy solicitation agent. The address of Alliance is 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003. You can call Alliance toll-free at (877)-777-8211 or collect at (973)-873-7710, or you can e-mail Alliance at arcl@allianceadvisorsllc.com.

You may also wish to consult your legal, tax and/or financial advisors with respect to any aspect of the Merger, the Merger Agreement or other matters discussed in this proxy statement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), which are based on Archipelago management’s beliefs, estimates and assumptions, and information currently available to Archipelago management. Forward-looking statements include but are not limited to information concerning possible or assumed future results of operations of Archipelago, the expected completion and timing of the Merger and other information relating to the Merger. There are forward-looking statements throughout this proxy statement, including, among others, under the headings “Summary,” “The Merger,” and Annex B—“Opinion of Barclays Capital Inc.” and in statements containing forward-looking terminology such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “predicts,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” “estimates” or other similar expressions. For each of these statements, Archipelago claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. You should be aware that forward-looking statements involve known and unknown risks, uncertainties and assumptions. Although Archipelago believes that the expectations reflected in these forward-looking statements are reasonable, Archipelago cannot assure you that the actual results or developments it anticipates will be realized, or even if realized, that they will have the expected effects on the business or operations of Archipelago. These forward-looking statements speak only as of the date on which the statements were made. Archipelago undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this proxy statement, except as required by law. In addition to other factors and matters contained or incorporated in this document, Archipelago believes actual results or events could differ materially from those discussed in the forward-looking statements because of factors including but not limited to:

•	the effect of the announcement of the Merger on Archipelago’s business relationships, operating results and business generally, including Archipelago’s ability to retain key employees;

•

the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including a termination under circumstances that could require Archipelago to pay approximately $10.18 million as a termination fee to Parent;

•	the timing of, and regulatory and other conditions associated with, the completion of the Merger;

•	the amount of the costs, fees, expenses and charges related to the Merger;

•

the possibility that the Merger does not close, including, but not limited to, due to the failure to obtain approval of Archipelago’s stockholders, and the possible adverse effect on Archipelago’s business and the price of its common stock if the Merger does not close;

•	risks regarding the failure of Parent to obtain the necessary financing to complete the Merger;

•	diversion of management’s attention from ongoing business operations;

•	the potential adverse effect on Archipelago’s business, properties and operations because of certain covenants Archipelago agreed to in the Merger Agreement;

•	business uncertainty during the pendency of the Merger and other disruptions to Archipelago’s current plans and operations;

•

risks related to any failure to protect Archipelago’s intellectual property and litigation (including, but not limited to, litigation relating to the Merger itself) in which Archipelago is currently or may become involved; and

•	other risk factors that are described from time to time in Archipelago’s periodic and other filings with the SEC, including risk factors discussed in Archipelago’s most recent report on Form 10-K.

You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by Archipelago or persons acting on Archipelago’s behalf.

THE SPECIAL MEETING OF ARCHIPELAGO’S STOCKHOLDERS

Date, Time and Place

The special meeting will take place at [—], local time, on [—], at Archipelago’s headquarters located at 3232 McKinney Avenue, 9th Floor, Dallas, Texas 75204.

Purpose

At the special meeting, Archipelago’s stockholders will be asked to:

•	consider and adopt the Merger Agreement;

•	approve, by an advisory (non-binding) vote, the executive compensation that may be paid or become payable in connection with the Merger; and

•

approve the adjournment or postponement of the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement.

Archipelago does not expect that any matter other than the proposals listed above will be brought before the special meeting. If, however, other matters are properly brought before the special meeting, or any adjournment or postponement of the special meeting, the persons named as proxies will vote in accordance with their judgment.

Archipelago Board Recommendation

The Board has determined that it is advisable and in the best interests of Archipelago and its stockholders to consummate the Merger and the other transactions contemplated by the Merger Agreement, and recommends that the stockholders vote FOR the proposal to adopt the Merger Agreement, FOR the proposal to approve, by a non-binding advisory vote, the executive compensation that may be paid or become payable in connection with the Merger and FOR the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

Who Can Vote at the Special Meeting

Only holders of record of Archipelago common stock as of the close of business on [—], which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. If you own shares that are registered in the name of someone else, such as a broker, you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the meeting. On the record date, there were [—] shares of common stock outstanding.

Vote Required; Quorum

To conduct business at the special meeting, there must be a sufficient number of shares of Archipelago common stock represented (in person or by proxy) to constitute a quorum. A majority of the outstanding shares of Archipelago common stock entitled to vote being present in person or represented by proxy constitutes a quorum for the special meeting. If you are a stockholder of record and you submit a properly executed proxy card by mail, submit your proxy by telephone or via the Internet or vote in person at the special meeting, then your shares of Archipelago common stock will be counted as part of the quorum. If you are a “street name” holder of shares and you provide your brokerage firm, bank, trust or other nominee with instructions as to how to vote your shares or obtain a legal proxy from such broker or nominee to vote your shares in person at the special meeting, then your shares will be counted as part of the quorum. All shares of Archipelago common stock held by stockholders that are present in person or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such stockholders abstain from voting, will be counted in determining the presence of a quorum. If a quorum shall fail to attend the meeting, the chairman of the meeting may adjourn or postpone the meeting to another place, date or time.

The approval of the Merger Agreement requires Archipelago to obtain the Stockholder Approval. The Stockholder Approval requires the affirmative vote of a majority of the outstanding shares of Archipelago common stock. Because the required votes of Archipelago’s stockholders are based upon the number of outstanding shares of common stock, and not based on the number of outstanding shares represented in person or by proxy at the special meeting, failure to submit a proxy or to vote in person will have the same effect as a vote AGAINST approval of the Merger Agreement. A vote to abstain and broker non-votes will have the same effect. Our Chief Executive Officer and two entities affiliated with Providence Equity Partners, who collectively hold approximately 49% of Archipelago’s outstanding common stock, have entered into support agreements obligating them, subject to limited exceptions, to vote their shares in favor of the Merger Agreement.

The affirmative vote of a majority of the votes cast at the special meeting and entitled to vote thereon will be required to approve, by an advisory vote, the executive compensation that may be paid or become payable in connection with the Merger. Because the vote is advisory in nature only, it will not be binding on Archipelago, and failure to receive the vote required for approval will not in itself change Archipelago’s obligations to pay the executive compensation that may be paid or become payable in connection with the Merger. Abstentions or broker non-votes will have no effect on this proposal.

The affirmative vote of a majority of the votes cast at the special meeting and entitled to vote thereon will be required to approve the adjournment or postponement of the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies. Abstentions or broker non-votes will have no effect on this proposal.

If your shares of common stock are held in “street name” by your broker, you should instruct your broker how to vote your shares using the instructions provided by your broker. Under applicable regulations, brokers who hold shares in “street name” for customers may not exercise their voting discretion with respect to non-routine matters such as the approval of the Merger Agreement, approval, by an advisory vote, of the executive compensation that may be paid or become payable in connection with the Merger, or approval of an adjournment or postponement of the special meeting. As a result, if you do not instruct your broker to vote your shares of common stock, your shares will not be voted.

Voting by Proxy

This proxy statement is being sent to you on behalf of the Board for the purpose of requesting that you allow your shares of Archipelago common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Archipelago common stock represented at the meeting by properly executed proxy cards, voted over the telephone (by [—] on [—]) or voted over the Internet (by [—] on [—]) will be voted in accordance with the instructions indicated on those proxies. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Board. The Board recommends a vote FOR adoption of the Merger Agreement, FOR the proposal to approve, by an advisory vote, the executive compensation that may be paid or become payable in connection with the Merger and FOR the proposal to adjourn or postpone (until no later than June 27, 2012) the special meeting, if necessary or appropriate, to solicit additional proxies.

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either advise Archipelago’s Secretary in writing, deliver a proxy dated after the date of the proxy you wish to revoke, or attend the special meeting and vote your shares in person. Attendance at the special meeting will not by itself constitute revocation of a proxy. If you have instructed your broker to vote your shares, you must follow the directions provided by your broker to change those instructions.

Rights of Stockholders Who Object to the Merger

Stockholders of Archipelago are entitled to appraisal rights under Delaware law in connection with the Merger. This means that you are entitled to have the value of your shares determined by the Delaware Court of Chancery and to receive payment based on that valuation. The ultimate amount you receive as a dissenting stockholder in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the Merger Agreement.

To exercise your appraisal rights, you must submit a written demand for appraisal to Archipelago before the vote is taken on the Merger Agreement, you must not vote in favor of the adoption of the Merger Agreement and you must comply with other Delaware law procedures explained in this proxy statement. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. See “Appraisal Rights” beginning on page 74. The text of the Delaware appraisal rights statute is reproduced in its entirety as Annex C to this proxy statement.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of, among other things, soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement. Any adjournment or postponement to a date not more than 30 days after the date originally fixed for the special meeting may be made without notice, other than by an announcement made at the special meeting of the time and place of the adjourned or postponed meeting. If a quorum is present at the meeting, any such adjournment or postponement must be approved by the affirmative vote of the majority of the votes cast at the special meeting. If no instructions are indicated on your proxy card, your shares of common stock will be voted “FOR” any adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.

Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow Archipelago’s stockholders who have already sent in their proxies to revoke them at any time before voting occurs at the special meeting as adjourned or postponed. Under the Merger Agreement, Archipelago is permitted to adjourn or postpone the special meeting until June 27, 2012 (subject to extension in certain limited circumstances) in the following cases:

•	to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to Archipelago’s stockholders;

•	as otherwise required by applicable laws, order, or a request from the SEC or its staff; or

•

if as of the time for which the special meeting is scheduled, there are insufficient shares of Archipelago common stock represented (in person or by proxy) to constitute a quorum necessary to conduct the business of the special meeting.

Solicitation of Proxies

Archipelago will pay all of the costs of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of Archipelago may solicit proxies personally and by telephone, e-mail or otherwise. None of these persons will receive additional or special compensation for soliciting proxies. Archipelago will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

Archipelago has engaged Broadridge Financial Solutions, Inc. (“Broadridge”) to assist in the distribution of proxies and tabulation of votes, and has engaged Alliance to assist in the solicitation of proxies for the special meeting. Archipelago will pay Broadridge a fee of approximately $12,000, and will pay Alliance a fee of approximately $7,000, plus (in each case) reimbursement of out-of-pocket expenses. You can call Alliance toll-free at (877)-777-8211 or collect at (973)-873-7710, or you can e-mail Alliance at arcl@allianceadvisorsllc.com.

THE PARTIES TO THE MERGER

Archipelago Learning, Inc.

Archipelago, a Delaware corporation, is a leading subscription-based, software-as-a-service provider of education products. Archipelago provides standards-based instruction, practice, assessments and productivity tools that improve the performance of educators and students at a low cost via proprietary web-based platforms. The principal trading market for Archipelago common stock is Nasdaq, and its common stock trades under the symbol “ARCL.” Archipelago’s principal executive offices are located at 3232 McKinney Avenue, Suite 400, Dallas, Texas 75204, and our telephone number is (800) 419-3191. Additional information regarding Archipelago is contained in our filings with the SEC. See “Where You Can Find More Information” beginning on page 84.

Plato Learning, Inc.

Plato Learning, Inc., which we refer to as Parent, is a Delaware corporation and a leading provider of computer and web-based instruction, curriculum planning and management, assessment, and related professional development and support services to K-12 schools. Parent’s courseware and web-based accountability and assessment software are designed to help educators meet the demands of the No Child Left Behind and Reading First federal legislation, as well as U.S. Department of Education initiatives on mathematics and science, special education, and ensuring teacher quality. Parent’s principal executive offices are located at 5600 W 83rd Street, Suite 300, 8200 Tower, Bloomington, Minnesota, 55437, and its telephone number is (800) 447-5286.

Parent is a portfolio company of Thoma Bravo, which is a private equity firm that invests across multiple industries, with a particular focus on enterprise and infrastructure software, education, distribution, financial services and consumer goods and services. Upon completion of the Merger, Archipelago will be a wholly owned subsidiary of Parent.

Project Cayman Merger Corp.

Project Cayman Merger Corp., which we refer to as Merger Sub, is a Delaware corporation and a wholly-owned subsidiary of Parent. Merger Sub’s principal executive offices are located at 5600 W 83rd Street, Suite 300, 8200 Tower, Bloomington, Minnesota, 55437. Its telephone number is (800) 447-5286.

Merger Sub was formed at the direction of Parent in anticipation of the Merger. Subject to the terms of the Merger Agreement and in accordance with Delaware law, at the effective time of the Merger, Merger Sub will merge with and into Archipelago and cease to exist, with Archipelago continuing as the surviving corporation and as a subsidiary of Parent. Merger Sub has de minimis assets and no operations.

THE MERGER

(PROPOSAL 1)

The following is a discussion of the Merger, including the process undertaken by Archipelago and the Board in identifying and determining whether to engage in the proposed transaction. This discussion of the Merger is qualified by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Background of the Merger

The Board, together with senior management, regularly evaluates the Company’s business strategy, strategic alternatives, prospects for growth and opportunities to maximize value for Archipelago’s stockholders.

Throughout 2010 and the first half of 2011, the Board and members of senior management periodically reviewed and assessed the Company’s strategic plan and considered various strategic alternatives. The discussion included: (1) organic strategies to drive growth; (2) possible acquisition and partnering opportunities to further accelerate growth; (3) required investments to support growth initiatives; (4) market and execution risk factors; (5) growing strategic interest in the K-12 education space; and (6) what could be done to ensure that the Company’s stock price was appropriately valuing the Company.

On June 8, 2011, the Board convened an in person executive session during which members of management, including Tim McEwen, Chairman, Chief Executive Officer and President of the Company, were absent in order to discuss possible strategic transactions involving the Company. Following such session, the full Board met in person and directed senior management to explore the engagement of Barclays to conduct an up-to-date review of the K-12 online education landscape, the Company’s global strategy regarding mergers and acquisitions and potential strategic alternatives. The Board directed senior management to explore the engagement of Barclays to act as financial advisor to the Company in connection with this review based on Barclays’ reputation and experience as an investment banking firm generally and its knowledge in the education sector in particular. Representatives of Weil, Gotshal & Manges LLP (“Weil”), outside counsel to the Company, and members of the Company’s senior management also attended the meeting.

On August 2 and 3, 2011, the Board met in person. Representatives of Barclays, Weil and members of the Company’s senior management also participated in the meeting. On August 3, representatives of Barclays made a presentation to the Board regarding potential strategic alternatives available to the Company, including a potential sale of the Company, the Company’s ability to make strategic acquisitions and the Company’s prospects for organic growth if the Company maintained its current strategy and levels of investment. These various alternatives were subsequently discussed by the Board in an executive session with only independent directors present.

On September 26, 2011, the Board met telephonically. Representatives of Weil and members of the Company’s senior management also attended the meeting. The Board discussed recent mergers and acquisitions that had occurred among companies that participate in the K-12 digital education market, along with investor feedback received by senior management during their attendance at a recent investor conference and in connection with the Company’s second quarter earnings release. The Board also discussed unsolicited inquiries received from outside parties regarding a possible acquisition of the Company. The Board received an update from senior management on 2011 business performance and the Company’s future prospects. The Board and senior management then discussed the budgetary environment in K-12 education, the regulatory environment, the competitive landscape and growth strategies. Following this discussion, the Board directed management to ask Barclays to make a follow-up presentation regarding potential strategic alternatives for the Company at their next meeting.

On October 12, 2011, the Board again met in person and discussed the Company’s potential strategic alternatives. Representatives of Barclays, Weil and members of the Company’s senior management also attended the meeting. In their presentation, representatives of Barclays provided a review of the Company’s business performance, stock performance and perspectives on valuation in light of recent merger and acquisition activity involving K-12 digital and other education companies. Barclays also presented their initial assessment of strategic alternatives and their preliminary perspectives of how the Company’s preliminary long range plan would impact views on the Company’s valuation. At that time, Barclays was excused from the meeting so the Board could meet separately. After Barclays left the meeting, the Board engaged in discussion and reached a decision to explore strategic alternatives for the Company, including a potential sale of the Company, based on a number of factors, including: (1) recent K-12 education market transactions; (2) the unsolicited inquiries from outside parties interested in acquiring the Company; (3) uncertainty in the current K-12 budgetary environment; and (4) the fact that a potential acquisition the Company had been considering was not moving forward. In addition to a potential sale of the Company, the Board discussed the Company’s ability to make various strategic acquisitions and the Company’s prospects for growth if the Company maintained its current strategy. Of these strategic alternatives, the Board decided to pursue a sale of the Company because it viewed the significant strategic interest in the K-12 technology-based education space as creating an optimal time to seek to maximize shareholder value through such a transaction, particularly in light of the evolving competitive dynamics in the K-12 education environment, the belief that scale and resources were necessary to sustain growth and the likely persistence of the impact on the market price of the Company’s common stock resulting from low trading volumes (and the related volatility as a result thereof), potential earnings volatility and the absence of relevant analyst coverage. The Board then discussed the establishment of a transaction committee consisting solely of independent directors (the “Transaction Committee”) to, among other things, evaluate and review a potential strategic transaction involving the Company and to make recommendations to the Board with respect to the approval of any such transaction. The Board determined that the Transaction Committee would consist of Brian Hall, Tom Hedrick, Ruth Orrick and Troy Stovall. Neither Tim McEwen nor J. David Phillips and Peter O. Wilde, both associated with Providence Equity Partners, participated in meetings of the Transaction Committee. The Board further authorized the Company’s engagement of Barclays to provide financial advisory services to the Company with respect to a transaction involving a transfer of more than 50% of the equity ownership or assets of the Company. On October 21, 2011, Vinson & Elkins LLP (“V&E”) was engaged to serve as counsel to the Transaction Committee.

On November 1, 2011, the Company and Barclays executed the engagement letter pursuant to which Barclays would act as the Company’s financial advisor.

On November 9, 2011, the Board acted by unanimous written consent to approve the Transaction Committee’s charter and the compensation to be paid to members of the Transaction Committee. The Board appointed Mr. Hedrick to serve as the chair of the Transaction Committee, and during the period from such date of appointment through the signing of the Merger Agreement, Mr. Hedrick participated in frequent discussions with members of our senior management as well as representatives of Barclays, Weil and V&E to receive updates and to provide guidance regarding the solicitation of potential buyers and negotiation of the terms of the transaction documents. In order to avoid any appearance of a conflict of interest, the Board determined that management should not be involved in any discussions regarding compensation or management’s potential continued role following any proposed transaction until the Board notified management that it could participate in such discussions, which would not occur (at the earliest) until after the Company had substantially negotiated a definitive agreement and reached an agreement in principle on price.

The Transaction Committee held three meetings from October 18 to November 8, 2011, to discuss its roles and responsibilities, evaluate certain advisors to be used in the process, establish a work-plan and to discuss the rationale for the proposed sale of the Company and other matters. Additionally, from November 15, 2011 through March 2, 2012, the Transaction Committee held ten separate meetings, each on the same date as the meeting of the Board held during such period, to discuss the proposed sale of the Company. V&E participated in each meeting of the Transaction Committee.

On November 15, 2011, the Board met telephonically. Representatives of Barclays, Weil, V&E and members of the Company’s senior management also participated in the meeting. The Board approved the form of confidentiality agreement to be used for potential buyers interested in a strategic transaction involving the Company, and, due to concerns regarding market leaks, directed that such agreement prohibit such potential buyers from disclosing any information received under the confidentiality agreement to any potential sources of debt or equity funding and financial advisors without the consent of the Company. A draft 5-year long range plan for the Company was presented to the Board by senior management. The Board provided suggestions for revision. Representatives of Barclays then made a presentation to the Board which included various financial information and analyses based on the draft long range plan. Barclays and members of senior management also updated the Board on the status of the management presentation to be made to potential buyers and other process-related matters.

Barclays identified and prioritized a number of potential buyers to senior management and the Transaction Committee based upon such parties’ strategic fit, financial capability, transactional activity and expressed interest, among other factors. At this stage in the process, after considering input from Barclays, senior management and the Board, the Transaction Committee directed Barclays to contact the six potential buyers identified as being the most likely to participate at an attractive valuation, which potential buyers were strategic buyers, or financial buyers that already owned a portfolio company in the Company’s market space. The Transaction Committee focused on these six potential buyers because the potential operational synergies of such a combination could result in a more attractive valuation than could be realized from a buyer without any presence in the Company’s market space. While two of such parties declined to participate in the process, the remaining four initially expressed interest. Because two parties had declined to participate, Barclays identified two additional potential buyers to senior management and the Transaction Committee based upon such parties’ strategic fit, financial capability, expressed interest and presence in the Company’s market space (and resulting potential for synergies and the related impact on such parties’ potential valuation of the Company), among other factors. After considering such factors, the Transaction Committee directed Barclays to contact these two additional parties, which Barclays did on November 25, 2011. Both additional parties expressed interest. From late November through early December, representatives of Weil negotiated confidentiality agreements with the interested parties and they were invited into the process.

On November 29, 2011, the Board met telephonically. Representatives of Barclays, Weil, V&E and members of the Company’s senior management also participated in the meeting. The revised 5-year long range plan for the Company (the “Management Plan”) was presented by senior management and approved by the Board. Representatives of Barclays made a presentation to the Board with various financial information and analyses based on the Management Plan. Additionally, members of senior management updated the Board on the status of the management presentation to be made to potential buyers, the form of which was approved by the Board. The Board also discussed with Barclays the process and timing considerations for requesting initial bids from the interested parties and the timetable that would be communicated to the potential bidders.

From December 6, 2011 to December 19, 2011, members of senior management, together with representatives of Barclays, provided management presentations, a review of the Management Plan and confirmatory diligence with the six potential buyers. These parties also received access to diligence materials included in the Company’s virtual data room.

On December 12, 2011, Barclays furnished the six parties in the process with a detailed bid process letter instructing each of them to submit a preliminary non-binding indication of interest to acquire 100% of the equity of the Company to Barclays no later than 5 p.m. EST on December 19, 2011. Among other things, each potential buyer was also instructed to indicate its material assumptions regarding its financing, describe its due diligence requirements, provide details of any conditions or consents which would be required and indicate its proposed timetable for consummation of the proposed transaction.

On December 13, 2011, the Board met in person and discussed the Company’s strategic alternatives. Representatives of Barclays participated in the meeting telephonically and provided the Board with an update on the process. Representatives of Weil and members of the Company’s senior management also attended the meeting.

On December 19, 2011, the Company received non-binding indications of interest from Thoma Bravo, as the controlling affiliate of Parent, and two other potential buyers interested in acquiring the Company, referred to as “Bidder A” and “Bidder B.” Throughout the remainder of this “The Merger—Background of the Merger,” references to Parent include Thoma Bravo unless noted otherwise. The proposed purchase price per share of the Company’s common stock ranged from a low of $12-$13, offered by both Parent and Bidder B, to a high of $16, offered by Bidder A. The indications of interest from both Parent and Bidder B indicated that third party financing of the transaction would be required. Bidder A indicated that it would require no third party financing. All three indications of interest were preliminary, non-binding and subject to further diligence by the potential buyers.

On December 20, 2011, the Board met telephonically to discuss the indications of interest received and to determine next steps and strategies to maximize deal certainty and the consideration per share to be paid to stockholders. Representatives of senior management, Barclays, Weil and V&E participated in the meeting. Barclays made a presentation to the Board regarding the key terms of each indication of interest, including the assumptions used by the bidders to arrive at the initial offer price and potential time frame for completion of a transaction proposed by each indication. Upon further discussion, the Board directed Barclays and Weil to follow up with Bidder A to seek further clarity regarding the terms of the indication of interest submitted by such bidder.

On December 22, 2011, the Board met telephonically. Representatives of Barclays, Weil, V&E and members of the Company’s senior management also participated in the meeting. Barclays informed the Board that in addition to the three indications received on December 19th, two of the other potential buyers that had previously signed confidentiality agreements had stated that they were not submitting indications of interest, and that the sixth potential buyer that was originally contacted had communicated that it remained interested, but that party had not yet submitted an indication of interest. The Board discussed possible next steps and strategies to maximize deal certainty and the consideration per share paid to stockholders. Following such discussion, the Board directed Barclays to follow up with Bidder A to determine what its diligence needs were and to invite them to continue in the process, and to follow up with Bidder B and Parent to invite them to continue in the process while making clear that in order to prevail, they would need to increase the price per share they were offering. Further, the Board discussed with Barclays the receipt of various unsolicited communications that had been received from third parties regarding a potential acquisition of the Company. After determining, in consultation with Barclays, that these unsolicited proposals were unlikely to lead to a higher valuation than that currently offered by the potential buyers engaged in the process and weighing the potential benefits of expanding the process against the substantial burden on management and potential disruption to the ongoing business operations of the Company resulting from engaging with a large number of potential buyers in parallel, the Board determined that none of such communications warranted a further response from the Company.

Over the coming weeks, Bidder A, Bidder B and Parent proceeded to conduct extensive business, accounting and legal due diligence. In order to facilitate these diligence efforts, representatives of senior management and Barclays participated in numerous in-person and telephonic diligence meetings. The diligence focus of Bidder A, Bidder B and Parent generally included sustainability of the Company’s organic growth, customer renewal rates, cross-sell opportunities, sales-force productivity and expansion, sophistication of information systems, future acquisition opportunities and personnel changes.

On January 19, 2012, the Board met telephonically. Representatives of Barclays, Weil, V&E and members of the Company’s senior management also participated in the meeting. Representatives of Barclays provided the Board with an update on the status of the process generally, and the status of Bidder A, in particular, noting that Bidder A had completed a substantial majority of its diligence. The Board discussed possible next steps and strategies to maximize deal certainty and the consideration per share paid to stockholders, and directed Barclays to continue to work with Bidder A to enable it to complete its diligence process as quickly as possible. Representatives of Barclays then reported to the Board that Bidder B and Parent were about midway through their diligence processes, but that members of management were responding to diligence requests from Bidder B and Parent with caution in light of such potential buyers’ status as competitors of the Company. Representatives of Barclays informed the Board that Barclays and Providence Equity Partners had received communications from two other potential buyers who had been early participants in the process, but who did not submit indications of interest, each proposing alternative transaction structures involving a merger of equals with the Company. Barclays also informed the Board that it received an unsolicited proposal from another party. The Board discussed, together with Barclays, the viability of each of these potential buyers, the impact to the process underway of engaging with such parties, the likelihood of such potential buyers offering a higher valuation than that currently offered by the potential buyers engaged in the process and the potential benefits of expanding the process versus the substantial burden on management and potential disruption to the ongoing business operations of the Company resulting from engaging with a large number of potential buyers in parallel. Following this discussion, and after taking into account the views of senior management and Barclays in the discussion, the Board instructed Barclays to inform all three potential buyers that the Company was not currently interested in engaging in discussions, but would consider doing so in the future if its circumstances changed.

Also on January 19, 2012, after discussion with the Transaction Committee regarding the form and substance of a new instruction letter, Barclays distributed the new instruction letter to Bidder A, Bidder B and Parent, directing each such potential buyer to provide in writing to Barclays on January 30, 2012 a confirmation that such potential buyer had completed its diligence review, the price per share it was willing to pay for an acquisition of the Company and any remaining confirmatory diligence items outstanding, and to submit its final offer on February 21, 2012.

On January 24, 2012, Barclays informed the Transaction Committee that Bidder B had elected not to continue in the process following completion of additional diligence.

On February 3, 2012, following a request for an extension of time, Bidder A and Parent submitted reconfirmation notices of their initial indications of interest. The notice submitted by Bidder A proposed a reduction in offer price from $16 per share to $14 per share, and made several additional diligence requests, including the ability to engage a third party to verify client satisfaction and future purchase expectations regarding the Company’s products. The notice submitted by Parent proposed an offer price of $12.15 per share and requested consent to bring in its third party advisors and potential financing sources to complete its third party diligence review.

On February 3, 2012, the Board met telephonically to discuss such reconfirmation notices. Representatives of Barclays, Weil, V&E and members of the Company’s senior management also participated in the meeting. Representatives of Barclays made a presentation to the Board regarding the reconfirmation notices submitted by Bidder A and Parent. Barclays further reported that Bidder B had elected not to continue in the process, as reported to the Transaction Committee one week earlier. Representatives of Barclays informed the Board that while Parent had offered a lower price in its reconfirmation notice than Bidder A, Parent had expressed a higher degree of confidence that it would be able to be in a position to negotiate a definitive agreement with the Company following completion of its diligence review. Even though Bidder A had provided an indication of interest at a higher price than Parent, the Board determined against moving forward with only one party in light of the fact that Bidder A had reduced its offer price and expanded the scope of its diligence, as well as that other bidders had withdrawn from the process, and directed Barclays to continue working with Bidder A to increase its offer price and level of deal certainty while also continuing to work with Parent to advance its diligence. The Board directed Barclays to express to Parent that the Board was focusing on maximizing shareholder value, certainty and the ability to quickly close. Further, the Board authorized the Company to grant consent to Parent under the terms of its confidentiality agreement to begin discussions with financing sources and its third party advisers, and to grant consent to Bidder A to engage its outside consultants on limited terms. Representatives of Weil then reviewed with the Board the form of merger agreement to be disseminated to Bidder A and Parent.

On February 8, 2012, Barclays distributed the proposed form of merger agreement to Bidder A and Parent.

On February 10, 2012 the Company’s senior management made a management presentation to Parent and representatives of the potential lenders Parent was considering for its financing of the transaction, including Credit Suisse Securities and Jefferies & Company.

On February 15, 2012, Bidder A and Parent submitted their proposed changes to the form of merger agreement to representatives of Barclays and Weil.

On February 17, 2012, the Board met telephonically. Representatives of Barclays, Weil, V&E and members of the Company’s senior management also participated in the meeting. Representatives of Barclays made a presentation to the Board that included a review of the process to date as well as its preliminary financial analyses, including the various methodologies utilized and the assumptions underlying those analyses. In that discussion, Barclays and the Board discussed some of the risks and uncertainties in the Management Plan and, in particular, the market and execution risks around some of management’s assumptions in the Management Plan and how variations in some of those assumptions could affect Barclays’ valuation analyses. Representatives of Barclays also reported to the Board on its recent discussions with Bidder A, noting that Bidder A had completed extensive confirmatory diligence as well as legal due diligence and market analysis and had also completed its verification of client satisfaction. Representatives of Barclays noted that Parent had also completed extensive diligence and was working to secure its financing for the transaction, and further noted that both bidders had indicated that they would be submitting final bids on February 21, 2012. The Board directed Barclays to present its recommendations for negotiations and strategies to increase the bidders’ price per share to the Board at its next meeting. A representative of Weil then made a presentation to the Board regarding the proposed changes to the form of merger agreement that Weil received from Bidder A, noting that Bidder A indicated that it would not sign an agreement until the Company’s 2011 audit was complete but that its remaining comments were not unusual or unexpected. Regarding the form of merger agreement received from Parent, representatives of Weil noted the inclusion of certain termination rights on the part of Parent and other buyer-friendly changes to the draft agreement, including changing the “go shop” provision to a “no shop” provision with a break-up fee of 4% of the Company’s equity value, providing for a reverse termination fee in the event of a Parent breach or funding failure equal to 6% of the Company’s equity value and the addition of numerous representations, warranties and covenants on the part of the Company. Representatives of Barclays subsequently informed Parent that the Board viewed many of its comments to the form of merger agreement as problematic.

On February 18, 2012, representatives of Weil had a call with counsel to Parent to further clarify their proposed changes to the draft merger agreement.

On February 21, 2012, Bidder A informed Barclays that it would not be submitting an offer. Barclays communicated this update to the Transaction Committee.

On February 23, 2012, Parent submitted its fully committed proposal to acquire the Company at a price of $11.00 per share of common stock, which was accompanied by financing commitment letters from Credit Suisse Securities and Jefferies & Company. From February 23, 2012 through the date of signing the Merger Agreement, representatives of Weil and Barclays conducted conference calls with Parent and its counsel to review the draft commitment letters, and subsequently exchanged markups of such drafts, with a particular focus on reducing the conditions to funding reflected in such letters.

On February 24, 2012, the Board met telephonically. Representatives of Barclays, Weil, V&E and members of the Company’s senior management also participated in the meeting. Representatives of Barclays made a presentation to the Board that included an update on the process and offers received to date, confirming that Bidder A would not be submitting a final offer and that Parent, the sole remaining potential buyer, had submitted a final offer at $11.00 per share. Barclays reported that Parent had explained that the lower price per share submitted by Parent was the result of, among other things, Parent’s analysis of the Company’s performance to date in terms of new sales and renewals. Management reported that both Bidder A and Parent continued to share common issues in the diligence process, which included: (1) near-term uncertainties in the K-12 funding environment; (2) the supplemental (versus core) nature of the Company’s products; (3) various assumptions in the Management Plan that reflect future improvements in performance over current operating metrics; and (4) the need for the Company to potentially make additional investments, including accelerated new product development, system upgrades and additions to its sales force to remain competitive and meet the performance expectations reflected in the Management Plan. Management then discussed its assessment of the risks to achieving the Management Plan. The Board discussed the terms of the offer submitted by Parent, and the Company’s strategic alternatives to the offer made by Parent. The Board then broke for recess to allow the Transaction Committee to further discuss the Company’s strategic alternatives to the offer made by Parent. Upon reconvening, after a report from the Transaction Committee, the Board directed Barclays and Weil to begin negotiations with Parent and to focus their preliminary discussions on addressing deal certainty and certain threshold issues, including an increase in the consideration to be paid per share, the amount of the break-up fee, a higher reverse break-up fee, a requirement that Parent seek remedies against its lenders for a failure to provide financing and to enhance the ability of the Company to negotiate with third parties that make an unsolicited offer to the Company for its stock or assets.

From February 24, 2012 to March 3, 2012, representatives of Weil and Barclays exchanged drafts of the merger agreement and related documents with counsel for Parent, and continued to negotiate telephonically with Parent and its counsel to finalize the terms of such documents. Specific areas of negotiation included, among others, the conditions to closing, the terms of the “no shop” covenant and “fiduciary out” provisions, the size of the break-up fee and reverse break-up fee, the terms of the representations, warranties and covenants made in the agreement and provisions regarding applicable remedies in various situations.

On March 2, 2012, the Board met telephonically. Representatives of Barclays, Weil, V&E and members of the Company’s senior management also participated in the meeting. Representatives of Barclays reported that Parent had increased its offer from $11.00 per share to $11.10 per share, representing an implied equity value of the Company of $291 million and an implied enterprise value of $301 million. A representative of Weil made a presentation to the Board that included a review of the key terms of the form of merger agreement and related documents to be entered into among the Company, Parent and, in certain cases, Thoma Bravo, including the limited guaranty, support agreements and the equity commitment letter. Weil also provided a summary of the Board’s fiduciary duties, both generally and in the context of approving a significant transaction. Representatives of Weil discussed the closing conditions to the transaction, including noting that the only regulatory approval for the transaction (other than the approval by the Company’s stockholders) would be under the HSR Act. Representatives of Barclays presented Barclays’ financial analyses of the consideration offered by Parent and discussed the methodologies used in its analyses. Barclays then delivered its oral opinion (which was subsequently confirmed in writing) to the effect that, as of such date and subject to the qualifications, limitations and assumptions to be set forth in its written opinion, the $11.10 per share in cash to be offered to the stockholders of the Company in the Merger was fair to such stockholders from a financial point of view. The full text of Barclays’ written opinion dated March 3, 2012, which sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken in connection with the opinion, is attached to this Proxy Statement as Annex B.

After a recess to allow the Transaction Committee to meet and determine its recommendation with respect to the proposed merger agreement with Parent and the transactions contemplated therein, the Board meeting reconvened and the Transaction Committee recommended approval of the form of merger agreement and the transactions contemplated therein. Following such recommendation, the Board unanimously approved the merger agreement and the transactions contemplated therein, declared such merger agreement and the transactions contemplated therein to be advisable, fair to and in the best interests of the Company and its stockholders and recommended that the Company’s stockholders approve and adopt the merger agreement. The Board authorized the appropriate officers of the Company to finalize and execute the merger agreement and related documents.

Early in the morning of March 3, 2012, the Merger Agreement, and the equity commitment letter, limited guaranty and support agreements ancillary thereto, were executed and Parent delivered to the Company a fully executed debt commitment letter. On March 5, 2012, prior to market open, the Company and Parent each issued press releases announcing the transaction.

The Recommendation of the Company’s Transaction Committee and Board; Reasons for the Merger

The Transaction Committee

The Transaction Committee, with the assistance of Barclays, Weil and V&E, reviewed the Company’s prospects and the near-term and long-term business trends that could affect the Company’s ability to achieve its projected results, and evaluated the proposed Merger, including the terms and conditions of the Merger Agreement. The Transaction Committee unanimously recommended to the Board that the Merger Agreement and the transactions contemplated therein, including the Merger, be approved by the Board.

In the course of its deliberations, the Transaction Committee considered a number of substantive factors, including the following:

•

Merger Consideration. The Transaction Committee concluded that the Merger Consideration represented an attractive valuation for the Company. The Merger Consideration represents a premium of approximately 23% to the closing price of $9.04 on March 2, 2012, the last trading day prior to the public announcement of the execution of the Merger Agreement, and exceeds the previous 52-week high closing price of $10.91. The Transaction Committee believed that $11.10 per share of common stock was the highest price that Parent would be willing to pay. The Transaction Committee also considered the fact that the Merger Consideration is all cash, which provides certainty of value to the Company’s common stockholders compared to a transaction in which the Company’s stockholders would receive stock.

•

Review of Business and Prospects as an Independent Public Company. The Transaction Committee considered the Company’s financial condition, results of operations and business, earnings prospects and financial plan and prospects if it were to remain an independent public company in light of various factors, including the Company’s current and anticipated near-term operating results, and the budgetary pressures and regulatory uncertainties in the K-12 education market space. The Transaction Committee reviewed the Management Plan, and considered such plan in the context of the risks and uncertainties present in management’s projections and the execution risk surrounding some of management’s assumptions. In addition, the Transaction Committee also considered the four fundamental concerns raised by Bidder A and Parent: (1) near-term uncertainties in the K-12 funding environment; (2) the supplemental (versus core) nature of the Company’s products; (3) various assumptions in the Management Plan that reflected future improvements in performance over current operating metrics; and (4) the need for the Company to potentially make additional investments, including accelerated new product development, system upgrades and additions to its sales force to remain competitive and meet the performance expectations reflect in the Management Plan. The Transaction Committee also considered that, as a public company with a historically volatile stock price, the Company faces continuing pressures from investors and financial analysts that may conflict with the Management Plan, creating the risk of disruption and distraction that may reduce value for the Company’s long-term stockholders. The Transaction Committee considered that the Merger permits the Company’s stockholders to immediately realize an attractive price without incurring the risks and uncertainties inherent in the Management Plan.

•

Extensive Process. The Transaction Committee reviewed the extensive process that the Company and its advisors had conducted during the five months prior to the signing of the Merger Agreement, which involved contacts with eight parties that the Transaction Committee believed would potentially have an interest in acquiring the Company. The Transaction Committee considered the breadth of the Company’s initial search for a strategic or financial buyer that could take advantage of operational synergies and potentially offer a more attractive premium. The Transaction Committee also considered the competitiveness of the bidding process, that the consideration reflected in the Merger Agreement was the highest value that was available to the Company at the time, and that there was no assurance that a more favorable opportunity to sell the Company would arise later.

•

Opinion of the Company’s Financial Advisor. The Transaction Committee considered the financial analysis presented by Barclays and its oral opinion (which was subsequently confirmed in writing) that, as of March 3, 2012 and subject to the qualifications, limitations and assumptions to be set forth in its written opinion, the $11.10 per share in cash to be offered to the stockholders of the Company in the Merger was fair, from a financial point of view, to such holders, as more fully described in the subsection entitled “The Merger—Opinion of Archipelago’s Financial Advisor.” The full text of this written opinion is attached to this proxy statement as Annex B. The Transaction Committee gave thorough consideration to Barclays’ methodologies, analyses and opinions.

•

Terms of the Merger Agreement. The Transaction Committee considered the terms of the Merger Agreement, including the parties’ representations, warranties and covenants, the conditions to their obligations to complete the Merger and their ability to terminate the Merger Agreement, which the Transaction Committee, after consultation with legal counsel, considered to be reasonable and consistent with precedents deemed relevant. The Transaction Committee noted that the termination or “break-up” fee provisions of the Merger Agreement could have the effect of discouraging competing third-party proposals, but that such provisions are customary for transactions of this size and type. The Transaction Committee considered that the $10.18 million termination fee, representing approximately 3.5% of the equity value of the proposed transaction, was reasonable, particularly in light of the extensive process conducted by the Board and the Transaction Committee with the assistance of management and advisors. The Transaction Committee also noted that the Merger Agreement permits the Company and the Board to respond to a competing proposal that the Board determines is a superior proposal, subject to certain restrictions imposed by the Merger Agreement and the requirement that the Company pay Thoma Bravo the termination fee in the event that the Company terminates the Merger Agreement to accept a superior proposal.

•

Limited Guaranty. The Transaction Committee considered that in connection with the execution of the Merger Agreement, Thoma Bravo provided the Company with a limited guarantee in favor of the Company guaranteeing the payment of Parent’s cash termination fee in the event it is payable by Parent.

•	Appraisal Rights. The Transaction Committee also considered the availability of statutory appraisal rights under Delaware law in a merger.

•

Likelihood of Closing. The Transaction Committee considered the relatively limited nature of the closing conditions included in the Merger Agreement, Thoma Bravo’s prior experience in completing acquisitions of other companies and the likelihood that the Merger would be approved by requisite regulatory authorities and the Company’s stockholders. The Transaction Committee also considered the Company’s ability, under certain circumstances pursuant to the Merger Agreement, to seek specific performance from Thoma Bravo to make or secure equity contributions pursuant to the equity commitment letters, to require Parent to enforce specifically the terms of its debt financing documents against the relevant debt financing sources party thereto and the fact that in the event of a failure of the Merger to be consummated under certain circumstances, Parent will pay the Company a $20.27 million termination fee.

The Transaction Committee also identified and considered a number of countervailing factors and risks to the Company and its stockholders relating to the Merger and the Merger Agreement, including the following:

•

Potential Inability to Complete the Merger. The Transaction Committee considered the possibility that the Merger may not be completed and the potential adverse consequences to the Company if the Merger is not completed, including the potential loss of customers and employees, reduction of value offered by others to the Company in a future business combination, erosion of customer and employee confidence in the Company and the fact that the Company will have incurred significant transaction and opportunity costs attempting to complete the Merger.

•

Requirement for Financing. The Transaction Committee considered the fact that Parent requires financing to complete the Merger, and the ongoing uncertainty in the financing markets generally, which the Transaction Committee believed was mitigated by the debt commitment letter and equity commitment letter obtained by Parent described under “The Merger—Financing,” and the related remedies available to the Company.

•

Limited Remedies. The Transaction Committee considered the fact that the Company’s remedy in the event of breach of the Merger Agreement by Parent or Merger Sub may be limited to receipt of the termination fee, and that under certain circumstances the Company may not be entitled to a termination fee at all.

•

Interim Operating Covenants. The Transaction Committee considered the limitations imposed in the Merger Agreement on the conduct of the Company’s business during the pre-closing period, its ability to solicit and respond to competing proposals and the ability of the Board to change or withdraw its recommendation of the Merger.

•

Termination Fee. The Transaction Committee took into account the $10.18 million termination fee payable to Parent if the Merger Agreement is terminated under certain circumstances, and the potential effect that such termination fee may have in deterring other potential acquirers from making competing proposals that could be more advantageous to the Company’s stockholders.

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Disruptions to our Business; Potential for Litigation. The Transaction Committee considered the possible effect of the public announcement, pendency or consummation of the transactions contemplated by the Merger Agreement, including any suit, action or proceeding in respect of the Merger Agreement or the transactions contemplated by the Merger Agreement, any loss or change in relationship with any customer or other business partner of the Company, any actions by competitors or any other disruption of the business of such person and any effect on the Company’s stock price, operations and employees and the Company’s ability to retain key employees.

•

Interests of the Company’s Directors and Executive Officers. The Transaction Committee considered the potential conflicts of interest of Archipelago’s directors and executive officers, as described in the section entitled “The Merger—Interests of Executive Officers and Directors of Archipelago in the Merger; Executive Compensation That May Be Paid or Become Payable in Connection with the Merger.”

The foregoing discussion of the information and factors considered by the Transaction Committee is not intended to be exhaustive but includes the material factors considered by the Transaction Committee. In view of the complexity and wide variety of factors considered, the Transaction Committee did not find it useful to and did not attempt to quantify, rank or otherwise assign weights to these factors. In addition, the Transaction Committee did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather the Transaction Committee conducted an overall analysis of the factors described above, including discussions with the Company’s management and its financial and legal advisors. In considering the factors described above, individual members of the Transaction Committee may have given different weights to different factors.

The Board

The Board established the Transaction Committee and empowered it to review, evaluate, and if appropriate, make a recommendation to the Board with respect to the potential sale of the Company. The Board, acting upon the unanimous recommendation of the Transaction Committee, at a meeting described above on March 2, 2012, unanimously determined (i) that the Merger Agreement, and the terms of the Merger and the other transactions contemplated by the Merger Agreement, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) that the form, terms, provisions and execution of the Merger Agreement were authorized and approved, and (iii) that the Board recommends that the Company’s stockholders approve and adopt the Merger Agreement.

In connection with its determinations, the Board considered each of the factors considered by the Transaction Committee, as described above under “The Merger—The Recommendation of the Company’s Transaction Committee and Board; Reasons for the Merger—The Transaction Committee” and the unanimous recommendation of the Transaction Committee that the Merger Agreement and the transactions contemplated therein, including the Merger, be approved by the Board.

The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive but includes the material factors considered by the Board. In view of the complexity and wide variety of factors considered, the Board did not find it useful to and did not attempt to quantify, rank or otherwise assign weights to these factors. In addition, the Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather the Board conducted an overall analysis of the factors described above, including discussions with the Company’s management and its financial and legal advisors. In considering the factors described above, individual members of the Board may have given different weights to different factors.

The Board has determined that the Merger Agreement, and the terms of the Merger and the other transactions contemplated by the Merger Agreement, are advisable, fair to and in the best interests of the Company and its stockholders, and unanimously recommends that stockholders vote FOR the proposal to adopt and approve the Merger Agreement. When you consider the Board’s recommendation, you should be aware that our directors may have interests in the Merger that may be different from, or in addition to, your interests. These interests are described in “The Merger—Interests of Executive Officers and Directors of Archipelago in the Merger; Executive Compensation That May Be Paid or Become Payable in Connection with the Merger.”

Interests of Executive Officers and Directors of Archipelago in the Merger; Executive Compensation that May Be Paid or Become Payable in Connection with the Merger

In considering the recommendation of the Board with respect to the Merger, Archipelago stockholders should be aware that certain executive officers and directors of Archipelago have interests in the Merger that may be different from, or in addition to, the interests of Archipelago stockholders generally. The Board was aware of the interests described below and considered them, among other matters, when approving the Merger Agreement and recommending that Archipelago stockholders vote to adopt the Merger Agreement.

Prior to the execution of the Merger Agreement there were no agreements or arrangements among Thoma Bravo or Parent and any executive officer or director of the Company regarding the terms of any possible post-acquisition employment or other roles of such individuals with Parent or the Surviving Corporation.

Each of Archipelago’s executive officers and independent directors holds equity awards. These awards consist of stock options, restricted stock or RSUs of the Company. Pursuant to the terms of the Merger Agreement, all such equity awards held by Archipelago’s executive officers and independent directors will receive equal treatment in the Merger to that of the equity awards held by all other Archipelago employees, as described in the section titled “The Merger Agreement—Treatment of Equity Awards, Shadow Options, and the Employee Stock Purchase Plan.”

Executive Employment Agreements

Each of Archipelago’s executive officers has entered into an employment agreement with Archipelago that provides for general severance benefits, including cash and certain other benefits in accordance with Archipelago’s benefits plans and programs, if the executive’s employment is terminated by Archipelago without

“cause” or by the employee for “good reason” (as defined in each such employment agreement) as summarized below (the “General Severance Benefits”). These General Severance Benefits are provided without regard to the occurrence of change of control of Archipelago, and no enhanced severance benefits are provided to such executives in the event such termination occurs following a change of control.

Chief Executive Officer and President

Archipelago entered into an employment agreement with Tim McEwen, its Chairman, Chief Executive Officer and President, that provides for the following General Severance Benefits: (i) payment of his base salary through the termination date; (ii) payment of a bonus or pro-rated bonus for the calendar year in which the termination date fell; (iii) payment of an amount equal to his base salary in equal installments during a twelve-month period beginning on the termination date; (iv) all benefits that are accrued but unpaid as of the termination date; and (v) all benefits expressly available upon termination of employment in accordance with the benefits plans and programs of the Company. Under the terms of his employment agreement, for the one-year period immediately following the termination of his employment, Mr. McEwen is subject to obligations of non-competition and non-solicitation of employees, suppliers and customers. In addition, Mr. McEwen is required to keep confidential certain of the Company’s confidential and proprietary information at all times after the termination of his employment.

Executive Vice President and Chief Financial Officer and Executive Vice President, Strategy, Product and Marketing

Archipelago entered into an employment agreement with each of Mark Dubrow, its Executive Vice President and Chief Financial Officer, and Donna Regenbaum, its Executive Vice President, Strategy, Product and Marketing, that provides for the following General Severance Benefits: (i) payment of his or her base salary through the termination date; (ii) payment of a pro-rated bonus for the calendar year of his or her termination; (iii) reimbursement of premiums under the Consolidated Omnibus Reconciliation Act of 1985, as amended (“COBRA”); (iv) payment of an amount equal to his or her base salary in equal installments during a twelve-month period beginning on the termination date; (v) all benefits that are accrued but unpaid as of the termination date; and (vi) all benefits expressly available upon termination of employment in accordance with the benefits plans and programs of the Company. Under the terms of each of Mr. Dubrow’s and Ms. Regenbaum’s employment agreements, for the one-year period immediately following the termination of his or her employment, Mr. Dubrow and Ms. Regenbaum are each subject to obligations of non-competition and non-solicitation of employees, suppliers and customers. In addition, Mr. Dubrow and Ms. Regenbaum are each required to keep confidential certain of the Company’s confidential and proprietary information at all times after the termination of his or her employment.

Executive Vice President and Chief Technology Officer

Archipelago entered into an employment agreement with Ray Lowrey, its former Executive Vice President and Chief Technology Officer, that provides for the following General Severance Benefits: (i) payment of his base salary through the termination date; (ii) payment of an amount equal to his base salary in equal installments during a nine-month period beginning on the termination date; (iii) all benefits that are accrued but unpaid as of the termination date; and (iv) all benefits expressly available upon termination of employment in accordance with the benefits plans and programs of the Company. Under the terms of his employment agreement, for the one-year period immediately following the termination of his employment, Mr. Lowrey is subject to obligations of non-competition and non-solicitation of employees, suppliers and customers. In addition, Mr. Lowrey is required to keep confidential certain of the Company’s confidential and proprietary information at all times after the termination of his employment. Effective January 1, 2012, Mr. Lowrey ceased to be the Company’s Executive Vice President and Chief Technology Officer, but is continuing his employment with the Company in a new role as Special Technical Consultant for a transition period. Pursuant to his new role, Mr. Lowrey is receiving two-thirds of his current base salary and benefits that are consistent with the terms of his existing employment agreement during the transition period.

Effective January 1, 2012, Archipelago named Bobby Babbrah as its new Executive Vice President and Chief Technology Officer. Mr. Babbrah’s employment agreement provides for the following General Severance Benefits: (i) payment of his base salary through the termination date; (ii) payment of an amount equal to his base salary in equal installments during a twelve-month period beginning on the termination date; (iii) all benefits that are accrued but unpaid as of the termination date; and (iv) all benefits expressly available upon termination of employment in accordance with the benefits plans and programs of the Company. In addition, Mr. Babbrah’s employment agreement provides that if there is a change of control of the Company prior to January 1, 2014 and after or in connection with such change of control, Mr. Babbrah resigns after (i) experiencing a diminishment of title, reporting role, compensation, duties or responsibilities, or (ii) being required to relocate his primary place of business more than 50 miles from its then current location, he will not be required to repay to Archipelago his signing bonus or any of his relocation expense reimbursements. Under the terms of his employment agreement, for the one-year period immediately following the termination of his employment, Mr. Babbrah is subject to obligations of non-competition and non-solicitation of employees, suppliers and customers. In addition, Mr. Babbrah is required to keep confidential certain of the Company’s confidential and proprietary information at all times after the termination of his employment.

Executive Vice President and Chief Operating Officer

Archipelago entered into an employment agreement with Martijn Tel, its Executive Vice President and Chief Operating Officer, that provides for the following General Severance Benefits: (i) payment of his base salary through the termination date; (ii) payment of a bonus or pro-rated bonus for the calendar year in which the termination date fell; (iii) payment of an amount equal to his base salary in equal installments during a six-month period beginning on the termination date; (iv) all benefits that are accrued but unpaid as of the termination date; and (v) all benefits expressly available upon termination of employment in accordance with the benefits plans and programs of the Company. Under the terms of his employment agreement, for the six-month period immediately following the termination of his employment, Mr. Tel is subject to obligations of non-competition and non-solicitation of employees, suppliers and customers. In addition, Mr. Tel is required to keep confidential certain of the Company’s confidential and proprietary information at all times after the termination of his employment.

Golden Parachute Compensation

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each named executive officer of the Company that is based on or otherwise relates to the Merger. This compensation is referred to as “golden parachute” compensation. The “golden parachute” compensation that may be paid or become payable by the Company to these individuals is subject to a non-binding advisory vote of the Archipelago stockholders, as described under “Advisory Vote Regarding Certain Executive Compensation that May Be Paid or Become Payable in Connection with the Merger” and assumes the following:

•	the price per share paid by Parent in the Merger is $11.10;

•	the Merger closed on [—], which is the last practicable date prior to the filing of this proxy statement; and

•

the named executive officers of the Company were terminated without cause immediately following the consummation of the Merger on [—], which is the last practicable date prior to the filing of this proxy statement.

Golden Parachute Compensation

Name(1)	Cash ($)(2)	Equity ($)(3)	Perquisites/ Benefits ($)		Total ($)
Tim McEwen, Chairman, Chief Executive Officer and President	623,074	2,915,534	—		3,538,608
Mark Dubrow, Executive Vice President, Chief Financial Officer and Secretary	542,692	111,308	16,107	(4)	670,107
James Walburg, former Executive Vice President, Chief Financial Officer and Secretary(5)	—	—	—		—
Ray Lowrey, former Executive Vice President and Chief Technology Officer	459,094	943,220	—		1,402,314
Martijn Tel, Executive Vice President and Chief Operating Officer	342,462	212,943	—		555,405
Julie Huston, former Executive Vice President, Global Sales(6)	—	—	—		—

(1)	Under SEC rules, Archipelago’s named executive officers include all individuals serving as Archipelago’s Chief Executive Officer or Chief Financial Officer during fiscal year 2011, as well as Archipelago’s three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer who were serving as Archipelago’s executive officers at the end of fiscal year 2011. Mr. Walburg resigned as Executive Vice President, Chief Financial Officer and Secretary effective January 31, 2011, when Mr. Dubrow was appointed as our Executive Vice President, Chief Financial Officer and Secretary. Effective January 1, 2012, Mr. Lowrey ceased to be the Company’s Executive Vice President and Chief Technology Officer, but is continuing his employment with the Company in a new role as Special Technical Consultant for a transition period. Bobby Babbrah was named our new Executive Vice President and Chief Technology Officer effective January 1, 2012. Ms. Huston resigned effective January 31, 2012. Pursuant to the terms of separation with Mr. Walburg and Ms. Huston, no additional severance payments or benefits of any nature would be due or payable to either of them in connection with the Merger. To Archipelago’s knowledge, none of the named executive officers (or Bobby Babbrah) has a material interest in the Merger that differs from your interests generally.
(2)	Amounts reflected represent General Severance Benefits, including payment of estimated bonuses in respect of a full year and pay-out of all accrued vacation, and assume severance payments following the termination of the individual’s employment by the Company without “cause” or by the individual with “good reason.” See “The Merger—Interests of Executive Officers and Directors in the Merger; Executive Compensation that May Be Paid or Become Payable in Connection with the Merger—Executive Employment Agreements” above for a description of these General Severance Benefits.
(3)	The following table quantifies the proceeds that our named executive officers will receive in respect of their various equity awards in the Merger:

Name	Proceeds from Stock Options Outstanding(i) ($)	Proceeds from Unvested Time- Based Restricted Stock(ii) ($)	Proceeds from Unvested Performance- Based Restricted Stock(ii) ($)	Proceeds from Unvested Restricted Stock Units(iii) ($)	Total Equity Proceeds from the Merger(iv) ($)
Tim McEwen	164,898	—	2,750,636	—	2,915,534
Mark Dubrow	111,308	—	—	—	111,308
James Walburg	—	—	—	—	—
Ray Lowrey	22,220	296,292	624,708	—	943,220
Martijn Tel	80,415	—	—	132,528	212,943
Julie Huston	—	—	—	—	—

(i)

At the effective time of the Merger, each outstanding stock option, whether or not vested, will be cancelled and converted into the right to receive the option’s spread value in cash (i.e., a cash payment equal to the excess, if any, of $11.10 over such option’s exercise price). Each outstanding stock option that has an exercise price equal to or greater than $11.10 will be cancelled without the right to receive any cash payment or other consideration in respect thereof.
(ii)	At the effective time of the Merger, each outstanding share of restricted common stock that is vested or that, upon consummation of the Merger, automatically vests in accordance with its terms, will be cancelled and converted into the right to receive $11.10 in cash without interest. Any share of restricted common stock that is unvested at the effective time of the Merger, and that does not automatically vest pursuant to its terms upon the Merger, will be forfeited without the right to receive any cash payment or other consideration in respect thereof.
(iii)	At the effective time of the Merger, each outstanding restricted stock unit and related dividend equivalent right, whether or not vested, will be cancelled and converted into the right to receive $11.10 in cash, without interest, plus any accumulated dividends. Mr. McEwen will receive no consideration in the Merger in respect of his restricted stock units and related dividend equivalent rights. Instead, such restricted stock units and related dividend equivalent rights will be cancelled at the effective time of the Merger and converted into the right of Mr. Tel and another employee of Archipelago to receive $11.10 per restricted stock unit and related dividend equivalent right in respect thereof. The amounts to be paid to Mr. Tel in respect of such awards are reflected in the table above.
(iv)	This table excludes existing shares of Archipelago common stock held by Archipelago executive officers.

(4)	Pursuant to his employment agreement, Mr. Dubrow will be paid an amount equal to the applicable premium rate under COBRA, if COBRA coverage is elected by Mr. Dubrow.
(5)	Effective January 31, 2011, Mr. Walburg resigned from his position as the Company’s Executive Vice President and Chief Financial Officer, and thereafter served the Company in a consulting role for a three month transition period. In connection with his resignation, Mr. Walburg entered into a separation agreement with the Company, dated as of January 4, 2011, pursuant to which Mr. Walburg was entitled to his base salary and benefits consistent with the terms of his existing employment agreement during the transition period. Under the terms of the separation agreement, following the transition period, Mr. Walburg was entitled to continued payment of his base salary for a period of 12 months and payment of any bonus to which he was entitled for the 2010 fiscal year. Additionally, in accordance with Mr. Walburg’s separation agreement, Mr. Walburg’s restricted stock vested as follows: 50% of Mr. Walburg’s restricted common stock subject to time-based vesting vested on January 10, 2011, 50% of his restricted common stock subject to time-based vesting vested on January 10, 2012, and all of his restricted common stock subject to vesting based on performance measures vested on January 10, 2011. Mr. Walburg’s unvested stock options were forfeited in connection with his resignation. Mr. Walburg will not be entitled to any additional equity awards at the effective time of the Merger. The final severance payment to be made under Mr. Walburg’s separation agreement will be paid on May 31, 2012.
(6)	Ms. Huston resigned from the Company effective January 31, 2012. Ms. Huston did not enter into a separation agreement with the Company and did not receive any severance payments upon her resignation from the Company. In addition, all of Ms. Huston’s unvested equity awards were forfeited upon her resignation. Ms. Huston will not be entitled to any compensation payments at the effective time of the Merger.

Equity Awards of Executive Officers and Directors

Each of Archipelago’s current executive officers holds equity awards in the form of stock options, restricted stock and/or RSUs. Each of Archipelago’s independent directors owns equity awards in the form of restricted stock. As with equity awards held by all other Archipelago employees, under the terms of the Merger Agreement and the Company’s 2009 Omnibus Incentive Plan, in connection with the Merger the equity awards held by executive officers and independent directors will be treated as follows:

•	Stock Options. At the effective time of the Merger, each outstanding stock option, whether or not vested, will be cancelled and converted into the right to receive the option’s spread value in cash

(i.e., a cash payment equal to the excess, if any, of $11.10 over such option’s exercise price). Each outstanding stock option that has an exercise price equal to or greater than $11.10 will be cancelled without the right to receive any cash payment or other consideration in respect thereof.

•

Restricted Stock. At the effective time of the Merger, each outstanding share of Archipelago restricted common stock that is vested or that, upon consummation of the Merger, automatically vests in accordance with its terms, will be cancelled and converted into the right to receive $11.10 in cash without interest. Any share of Archipelago restricted common stock that is unvested at the effective time of the Merger, and that does not automatically vest pursuant to its terms upon the Merger, will be forfeited without the right to receive any cash payment or other consideration in respect thereof.

•

Restricted Stock Units. At the effective time of the Merger, each outstanding Archipelago RSU and related dividend equivalent right, whether or not vested, will be cancelled and converted into the right to receive $11.10 in cash, without interest, plus any accumulated dividends, which amounts will be paid to certain employees of Archipelago.

RSU Payments to Certain Employees

Pursuant to the Merger Agreement, each outstanding Archipelago RSU and related dividend equivalent right, whether or not vested, will be cancelled and converted into the right to receive $11.10 in cash, without interest, plus any accumulated dividends, which amounts will be paid in equal proportions to each of Martijn Tel, the Company’s Executive Vice President and Chief Operating Officer and another employee of the Company.

Indemnification; Directors’ and Officers’ Insurance

The Surviving Corporation will assume all obligations of Archipelago and its subsidiaries to indemnify its directors, officers and employees for acts or omissions occurring at or prior to the effective time of the Merger as provided in Archipelago’s and its subsidiaries’ organizational documents and certain indemnification agreements, and will not amend the organizational documents of the Surviving Corporation to contain less favorable indemnification provisions until all applicable statutes of limitations have expired. Additionally, prior to the effective time of the Merger, Archipelago will purchase, and following the effective time the Surviving Corporation will maintain, fully pre-paid six-year “tail” policies to the current directors’ and officers’ liability insurance and fiduciaries liability insurance policies maintained as of the date hereof by Archipelago, which tail policies will cover a period of six years from the effective time of the Merger with respect to claims arising from facts or events that existed or occurred prior to or at the effective time, and which tail policies shall contain at least the same coverage as, and contain terms and conditions that are equivalent to, the coverage set forth in the current policies (provided that such tail policies will not exceed more than 300% of the premium paid by Archipelago for its current policies).

Termination of the ESPP

Under the terms of the Merger Agreement, the final offer period under the ESPP will end and the employees’ accumulated payroll deductions will be used to purchase shares of Archipelago’s common stock in accordance with the terms of the ESPP on the later of (i) five business days before the effective date of the Merger and (ii) the last day of Archipelago’s regularly scheduled payroll period following the offer period in progress on the date of the Merger Agreement. Immediately thereafter, the ESPP will terminate and the shares purchased under such plan will be cancelled and converted into the right to receive $11.10 in cash, without interest.

Director Compensation: Transaction Committee Fees

The Board approved additional retainer fees to be paid to each member of the Transaction Committee in recognition of the additional time commitment required of such members as follows: (i) a retainer fee in the amount of $50,000, in the case of the chair, and $25,000, in the case of the non-chair members; and (ii) a per meeting fee of $2,000, if attended in person, or $1,000, if attended telephonically.

Continuing Employment with the Surviving Corporation

Parent may request certain of the Company’s executive officers to continue their employment with the Surviving Corporation on an interim or long-term basis, with compensation and other terms of such employment to be negotiated between Parent and/or the Surviving Corporation and such executive officers. See “Employment Agreements” above for a description of the benefits certain of our executive officers will receive in the event his or her employment with the Surviving Corporation is terminated by the Surviving Corporation without “cause” or by the executive officer with “good reason.”

Opinion of Archipelago’s Financial Advisor

The full text of Barclays’ written opinion, dated as of March 3, 2012, is attached as Annex B to this Proxy Statement. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety. The following is a summary of Barclays’ opinion and the methodology that Barclays used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

Archipelago engaged Barclays to act as its financial advisor with respect to a possible sale of the Company and related advisory services. On March 3, 2012, Barclays rendered its written opinion (which confirmed its oral opinion rendered on March 2, 2012) to the Board that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, from a financial point of view, the Merger Consideration to be offered to the stockholders of the Company in the Merger was fair to the Company’s stockholders.

Barclays’ opinion, the issuance of which was approved by Barclays’ Fairness Opinion Committee, is addressed to the Board, addresses only the fairness, from a financial point of view, of the Merger Consideration and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote or act with respect to the Merger or any other matter. The terms of the Merger were determined through arm’s-length negotiations between the Company and Thoma Bravo and were unanimously approved by the Board. Barclays did not recommend any specific form of consideration to the Board or that any specific form of consideration constituted the only appropriate consideration for the Merger. Barclays was not requested to address, and its opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Merger or to enter into or consummate the Merger at any particular time now or in the future. In addition, Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company, nor as to the amount or the nature of any compensation to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the consideration to be offered to the stockholders of the Company in the Merger. No limitations were imposed by the Board upon Barclays with respect to the investigations made or procedures followed by it in rendering its opinion.

In arriving at its opinion, Barclays reviewed and analyzed, among other things:

•	the Merger Agreement and the specific terms of the Merger;

•

publicly available information concerning the Company that Barclays believed to be relevant to its analysis, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011, June 30, 2011 and September 30, 2011;

•	financial and operating information with respect to the business, operations and prospects of the Company furnished to Barclays by the Company, including the Management Plan;

•	a trading history of the Company’s common stock from March 1, 2011 to March 1, 2012;

•	a comparison of the historical financial results and present financial condition of the Company with those of other companies that Barclays deemed relevant;

•	certain published estimates of independent research analysts with respect to the future financial performance and price targets of the Company;

•	a comparison of the financial terms of the Merger with the financial terms of certain other transactions that Barclays deemed relevant; and

•	the results of the efforts of Barclays to solicit indications of interest from third parties with respect to a sale of the Company.

In addition, Barclays has had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects and has undertaken such other studies, analyses and investigations as Barclays deemed appropriate.

In arriving at its opinion, Barclays assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays without any independent verification of such information. Barclays also relied upon the assurances of senior management of the Company that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Management Plan, upon the advice of the Company, Barclays assumed that such projections were reasonably prepared on a basis reflecting the best available estimates and judgments of the senior management of the Company as to the future financial performance of the Company. In arriving at its opinion, Barclays assumed no responsibility for, and expressed no view as to, any such projections or estimates or the assumptions on which they were based. In arriving at its opinion, Barclays did not conduct a physical inspection of the properties and facilities of the Company and did not make or obtain any evaluations or appraisals of the assets or liabilities of the Company. Barclays’ opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, March 3, 2012. Barclays assumed no responsibility for updating or revising its opinion based on events or circumstances that may have occurred after March 3, 2012.

Barclays assumed the accuracy of the representations and warranties contained in the Merger Agreement and all agreements related thereto. Barclays also assumed, upon the advice of the Company, that all material governmental, regulatory and third-party approvals, consents, and releases for the Merger would be obtained within the constraints contemplated by the Merger Agreement and that the Merger would be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material term, condition, or agreement thereof. Barclays did not express any opinion as to any tax or other consequences that might result from the Merger, nor did Barclays’ opinion address any legal, tax, regulatory or accounting matters, as to which Barclays understood that the Company had obtained any such advice it deemed necessary from qualified professionals.

In connection with rendering its opinion, Barclays performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Barclays did not ascribe a specific range of values to the shares of the Company common stock, but rather made its determination as to the fairness, from a financial point of view, to the holders of Company common stock of the Merger Consideration on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.

In arriving at its opinion, Barclays did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the Merger. Accordingly, Barclays believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

The following is a summary of the material financial analyses used by Barclays in preparing its opinion for the Board. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Barclays, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. In performing its analyses, Barclays made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or any other parties to the Merger. None of the Company, Parent, Merger Sub, Barclays or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the businesses do not purport to be appraisals or to reflect the prices at which the businesses could actually be sold.

Selected Comparable Company Analysis

In order to assess how the public market values shares of similar publicly traded companies, Barclays reviewed and compared specific financial and operating data relating to the Company with selected companies in the educational technology, educational publishing and online education industries deemed relevant in comparison to the Company. The selected comparable companies were: K12 Inc., Cambium Learning Group, Inc., SMART Technologies Inc. and LeapFrog Enterprises, Inc. from the educational technology industry, Pearson PLC, The McGraw-Hill Companies Inc. and Scholastic Corporation from the educational publishing industry and American Public Education, Inc., Bridgepoint Education, Inc., Capella Education Company and Grand Canyon Education, Inc. from the online education industry.

Barclays calculated and compared various financial multiples and ratios of the Company and the selected companies. As part of its selected comparable company analysis, Barclays calculated and analyzed, among other things, each company’s ratio of its current enterprise value to: (i) in the case of the selected comparable companies, EBITDA (“EV/EBITDA”), and (ii) in the case of the Company, Adj. EBITDA, in each case based on such company’s EBITDA or Adj. EBITDA for calendar year 2011 and projected EBITDA or Adj. EBITDA for calendar year 2012.

The enterprise value of each selected company was obtained by adding its short and long-term debt to the market value of its common equity and subtracting its cash and cash equivalents. The EBITDA of each selected company was obtained by taking its earnings before interest, taxes, depreciation and amortization. In the case of the Company, Adj. EBITDA was obtained by taking its EBITDA and adjusting for unusual non-recurring items specified by management, including severance, acquisition costs, certain legal expenses and restructuring charges. All of these calculations for the selected comparable companies were performed and based on publicly available financial data (including Wall Street research and Factset estimates) and closing prices, as of March 1, 2012. The results of this selected comparable company analysis are summarized below:

EV/EBITDA
Comparable Company	CY 2011A	CY 2012E
Educational Technology:
K12 Inc.	10.1x	7.6x
Cambium Learning Group, Inc.	5.1x	4.7x
SMART Technologies Inc.	4.1x	4.5x
LeapFrog Enterprises, Inc.	10.2x	8.3x
Mean	7.4x	6.3x

EV/EBITDA
Comparable Company	CY 2011A	CY 2012E
Educational Publishing:
Pearson PLC	10.0x	9.4x
The McGraw-Hill Companies Inc.	8.0x	7.6x
Scholastic Corporation	6.1x	5.6x
Mean	8.0x	7.5x
Online Education:
American Public Education, Inc.	8.2x	7.2x
Bridgepoint Education, Inc.	4.2x	4.4x
Capella Education Company	3.8x	4.1x
Grand Canyon Education, Inc.	7.1x	6.6x
Mean	5.8x	5.6x

Barclays selected the companies listed above because their businesses and operating profiles are reasonably similar to that of the Company. However, because of the inherent differences between the business, operations and prospects of the Company and those of the selected companies, Barclays believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, Barclays also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of the Company and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between the Company and the companies included in the selected company analysis. Based upon these judgments, Barclays selected a range of 6.0x to 9.0x multiples of EV/Adj. EBITDA for the Company and applied such range to the Management Plan for calendar year 2012 Adj. EBITDA, which equaled $31.9 million, to calculate a range of implied prices per share of the Company. The following summarizes the result of these calculations:

Implied Price Per Share
EV/Adj. EBITDA	$7.00 – $10.69

Barclays noted that on the basis of the selected comparable company analysis, the Merger Consideration was above the range of implied values per share calculated.

Selected Precedent Transaction Analysis

Barclays reviewed and compared the purchase prices and financial multiples paid in selected other transactions in the educational technology, educational publishing and online education industries that Barclays, based on its experience with merger and acquisition transactions, deemed relevant. Barclays chose such transactions based on, among other things, the similarity of the applicable target companies in the transactions to the Company with respect to the mix, margins, end markets and other characteristics of their businesses.

The following table sets forth the transactions analyzed based on such characteristics and the results of such analysis:

Announcement Date	Target	Acquiror
9/2011	Connections Education LLC	Pearson PLC
8/2011	Renaissance Learning, Inc.	Permira Advisors LLC
7/2011	Blackboard Inc.	Providence Equity Partners LLC
5/2011	Nobel Learning Communities, Inc.	Leeds Equity Partners
1/2011	TutorVista Global Pvt. Ltd.	Pearson PLC
1/2011	Presidium Inc.	Blackboard Inc.
7/2010	Elluminate, Inc. and Wimba, Inc.	Blackboard Inc.
6/2010	Educationcity, Ltd.	Archipelago Learning, Inc.
5/2010	KC Distance Learning, Inc.	K12 Inc.
3/2010	PLATO Learning, Inc.	Thoma Bravo, LLC
10/2009	Penn Foster Education Group, Inc.	The Princeton Review, Inc.
5/2009	ANGEL Learning, Inc.	Blackboard Inc.
4/2009	SumTotal Systems, Inc.	Vista Equity Partners Fund

As part of its analysis of precedent transactions involving companies in the educational technology, educational publishing and online education industries, Barclays calculated and analyzed, among other things, the ratio of:

•	the transaction value to revenue, based on such target company’s revenue for the twelve months prior to the transaction; and

•	the transaction value to EBITDA, based on such target company’s EBITDA for the twelve months prior to the transaction.

All of these calculations were performed based on publicly available financial data. The results of this precedent transaction company analysis are summarized below:

	Transaction Value/LTM Revenue	Transaction Value/LTM EBITDA
Mean	2.8x	12.1x
Median	2.3x	11.3x

The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences between the businesses, operations, financial conditions and prospects of the Company and the companies included in the precedent transaction analysis. Accordingly, Barclays believed that a purely quantitative precedent transaction analysis would not be particularly meaningful in the context of considering the Merger. Barclays therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the Merger which would affect the acquisition values of the selected target companies and the Company.

Based upon these judgments, Barclays selected a range of 3.0x to 4.0x multiples of Transaction Value/Revenue and a range of 10.0x to 14.0x multiples of Transaction Value/Adj. EBITDA for the Company. Barclays then applied these multiples ranges to the Company’s calendar year 2011 revenue, which equaled $73.3 million, and to calendar year 2011 Adj. EBITDA, which equaled $24.4 million, respectively, to calculate ranges of implied prices per share of the Company. The following summarizes the results of these calculations:

Implied Price Per Share
Transaction Value/Revenue	$8.10 – $10.80
Transaction Value/Adj. EBITDA	$9.04 – $12.60

Barclays noted that on the basis of the selected precedent transaction analysis, the Merger Consideration exceeded the Transaction Value/Revenue multiples range of implied values per share and was within the Transaction Value/Adj. EBITDA multiples range of implied values per share calculated.

Discounted Cash Flow Analysis

In order to estimate the present value of the Company common stock, Barclays performed a discounted cash flow analysis of the Company. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a range of discount rates that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

To calculate the estimated enterprise value of the Company using the discounted cash flow method, Barclays added the present value (i) of the Company’s after-tax unlevered free cash flows for fiscal years 2012 through 2015 to (ii) the “terminal value” of the Company as of December 31, 2015, in each case based on the Management Plan. The present value of the after-tax unlevered free cash flows and “terminal value” were calculated using a range of discount rates from 11.5% to 12.5%, which range was selected based on an analysis of the weighted average cost of capital of the Company. The after-tax unlevered free cash flows were calculated by taking the tax-affected earnings before interest and tax expense, then adding the change in deferred revenue and depreciation and amortization, subtracting capital expenditures and adjusting for changes in working capital. The residual value of the Company at the end of the forecast period, or “terminal value,” was estimated by selecting a range of exit multiples for the period ending December 31, 2016 of 6.0x to 9.0x, implying a range of perpetuity growth rates of approximately 1.8% to 5.8%. Barclays then calculated a range of implied prices per share of the Company by subtracting estimated net debt as of December 31, 2011 as provided by Company management from the estimated enterprise value using the discounted cash flow method and dividing such amount by the fully diluted number of shares of Company common stock. The range of the implied prices per share that resulted from these calculations was $10.58 to $14.88.

Barclays noted that on the basis of the discounted cash flow analysis, the Merger Consideration was within the range of implied values per share calculated using the Management Plan.

General

Barclays is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Board selected Barclays because of its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the Merger.

Barclays is acting as financial advisor to the Company in connection with the proposed transaction. As compensation for its services in connection with the proposed transaction, the Company paid Barclays a fee of $350,000 upon execution of Barclays’ engagement letter. In addition, the Company is obligated to pay $650,000 related to the delivery of Barclays’ opinion. Additional compensation of approximately $5.5 million will be payable on completion of the proposed transaction against which the amounts paid for the retainer and the opinion will be credited. In addition, the Company has agreed to reimburse Barclays for expenses incurred in connection with the proposed transaction and to indemnify Barclays for certain liabilities that may arise out of its engagement by the Company and the rendering of Barclays’ opinion. Barclays may perform from time to time in the future various investment banking and financial services for the Company and expects to receive customary fees for such services. Barclays and its affiliates in the past have provided, currently are providing, or in the future may provide, investment banking and other financial services to Providence Equity Partners, a significant stockholder of the Company, and certain of its affiliates and portfolio companies and have received or in the future may receive customary fees for rendering such services, including (i) having acted or acting as financial advisor to Providence Equity Partners and certain of its portfolio companies and affiliates in connection with certain mergers and acquisition transactions, (ii) having acted or acting as arranger, bookrunner and/or lender for Providence Equity Partners and certain of its portfolio companies and affiliates in connection with the financing for various acquisition transactions and (iii) having acted or acting as underwriter, initial purchaser and placement agent for various equity and debt offerings undertaken by Providence Equity Partners and certain of its portfolio companies and affiliates. In addition, Barclays and its affiliates in the past have provided, currently are providing, or in the future may provide, investment banking and other financial services to Thoma Bravo and certain of its affiliates and portfolio companies and have received or in the future may receive customary fees for rendering such services, including (i) having acted or acting as financial advisor to Thoma Bravo and certain of its portfolio companies and affiliates in connection with certain mergers and acquisition transactions, (ii) having acted or acting as arranger, bookrunner and/or lender for Thoma Bravo and certain of its portfolio companies and affiliates in connection with the financing for various acquisition transactions and (iii) having acted or acting as underwriter, initial purchaser and placement agent for various equity and debt offerings undertaken by Thoma Bravo and certain of its portfolio companies and affiliates.

Barclays and its affiliates engage in a wide range of businesses including investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company, Providence Equity Partners, certain of Providence Equity Partners’ affiliated entities, Thoma Bravo, and certain of Thoma Bravo’s affiliated entities for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

Financial Projections

Other than limited annual guidance provided during our quarterly earnings releases, the Company does not as a matter of course publicly disclose long-term forecasts or internal projections as to future performance or financial condition. However, during our thorough review of the various alternatives to enhance stockholder value, as discussed in “The Merger—Background of the Merger,” certain prospective financial information was prepared by the Company’s senior management and reviewed with and discussed among members of the Board. The Company’s senior management prepared certain internal forecasts through December 31, 2011 and a five year projection through December 31, 2016, and provided this information to the Board and Barclays. Senior management also made available to Parent and other potential buyers of the Company this prospective financial information for fiscal years 2012 thorough 2016 (actual numbers for 2011 were provided only to Parent and Bidder A due to the fact that 2011 actual information was not available until the time when Parent and Bidder A were the sole bidders remaining in the process; preliminary forecasted information for 2011 was provided to bidders prior to that time, which information has been replaced by the information below). Senior management’s key assumptions supporting the prospective financial information are discussed below.

The Company has included the material portions of the prospective financial information below in order to give its stockholders access to this information as well. The inclusion of the prospective financial information below should not be regarded as an indication that the Company, its management team, the Board or Parent, or any of their respective representatives considered, or now considers, the prospective financial information below to be predictive of actual future results.

Senior management’s internal financial forecasts, upon which the prospective financial information set forth below is based, are subjective in many respects. The prospective financial information set forth below reflects numerous assumptions with respect to industry performance, competition, general business, economic, geo-political, currency, market and financial conditions, the costs of various capital improvements, and other matters, all of which are difficult to predict and beyond the Company’s control.

The prospective financial information set forth below also reflects numerous estimates and assumptions related to the Company’s business that are inherently subject to significant economic, political and competitive uncertainties, all of which are difficult to predict and many of which are beyond the Company’s control. As a result, although the prospective financial information set forth below was prepared in good faith based on assumptions believed to be reasonable at the time the information was prepared, there can be no assurance that the assumptions made in preparing such information will prove accurate or that the projected results reflected therein will be realized.

The prospective financial information set forth below was not prepared with a view toward public disclosure. Accordingly, the prospective financial information set forth below was not prepared with a view toward complying with the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or U.S. generally accepted accounting principles (“GAAP”). Neither the Company’s independent auditor nor any other independent accountants have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the prospective financial information.

The financial projections set forth below and provided to Barclays and the potential buyers of the Company included non-GAAP financial measures under SEC rules. The Company provided these non-GAAP financial measures because it believed that these measures could be useful in evaluating, on a prospective basis, the Company’s potential operating performance and cash flow. However, this information should not be considered in isolation or in lieu of our operating and other financial information determined in accordance with GAAP. In addition, because non-GAAP financial measures are not determined consistently by all entities, the non-GAAP measures presented in the projections below may not be comparable to similarly titled measures of other companies. A reconciliation of the non-GAAP measures to their most directly comparable GAAP measures, prepared by Archipelago’s management, is included in the table below.

The prospective financial information set forth below does not take into account any circumstances or events occurring since the date such information was prepared or which may occur in the future, and, in particular, does not take into account any revised prospects of our business, changes in general business, geo-political or economic conditions, competition or any other transaction or event that has occurred since the date on which such information was prepared or which may occur in the future.

Prospective financial information are forward-looking statements and are based on estimates and assumptions that are inherently subject to factors such as industry performance, competition, general business, economic, regulatory, geo-political, market and financial conditions, as well as changes to the business, financial condition or results of operation of the Company, including the factors described under “Cautionary Statement Concerning Forward-Looking Information,” and other risk factors as disclosed in our filings with the SEC that could cause actual results to differ materially from those shown below. Since the prospective financial information set forth below covers multiple years, such information by its nature is subject to greater uncertainty with each successive year. In addition, the projections do not take into account any of the transactions contemplated by the Merger Agreement, including the Merger, which might also cause actual results to differ materially.

We have made publicly available our actual results for our 2011 fiscal year, and you should review our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 to obtain this information (see the section titled “Where You Can Find More Information”). You are cautioned not to place undue reliance on the specific portions of the prospective financial information set forth below. No one has made or makes any representation to any stockholder regarding the information included in the prospective financial information set forth below.

For the foregoing reasons, as well as the bases and assumptions on which the prospective financial information set forth below was compiled, the inclusion of the prospective financial information in this proxy statement should not be regarded as an indication that such information will be predictive of actual future results or events, and it should not be relied on as such.

EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, WE HAVE NOT UPDATED NOR DO WE INTEND TO UPDATE OR OTHERWISE REVISE THE PROSPECTIVE FINANCIAL INFORMATION SET FORTH BELOW, INCLUDING, WITHOUT LIMITATION, TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE SUCH INFORMATION WAS PREPARED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, INCLUDING, WITHOUT LIMITATION, CHANGES IN GENERAL ECONOMIC, GEO-POLITICAL OR INDUSTRY CONDITIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE PROSPECTIVE FINANCIAL INFORMATION IS SHOWN TO BE IN ERROR.

The Company’s senior management employed the following key assumptions in preparing the prospective financial information summarized in the table below, which were provided to Barclays, the Board, Parent and other potential buyers of the Company:

General assumptions included:

•	organic growth only without any mergers or other acquisitions;

•	no new product lines launched during the projection period; and

•	price increase of 1.5% per annum per product line.

Assumptions related to invoiced sales included:

•	new school customer acquisitions at a slightly lower rate relative to historical trends (applied to both the U.S. and U.K. markets);

•	continued focus on retention initiatives designed to proactively target schools with low utilization to improve the likelihood of renewals;

•

the average sales price for new and existing customers would be consistent with historical trends, and the Company would sell additional products to new and existing customers as a result of newly launched product offerings;

•	continued expansion internationally including acquiring new customers in the secondary school market throughout the U.K.; and

•

enhanced sales growth due to the introduction of an upgraded delivery platform that would enable, among other improvements, single user sign-on across all product lines, district level reporting and other administrative enhancements.

Assumptions related to operating costs included:

•	expansion of the Company’s sales department and required investments over the forecast period to increase market share, drive new customer acquisitions and focus on district level sales opportunities;

•	existing product refreshments and enhancements including maintaining state level standards, updating content and improving user experience through multi-media and flash animations;

•	application of new technology and platform delivery; and

•	leveraging of certain administrative costs throughout the forecast period.

In addition, given the inherent uncertainty of attempting to forecast over longer periods, we assumed that invoiced sales growth would increase slightly as compared to that estimated for fiscal year 2012. Further, we assumed that margins would modestly improve over the projection period.

Projections

Summary Financial Projections

($ in millions)	2011 (Actual)	2012E	2013E	2014E	2015E	2016E
Revenue (GAAP)	$73.3	$83.4	$96.2	$106.3	$120.3	$136.1
Net Income (GAAP)	$11.9	$12.6	$18.2	$20.8	$24.7	$29.2
Plus:
Net Interest Expense	4.3	3.1	2.8	2.4	2.1	1.6
Income Taxes	4.0	7.4	10.7	12.2	14.5	17.2
Depreciation & Amortization	6.6	7.0	7.5	7.8	8.7	8.5
Gain on Sale	(6.4)	—	—	—	—	—

EBITDA (non-GAAP)	$20.4	$30.1	$39.2	$43.2	$50.0	$56.5
Plus:
Unusual, non-recurring items	4.0	1.8	0.0	0.0	0.0	0.0

Adj. EBITDA (non-GAAP)(1)	$24.4	$31.9	$39.2	$43.2	$50.0	$56.5

(1)	Adj. EBITDA was obtained by taking the Company’s EBITDA and adjusting for unusual non-recurring items specified by management, including severance, acquisition costs, certain legal expenses and restructuring charges.

Financing

Parent and Merger Sub estimate that the total amount of funds required to complete the Merger and related transactions and pay related fees and expenses will be approximately $291 million. Parent expects to fund this amount through a combination of equity and debt financing (which are described later in this section), and, to the extent available, the cash of Archipelago. Notwithstanding the financing arrangements that Parent has in place, the obligation of Parent and Merger Sub to consummate the Merger is not contingent on their ability to obtain financing prior to consummating the Merger.

Equity Financing

On March 3, 2012, Parent entered into the Equity Commitment Letter with the Investor and Holdco pursuant to which the Investor has committed to purchase, at or immediately prior to the consummation of the Merger, $60 million of equity securities of Holdco in the aggregate, and Holdco has committed to immediately contribute such funds to Parent to allow Parent and/or Merger Sub to fund a portion of the aggregate consideration and to pay fees and expenses related to the Merger. The obligations of the Investor and Holdco are subject to, among other things, the following conditions:

•	there having been no amendments to the Merger Agreement in violation of the Merger Agreement or that otherwise uniquely adversely affect the Investor;

•

the satisfaction or waiver of each of the conditions to the obligations of Archipelago, Parent, and Merger Sub to complete the Merger (other than any conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction of such conditions); and

•

the concurrent funding of the financing contemplated under the Debt Commitment Letter (or any alternative financing permitted by the Merger Agreement), or confirmation that the financing contemplated under the Debt Commitment Letter (or alternative financing) will be funded at the closing of the Merger if the equity commitment is funded at the closing.

The Equity Commitment Letter will terminate upon the earliest to occur of (i) the consummation of the Merger and the payment of the aggregate consideration in accordance with the Merger Agreement, or (ii) the termination of the Merger Agreement in accordance with its terms. Archipelago is an express third-party beneficiary of the Equity Commitment Letter and has the right, under the circumstances in which Archipelago would be permitted by the Merger Agreement to obtain specific performance, to seek specific performance to enforce the obligations of Investor and Holdco under the Equity Commitment Letter.

Debt Financing

In connection with Parent and Merger Sub’s entry into the Merger Agreement, Parent received the Debt Commitment Letter, dated March 3, 2012, from the Lenders. The Debt Commitment Letter provides for (i) senior secured first lien credit facilities in an aggregate principal amount of $265 million (the “First Lien Facilities”), consisting of (A) a $240 million term loan facility and (B) a $25 million revolving credit facility (from which no loans will be made on the closing of the Merger other than to finance original issue discount or upfront fees), and (ii) a senior secured second lien term loan facility in an aggregate principal amount of $125 million (the “Second Lien Facility” and together with the First Lien Facilities, the “Credit Facilities”). CS will provide 60% of the entire principal amount of the Credit Facilities, and Jefferies will provide 40% of the entire principal amount of the Credit Facilities. The commitments of CS and Jefferies are several and not joint, and will be allocated ratably among the First Lien Facilities and the Second Lien Facility.

Upon consummation of the Merger, the co-borrowers under the Credit Facilities will be PLATO, Inc. and Archipelago (collectively, the “Borrower”). The Credit Facilities will be guaranteed by Parent and Holdco and each of their subsidiaries (other than certain specified subsidiaries). The Credit Facility will be secured by substantially all of the assets of Parent, Holdco, the Borrower, and each subsidiary guarantor. The liens securing the Second Lien Facility will be second in priority to the liens securing the First Lien Facilities.

Interest on borrowings under the Credit Facility will be payable at a base rate plus an applicable margin. The Borrower may elect that the loans comprising each borrowing under the Credit Facilities bear interest at either (i) an alternate base rate, with a floor of 2.5%, plus an applicable margin of 4% for the First Lien Facilities and 8% for the Second Lien Facility, or (ii) at a LIBOR-based rate, with a floor of 1.5%, plus an applicable margin of 5% for the First Lien Facilities and 9% for the Second Lien Facility. The Borrower may elect interest periods of one, two, three or six months (or nine or twelve months if available to all Lenders) on LIBOR-based borrowings.

Conditions to Debt Financing

The Credit Facilities contemplated by the Debt Commitment Letter are subject to certain customary closing conditions, including, without limitation:

•	since September 30, 2011, there has been no occurrence of a Material Adverse Effect (as defined within the Debt Commitment Letter);

•	execution and delivery of definitive documentation with respect to the Credit Facilities substantially consistent with previous definitive documents between CS and Thoma Bravo;

•	payment of applicable fees and expenses;

•	the accuracy of certain representations and warranties in the Merger Agreement and the definitive loan documentation;

•	consummation of the Merger and related transactions in accordance with the Merger Agreement substantially concurrently with the closing under the Credit Facilities;

•	the absence of any amendments, modifications or waivers to the Merger Agreement that are materially adverse to the lenders under the Credit Facilities;

•

that the funding pursuant to the Equity Commitment Letter is made and that such funds, together with the cash on Archipelago’s balance sheet, is or will be (substantially concurrently with the funding under the Credit Facilities) utilized to pay a portion of the consideration under the Merger Agreement;

•

all amounts due under Archipelago’s and PLATO Inc.’s existing credit facilities have been or will be (substantially concurrently with the funding under the Credit Facilities) paid in full and all related commitments, guarantees thereof, and security therefore have been discharged and released;

•

after consummating the Merger, Parent and Holdco and their subsidiaries will have no outstanding indebtedness or preferred stock other than under the Credit Facilities and as otherwise agreed to by the parties;

•	delivery of certain financial information of Archipelago, Holdco, and the Borrower;

•

delivery of a certificate from the chief financial officer of Holdco or Borrower as to the solvency of Parent and Holdco and their subsidiaries on a consolidated basis following the consummation of the Merger;

•

if requested by CS, delivery, at least five business days prior to closing of the Merger, of documentation and other information required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations;

•

the Lenders having of first priority perfected security interests with respect to the First Lien Facilities, and second priority perfected security interests with respect to the Second Lien Facility, in the collateral securing the Credit Facilities, subject to certain limitations; and

•	delivery of certain customary closing documents (including, among other things, legal opinions, officers’ certificates, insurance certificates, and guarantees).

The commitment by the Lenders to provide the Credit Facilities will expire upon the earliest of (i) July 31, 2012 and (ii) the date the Merger Agreement terminates or the Board publicly announces Archipelago’s intention not to proceed with the Merger. See “The Merger Agreement—Financing; Cooperation” for a description of Parent’s obligations to use its reasonable best efforts to obtain the equity and debt financing on the terms and conditions described in the Equity Commitment Letter and the Debt Commitment Letter.

Although the debt financing described in this proxy statement is not subject to due diligence or a “market out” provision, which would have allowed lenders not to fund their commitments if certain conditions in the financial markets prevail, there is still a risk that such debt financing may not be funded when required. As of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing described in this proxy statement is not available as anticipated.

Limited Guaranty

The Investor has entered into a limited guaranty in favor of Archipelago, dated March 3, 2012, that guarantees the payment of the termination fee payable by Parent under the Merger Agreement in the event of a failure of the Merger to be consummated under certain circumstances (as discussed in “The Merger Agreement—Termination Fees and Reimbursement of Expenses”), if and when payable, subject to the terms and conditions of the limited guaranty. The liability of the Investor under the limited guaranty is limited to the amount of this termination fee and any amounts recoverable under the confidentiality agreement between Archipelago and Parent.

Support Agreements

Each of Tim McEwen, Providence Equity Partners V-A L.P., and Providence Equity Partners V L.P., in their capacities as stockholders of Archipelago, have entered into support agreements with Archipelago and Parent, each dated March 3, 2012, as a condition to Parent and Merger Sub entering into the Merger Agreement. Subject to limited exceptions set forth in such agreements, the support agreements require these stockholders to retain their shares of Archipelago common stock, including voting control over such shares, and unless there is an adverse recommendation change (as described in “The Merger Agreement—Other Acquisition Proposals”), to vote their shares (i) in favor of adoption and approval of the Merger Agreement and the transactions contemplated therein, (ii) against any recapitalization, merger, sale of assets, or other business combination transaction between Archipelago and any entity or person other than Parent, and (iii) against any other action or agreement that would reasonably be expected to result in a breach by the Company under the Merger Agreement or the stockholder under the support agreement, or that would otherwise reasonably be expected to result in any of the conditions to the closing of the Merger not being fulfilled. These stockholders have also agreed not to, among other things, solicit proxies in support of, or initiate a stockholders’ vote with respect to, an opposing acquisition proposal. Unless there is a decrease in or change of form of the consideration for the Merger, which gives the stockholders an immediate termination right, the obligations of the stockholders under the support agreements terminate upon the earlier to occur of the effective time of the Merger and the date that the Merger Agreement is terminated in accordance with its terms (see “The Merger Agreement—Termination”).

As of the date of the support agreements, the stockholders executing a support agreement were the record and beneficial owners of 13,027,212 shares of Archipelago’s common stock in the aggregate, or approximately 49% of its outstanding common stock.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion summarizes the material U.S. federal income tax considerations that may be relevant to U.S. Holders (as defined below) of Archipelago common stock whose shares will be converted into cash in the Merger and who will not own (actually or constructively) any shares of Archipelago common stock after the Merger. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), treasury regulations, administrative decisions and rulings of the Internal Revenue Service (the “IRS”), court decisions, and other applicable authorities, all as in effect as of the date hereof, all of which are subject to change (possibly with retroactive effect) and all of which are subject to differing interpretation, which could result in U.S. federal income tax consequences different from those discussed below.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to beneficial holders of Archipelago common stock in light of their particular circumstances or to persons subject to special treatment under the U.S. federal income tax laws. In particular, this discussion deals only with persons that beneficially hold shares of Archipelago common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). Except as expressly provided below, this discussion does not address the tax treatment of special classes of persons, such as banks, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, traders in securities, regulated investment companies, real estate investment trusts, S corporations, persons holding shares of Archipelago common stock as part of a hedge, straddle or other risk reduction, constructive sale, conversion transaction, or other integrated transaction, U.S. expatriates, U.S. Holders whose functional currency is not the U.S. dollar, U.S. Holders who exercise appraisal rights, U.S. Holders that beneficially own stock of Parent, and persons who acquired shares of Archipelago common stock as compensation, pursuant to the exercise of Archipelago options or otherwise in connection with the performance of services to the Archipelago or any of its affiliates. Furthermore, this discussion does not address any state, local or non-U.S. tax considerations or alternative minimum tax or non-U.S. federal income tax considerations.

For purposes of the following discussion, a “U.S. Holder” means a beneficial owner of Archipelago common stock that is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, or an entity treated as a partnership for U.S. federal income tax purposes, holds shares of Archipelago common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. This discussion does not address the tax treatment of partnerships or persons who hold their shares of Archipelago common stock through partnerships for U.S. federal income tax purposes. A partner in a partnership holding shares of Archipelago common stock should consult its tax advisor regarding the consequences to them of the merger.

EACH HOLDER OF ARCHIPELAGO COMMON STOCK IS URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR REGARDING THE SPECIFIC U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER.

The exchange of shares of Archipelago common stock for cash pursuant to the Merger generally will be a taxable transaction to U.S. Holders for U.S. federal income tax purposes. A U.S. Holder of Archipelago common stock that exchanges such common stock in the Merger for cash should recognize capital gain or loss equal to the difference, if any, between the amount of cash received in the Merger (determined before the deduction of any applicable withholding taxes) in exchange for such common stock and the U.S. Holder’s adjusted basis in such common stock. Gain or loss should be determined separately for each identifiable block of shares of Archipelago common stock (generally, such stock acquired at different prices or at different times). Such gain or loss should be capital gain or loss and should be long-term capital gain or loss if the U.S. Holder’s holding period for such shares is more than one year at the time of the Merger. The deductibility of capital losses is subject to certain limitations.

Cash payments received by a U.S. Holder in exchange for such U.S. Holder’s Archipelago common stock in the Merger may be subject to information reporting, and may be subject to backup withholding at the applicable rate (currently 28%), unless the U.S. Holder or other payee (i) provides a valid taxpayer identification number on IRS Form W-9 (or other appropriate withholding form) and complies with certain certification procedures or (ii) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional U.S. federal income tax, rather any amounts withheld may be credited against the U.S. Holder’s federal income tax liability, and if the backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS, provided that the required information is timely furnished to the IRS.

The discussion set forth above is included for general information only. Each beneficial owner of shares of the Archipelago’s common stock should consult his, her or its own tax advisor as to the U.S. federal income tax consequences of the Merger, as well as the effects of state, local and non-U.S. tax laws or any other U.S. federal tax laws.

Required Antitrust Approvals

The notification and waiting period requirements of the HSR Act apply to the proposed transaction. Archipelago and Parent filed notification and report forms under the HSR Act with the Antitrust Division and the FTC on March 9, 2012. The associated initial waiting period will expire 30 days after such filings were made, unless a request is made for additional information or documentary material or the waiting period is earlier terminated. If the Antitrust Division or the FTC makes a request for additional information or documentary materials, the waiting period will expire 30 days after substantial compliance with the request.

The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions such as the Merger. At any time before or after the consummation of the Merger, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the transaction or seeking the divestiture of shares purchased or the divestiture of substantial assets of Archipelago. Private parties, state attorneys general and/or foreign governmental entities may also bring legal action under antitrust laws under certain circumstances. Based upon an examination of information available relating to the businesses in which Parent, Archipelago and their respective subsidiaries are engaged, the parties believe that the transaction will not violate antitrust laws. Nevertheless, there can be no assurance that a challenge to the transaction on antitrust grounds will not be made or, if such a challenge is made, what the result would be.

Parent and Archipelago have determined that the Merger does not require the filing of information with, or obtaining the approval of, antitrust or competition authorities under any foreign merger control statutes or regulations.

Litigation Related to the Merger

Shortly after the announcement of the Merger, a putative stockholder class action lawsuit was filed on March 7, 2012 by individual stockholders in the County Court At Law No. 3 of Dallas County, Texas against Archipelago, Parent, Merger Sub, and the individual members of the Archipelago Board at the time of entry into the Merger Agreement. The case is captioned as Stephen Bushansky v. Archipelago Learning, Inc., et al.

The Bushansky Suit alleges that the individual defendants breached their fiduciary duties by failing to maximize stockholder value in negotiating and approving the Merger Agreement. Specifically, plaintiffs allege (i) breaches of fiduciary duties by members of the Board in connection with the proposed Merger, (ii) a claim for aiding and abetting the breach of fiduciary duty against all defendants, (iii) that the proposed Merger is inadequate, unfair and unreasonable, and (iv) that the Merger Agreement unfairly deters competitive offers. The plaintiffs seek to enjoin the proposed Merger, to recover damages in the event that the proposed Merger is consummated and to award the named plaintiff in such suit its fees and expenses, including reasonable attorneys’ and experts’ fees and expenses.

Archipelago and the other defendants have not yet responded to the complaint. Archipelago believes that this lawsuit is without merit and intends to assert appropriate defenses. Additional lawsuits arising out of or relating to the Merger Agreement or the Merger may be filed in the future.

Delisting and Deregistration of Our Common Stock

If the Merger is completed, Archipelago’s common stock will be delisted from, and no longer traded on, Nasdaq and will be deregistered under the Exchange Act. Following the closing of the Merger, Archipelago will no longer be a public company and, as such, we will no longer file reports with the SEC.

Effects on the Company if the Merger is not Completed

If the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, our stockholders will not receive any payment for their shares of Archipelago common stock pursuant to the Merger Agreement. Instead, we will remain a public company and Archipelago common stock will continue to be registered under the Exchange Act and quoted on Nasdaq. In addition, if the Merger is not completed, we expect that our management will operate our business in a manner similar to that in which it is being operated today and that our stockholders will continue to be subject to the same risks and opportunities to which they currently are subject, including, among other things, the nature of the industry on which our business largely depends, and general industry, economic, regulatory and market conditions.

If the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Archipelago common stock. In the event the Merger is not completed, our Board will continue to evaluate and review our business operations, prospects and capitalization, make such changes as are deemed appropriate and seek to identify acquisitions, joint ventures or strategic alternatives to enhance stockholder value. If the Merger Agreement is not adopted by our stockholders, or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted.

If the Merger Agreement is terminated under certain circumstances, we will be obligated to pay Parent a termination fee of approximately $10.18 million. Parent will be obligated to pay us a termination fee of approximately $20.27 million if the Merger Agreement is terminated under certain other circumstances. For a description of the circumstances triggering payment of these termination fees, see “The Merger Agreement—Termination Fees and Reimbursement of Expenses.”

THE MERGER AGREEMENT

The following is a summary of the material terms and conditions of the Merger Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A, and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety because it is the legal document that governs the Merger.

The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about Archipelago contained in this proxy statement or in Archipelago’s public reports filed with the SEC may supplement, update or modify the factual disclosures about Archipelago contained in the Merger Agreement and described in this summary. The representations, warranties and covenants were qualified and subject to important limitations agreed to by the parties to the Merger Agreement in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by Archipelago to Parent and Merger Sub, which disclosures are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information affecting a representation or warranty may not have been included in this proxy statement.

The Merger

The Merger Agreement provides that at the effective time of the Merger, Merger Sub will be merged with and into Archipelago. As a result of the Merger, the separate corporate existence of Merger Sub will cease and Archipelago will continue as the Surviving Corporation following the Merger as a wholly-owned subsidiary of Parent.

The certificate of incorporation and bylaws of Archipelago, as in effect immediately prior to the effective time of the Merger, will be the certificate of incorporation and bylaws of the Surviving Corporation, but such certificate of incorporation and bylaws will immediately thereafter be amended to read in substantially the form as the certificate of incorporation and bylaws of Merger Sub.

After the effective time of the Merger, the directors and officers of Merger Sub immediately prior to the effective time of the Merger will be the directors and officers of the Surviving Corporation, until their successors are duly elected or appointed and qualified in accordance with applicable law and the terms of the certificate of incorporation and bylaws of the Surviving Corporation.

Closing and Effective Time of the Merger

The closing of the Merger will take place no later than the second business day after the date on which the conditions to closing of the Merger (described in “The Merger Agreement—Conditions to the Merger”) have been satisfied or waived (other than the conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of those conditions), unless another date is agreed to in writing by the parties to the Merger Agreement.

At the closing, the parties will file a certificate of merger with the Secretary of State of the State of Delaware. The effective time of the Merger will occur on the date that such certificate of merger is duly filed (or such later time as mutually agreed to by Archipelago and Parent and as specified in the certificate of merger).

Merger Consideration

At the effective time of the Merger, each outstanding share of Archipelago’s common stock (other than (i) treasury stock held by Archipelago or any of its subsidiaries, (ii) shares owned by Parent, Merger Sub, or any subsidiary of Parent or Merger Sub, and (iii) shares owned by persons who properly exercise appraisal rights under Delaware law) will be converted into the right to receive the Merger Consideration. All such shares of common stock converted into the right to receive the Merger Consideration will no longer be outstanding and will automatically be cancelled and will cease to exist, and holders of Archipelago’s shares of common stock immediately prior to the effective time of the Merger will cease to have any rights as a stockholder, except the right to receive the Merger Consideration.

Shares of Archipelago’s common stock held by Archipelago or any of its subsidiaries as treasury stock or owned by Parent, Merger Sub or any subsidiary of Parent or Merger Sub will be cancelled and no payment will be made with respect to those shares. Shares of Archipelago’s common stock held by stockholders who did not vote in favor of the Merger (or consent thereto in writing) and who have properly exercised their appraisal rights for such shares in accordance with Section 262 of the DGCL will be entitled to payment of the appraised value of such shares in accordance with Section 262 of the DGCL. If, after the effective time of the Merger, any such stockholder fails to perfect, withdraws or otherwise loses such stockholders’ rights to appraisal pursuant to Section 262 of the DGCL, that stockholder’s shares will be converted into and become exchangeable for the right to receive $11.10 in cash without interest. See the section titled “Appraisal Rights” for more information on exercising your appraisal rights.

Treatment of Equity Awards, Shadow Options, and the Employee Stock Purchase Plan

Equity Awards

At the effective time of the Merger, each outstanding stock option, whether or not vested, will be cancelled and converted into the right to receive the option’s spread value in cash (i.e., a cash payment equal to the excess, if any, of $11.10 over such option’s exercise price). Each outstanding stock option that has an exercise price equal to or greater than $11.10 will be cancelled without the right to receive any cash payment or other consideration. At the effective time of the Merger, each outstanding share of Archipelago restricted common stock that is vested or that, upon consummation of the Merger, automatically vests in accordance with its terms, will be cancelled and converted into the right to receive $11.10 in cash without interest under the same terms and conditions as apply to the receipt of Merger Consideration by holders of Archipelago common stock generally. Any share of Archipelago restricted common stock that is unvested at the effective time of the Merger and that does not automatically vest pursuant to its terms upon the Merger will be forfeited without the right to receive any cash payment or other consideration. At the effective time of the Merger, each outstanding Archipelago restricted stock unit and related dividend equivalent right, whether or not vested, will be cancelled and converted into the right to receive $11.10 in cash, without interest, plus any accumulated dividends, which amounts will be paid to certain employees of Archipelago.

Shadow Options

At the effective time of the Merger, each outstanding shadow option, whether or not vested, that represents the right to receive a cash payment based on the value of Archipelago common stock upon the occurrence of certain events, will be cancelled and converted into the right to receive the shadow option’s spread value in cash (i.e., a cash payment equal to the excess of $11.10 over Archipelago’s closing stock price on the date of the grant).

Employee Stock Purchase Plan

Under the terms of the Merger Agreement, the final offer period under the ESPP will end and the employees’ accumulated payroll deductions will be used to purchase shares of Archipelago common stock in accordance with the terms of the ESPP on the later of (i) five business days before the effective date of the Merger and (ii) the last day of Archipelago’s regularly scheduled payroll period following the offer period in progress on the date of the Merger Agreement. Immediately thereafter, the ESPP will terminate and the shares purchased under such plan will be cancelled and converted into the right to receive $11.10 in cash, without interest. After March 3, 2012, no new participants will be allowed to enroll in the ESPP, existing participants may not increase their payroll deductions or make separate non-payroll contributions to the ESPP, no new offer period under the ESPP will begin, and the offer period then in effect will not be modified or extended.

Payment Procedures

Payments with regard to stock options, restricted stock (in certain circumstances), restricted stock units and related dividend equivalent rights, and shadow options described above will be paid by the Surviving Corporation through its payroll system within five business days after the effective time of the Merger.

Prior to the effective time of the Merger, Parent will appoint an agent (the “Paying Agent”) for the payment of the Merger Consideration in exchange for the shares of Archipelago’s common stock and will deposit with the Paying Agent the consideration to be paid under the Merger Agreement with respect to Archipelago common stock. Promptly after the effective time of the Merger, but not later than five business days after the effective time, the Surviving Corporation will cause the Paying Agent to mail to each holder of record of Archipelago common stock at the effective time a letter of transmittal and instructions for use in such exchange.

Stockholders should not return their stock certificates with the enclosed proxy card and should not forward stock certificates to the Paying Agent without a letter of transmittal.

Upon (i) surrender of the stock certificate together with a properly completed letter of transmittal, or (ii) in the case of uncertificated shares the receipt of an “agent’s message” by the Paying Agent, the holder of such shares will be entitled to receive $11.10 per share and such shares will be cancelled. Until so surrendered, each such certificate or uncertificated share will represent after the effective time of the Merger only the right to receive the Merger Consideration, without interest.

If any portion of the Merger Consideration is to be paid to a person other than the person in whose name the surrendered certificate or uncertificated share is registered, it will be a condition to payment that (i) such certificate or uncertificated share will be properly endorsed or will otherwise be in proper form for transfer and (ii) the person requesting such payment will pay in advance any transfer or other taxes required as a result of such payment to a person other than the registered holder of such certificate or uncertificated share, or establish to the reasonable satisfaction of the Surviving Corporation or the Paying Agent that such tax has been paid or is not payable. Archipelago, Parent, the Paying Agent and the Surviving Corporation are entitled to deduct and withhold any applicable taxes from any consideration paid under the Merger Agreement.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the Merger Consideration, you must (i) make an affidavit of the loss, theft or destruction, (ii) deliver an indemnity agreement reasonably acceptable to Parent, and (iii) if required by the Surviving Corporation, post a bond in a reasonable amount as directed by Parent as indemnity against any claim that may be made against it with respect to such certificate.

After the effective time of the Merger, there will be no further registration of transfers of shares of Archipelago’s common stock that were outstanding prior to the effective time. If, after the effective time of the Merger, certificates or uncertificated shares are presented to the Surviving Corporation or the Paying Agent, they will be canceled and exchanged for the applicable Merger Consideration. Any portion of the Merger

Consideration made available to the Paying Agent that remains unclaimed one year after the effective time of the Merger will be returned to the Surviving Corporation, upon request, and any holder who has not exchanged shares of Archipelago’s common stock prior to that time may thereafter look only to the Surviving Corporation and Parent for payment of the Merger Consideration, without any interest thereon.

Unclaimed Funds

None of Archipelago, Parent, the Surviving Corporation or the Paying Agent will be liable to any holder of shares of Archipelago’s common stock for any Merger Consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Archipelago’s common stock immediately prior to such time when such amounts would otherwise escheat to or become property of any governmental authority will become, to the extent permitted by applicable law, the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

Financing; Cooperation

Parent will use its reasonable best efforts to obtain equity and debt financing on the terms and conditions described in the Equity Commitment Letter and the Debt Commitment Letter, and will not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, such commitment letters if such amendment, modification or waiver (i) reduces the aggregate amount of the financing or (ii) imposes new or additional conditions or otherwise amends, modifies or expands any of the conditions to the financing, in any such case of (i) or (ii) above, in a manner that would reasonably be expected to delay or prevent the closing of the Merger, make the funding of the financing (or satisfaction of the conditions to the financing) less likely to occur, or adversely impact the ability of Parent or Merger Sub (or, with respect to the Equity Commitment Letter, Archipelago) to enforce its rights against other parties to the commitment letters or the related definitive agreements or otherwise adversely impact the likelihood of consummation of the Merger. However, Parent and Merger Sub may amend the Debt Commitment Letter to add lenders, lead arrangers, syndication agents or similar entities or otherwise amend or replace the Debt Commitment Letter if it would not reasonably be expected to delay or prevent the closing of the Merger, the terms are not, taken as a whole, materially less beneficial, and with respect to replacement, it satisfies certain additional requirements set forth in the Merger Agreement. Additionally, Parent may enter into arrangements and agreements relating to the equity financing to add other equity providers if there is no reduction in the aggregate amount of equity financing, it would not be reasonably be expected to delay or prevent the closing of the Merger, and such equity provider enters into an equity commitment letter on substantially the same terms and conditions.

Parent will also use its reasonable best efforts to:

•	maintain the debt and equity financing commitments (and any definitive agreements) in effect;

•	negotiate and enter into definitive agreements with respect to the Debt Commitment Letter on terms consistent with the Debt Commitment Letter;

•	satisfy on a timely basis all conditions to funding in the definitive agreements related to the Debt Commitment Letter;

•	consummate the equity and debt financing substantially concurrently with the closing of the Merger; and

•	fully enforce the counterparties’ obligations and its rights under the financing agreements.

Parent has agreed to keep Archipelago reasonably informed on a timely basis of the status of its efforts to arrange the financing and satisfy the conditions thereof, and to provide Archipelago with then-current drafts of definitive agreements upon Archipelago’s reasonable request.

If any portion of the debt financing becomes unavailable on the terms and conditions previously contemplated, Parent will promptly notify Archipelago and use its reasonable best efforts to obtain alternative financing as promptly as practicable in an amount sufficient to consummate the merger with terms and conditions not materially less favorable to Parent, Merger Sub and Archipelago than the original terms. The obtaining of the financing, or any alternative financing, is not a condition to the closing of the Merger.

Archipelago has agreed to, and to cause its subsidiaries to, and to use its reasonable best efforts to cause its representatives to, use their reasonable best efforts to provide all cooperation that is customary in connection with the arrangement of the debt financing as may be reasonably requested in writing by Parent (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of Archipelago and its subsidiaries), including (i) participating in a reasonable number of meetings, due diligence sessions, lender presentations, “road shows” and sessions with rating agencies, (ii) assisting with the preparation of materials for rating agency presentations, private placement memoranda, bank information memoranda, and similar documents required in connection with the debt financing, (iii) furnishing Parent and its debt financing sources with such pertinent and customary information regarding Archipelago and its subsidiaries, including information required under “know-your-customer” and anti-money laundering rules and regulations, all financial statements and projections and other pertinent information required by the Debt Commitment Letter, pro forma financial information, financial data, audit reports and other information required in connection with the debt financing, (iv) obtaining legal opinions, surveys and title insurance as reasonably requested in writing by Parent, (v) obtaining such consents, approvals and authorizations which shall be reasonably requested by Parent in connection with the debt financing and collateral arrangements in connection therewith, (vi) with certain limitations set forth in the Merger Agreement, executing and delivering any customary pledge and security documents, other definitive financing documents or other requested certificates or documents, including a customary solvency certificate by the chief financial officer of Archipelago (provided that none of the letters, agreements, documents and certificates will be executed and delivered except in connection with the closing of the Merger, the effectiveness thereof will be conditioned upon, or become operative after, the closing of the Merger, none of Archipelago or any of its subsidiaries or its representatives will be required to pay any commitment or other fee or incur any liability in connection with the debt financing prior to the effective time of the Merger, and no personal liability will be imposed on the officers, directors, employees or agents involved), and (vii) obtaining certain assignments of intellectual property set forth in the disclosure schedules to the Merger Agreement, and making all necessary filings with governmental registration agencies to update ownership title in such intellectual property and to record the release of any security interests granted by Archipelago or any of its subsidiaries in Archipelago’s intellectual property that have been released. Upon Archipelago’s written request, Parent will promptly reimburse Archipelago for its out-of-pocket costs and expenses (including reasonable attorney’s fees) incurred and documented in connection with the foregoing cooperation. Additionally, Parent will indemnify Archipelago, its subsidiaries, and their respective representatives against any losses incurred in connection with the arrangement of the financing and any information used in connection therewith, except such information provided by Archipelago or its subsidiaries.

Representations and Warranties

The Merger Agreement contains representations and warranties made by Archipelago, Parent and Merger Sub to each other as of specific dates. The statements embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement. In addition, some of those representations and warranties made as of a specific date may be subject to a contractual standard of materiality different from that generally applicable to stockholders or may have been used for the purpose of allocating risk between the parties to the Merger Agreement rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

The representations and warranties made by Archipelago to Parent and Merger Sub include representations and warranties relating to, among other things:

•	due organization, existence, good standing and qualification to do business of Archipelago and its subsidiaries;

•	the capitalization of Archipelago and its subsidiaries and the absence of preemptive or other similar rights, repurchase or redemption obligations, or voting agreements;

•	the absence of encumbrances on Archipelago’s ownership of the equity interests of its subsidiaries;

•	the consideration payable under the Merger Agreement;

•

Archipelago’s corporate power and authority to execute, deliver and perform, and to consummate the transactions contemplated by, the Merger Agreement, and the enforceability of the Merger Agreement against Archipelago;

•

the adoption, approval, and declaration of advisability of the Merger Agreement and the transactions contemplated by the Merger Agreement by the Board, and the recommendation of approval of the Merger Agreement and the transactions contemplated by the Merger Agreement by the Board to the stockholders;

•	the Stockholder Approval;

•

the absence of violations of or conflicts with Archipelago’s organizational documents, applicable laws, or other material contracts as a result of the execution of the Merger Agreement and consummation of the Merger;

•

the absence of required action or filings with governmental authorities other than the filing of this proxy statement and the certificate of merger and other filings and actions taken to comply with applicable antitrust laws, securities laws, and Nasdaq rules;

•	Archipelago’s SEC filings since September 3, 2009 and the financial statements included therein, including the accuracy and compliance with GAAP of such financial statements;

•

Archipelago’s compliance with certain securities laws and listing rules, including, among other things, its disclosure controls and procedures and internal control over financial reporting, compliance with the Sarbanes-Oxley Act of 2002 and the listing rules of Nasdaq and adoption of a code of ethics applicable to certain executives;

•	the absence of liabilities not disclosed in Archipelago’s financial statements, other than those incurred in the ordinary course of business or as related to the Merger Agreement;

•	the accuracy of the information provided by Archipelago for inclusion in this proxy statement;

•	the absence of a Material Adverse Effect (as defined below) and the ordinary course operations of Archipelago from September 30, 2011 to the date of the Merger Agreement;

•	compliance with applicable laws and permitting requirements and the absence of governmental orders or investigations against Archipelago or its subsidiaries;

•	compliance with laws and internal policies regarding confidentiality of customer information;

•	the absence of legal proceedings pending or threatened against Archipelago or its subsidiaries;

•	good title and valid interests in Archipelago’s personal property, free and clear of any liens;

•	Archipelago’s leased real property;

•	compliance with applicable tax laws and other tax-related matters;

•	employee benefit plans and the absence of additional payments and benefits to employees as a result of the Merger Agreement and the transactions contemplated thereby;

•	compliance with applicable laws related to employment and labor practices and the absence of legal claims and disputes relating to labor and employment matters;

•	the absence of a collective bargaining agreement and other labor union activities;

•	the effectiveness of Archipelago’s insurance policies;

•	compliance with applicable environmental laws and other environmental matters;

•	material contracts and the absence of any defaults thereunder;

•

various matters related to Archipelago’s intellectual property and practices related thereto, including, among other things, sufficiency of rights and ownership in Archipelago’s intellectual property, the absence of legal claims relating to or liens on intellectual property, Archipelago’s use of and licenses for open source materials and Archipelago’s safeguarding of material trade secrets;

•	Archipelago’s significant suppliers;

•	compliance with anti-corruption and export-import laws;

•	affiliate and related party transactions;

•	broker’s fees and commissions;

•	the receipt by Archipelago’s Board of a fairness opinion from Barclays; and

•	the absence of antitakeover provisions affecting Archipelago.

Many of Archipelago’s representations and warranties are qualified as to, among other things, “materiality” or “Material Adverse Effect.” For the purposes of the Merger Agreement, a “Material Adverse Effect” means, with respect to the Company, any condition, change, event or occurrence which has, or would reasonably be expected to have, a material adverse effect on the business, results of operations or financial condition of such party and its subsidiaries taken as a whole. However, none of the following will be deemed a “Material Adverse Effect:”

•

any conditions, changes, events, occurrences or effects generally affecting (A) the industries in which the Company and its subsidiaries operate, or (B) the economy or the financial, debt, credit or securities markets, in the United States or elsewhere in the world, including effects on such segments, economy or markets resulting from or arising out of (1) any regulatory or political conditions or developments, or (2) any outbreak, escalation or threat of hostilities, declared or undeclared acts of war, sabotage or terrorism, or weather or climatic conditions or other force majeure events; provided, that in each case of (A) and (B) above, the Company and its subsidiaries are not affected in a materially disproportionate manner as compared to other participants in the industry; and

•

any conditions, changes, events, occurrences or effects arising out of, resulting from or attributable to (A) changes in law or in generally accepted accounting principles or in accounting standards, or changes in general legal, regulatory or political conditions (provided that the Company and its subsidiaries are not affected in a materially disproportionate manner as compared to other participants in the industry); or (B) the negotiation, execution, announcement or performance of the Merger Agreement or the consummation of the Merger, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners or employees, or any litigation arising from allegations of breach of fiduciary duty or violation of law relating to the Merger Agreement or the Merger; or (C) any action taken by the Company or its subsidiaries as required by the Merger Agreement or with Parent’s prior written consent, or any failure by the Company to take any action in order to comply with the restrictions contained in the Merger Agreement; or (D) any decline in the market price, or change in trading volume, of the capital stock of the Company or any failure of the Company to meet internal projections or forecasts, or projections or forecasts of any other person, of revenues, earnings or cash flow for any period ending on or after the date of the Merger Agreement, in and of itself.

The representations and warranties made by Parent and Merger Sub to Archipelago include representations and warranties relating to, among other things:

•	due organization, existence and good standing of Parent and Merger Sub;

•

Parent and Merger Sub’s corporate power and authority to execute, deliver and perform, and to consummate the transactions contemplated by, the Merger Agreement, and the enforceability of the Merger Agreement against them;

•

the absence of required action or filings with governmental authorities other than the filing of the certificate of merger and other filings and actions taken to comply with applicable antitrust laws, securities laws and Nasdaq rules;

•

the absence of conflicts with, or violations of, the organizational documents of Parent and Merger Sub, applicable laws or other agreements to which they are a party as a result of the Merger Agreement and consummation of the Merger;

•	the accuracy of the information provided by Parent or Merger Sub for inclusion in this proxy statement;

•	Parent’s beneficial ownership of all of the outstanding capital stock of Merger Sub and the absence of other business activities of Merger Sub;

•

the enforceability of the Equity Commitment Letter and the Debt Commitment Letter, the absence of any default thereunder and the absence of any reason to believe the conditions to the financing will not be satisfied or that the financing will not be available on the closing of the Merger;

•	the sufficiency of funds in the financing arrangements contemplated by the Equity Commitment Letter and the Debt Commitment Letter to pay the consideration and fees related to the Merger;

•	the execution and enforceability of the limited guaranty by the Investor (as described in “The Merger—Limited Guaranty”) and the absence of any default thereunder;

•	the solvency of Parent and the Surviving Corporation as of the effective time of the Merger;

•

the absence of any contracts between Parent, Merger Sub and the Investor, on the one hand, and any member of Archipelago’s management or directors, on the other hand, as of the date of the Merger Agreement that relate in any way to Archipelago or the Merger;

•	that Parent and Merger Sub do not own any shares of Archipelago’s common stock;

•

the absence of any legal proceedings pending or threatened against Parent or any of its subsidiaries and the absence of any orders to which Parent or any of its subsidiaries are subject and, in each case, that would reasonably be expected to impair in any material respect the ability of Parent or Merger Sub to perform its obligations under the Merger Agreement or materially delay consummation of the Merger; and

•	broker’s fees and commissions.

Conduct of Business Pending the Merger

Under the Merger Agreement, Archipelago has agreed that, subject to certain exceptions, from the date of the Merger Agreement until the effective time of the Merger, Archipelago will, and will cause each of its subsidiaries to conduct its business in the ordinary course consistent with past practice and use its commercially reasonable best efforts to:

•	preserve intact its present business organization and goodwill;

•	keep available the services of its current executive officers holding the title of vice president and above and other key employees; and

•	preserve and maintain existing relationships with persons with whom it or its subsidiaries have significant business relations.

Archipelago has also agreed that from the date of the Merger Agreement until the effective time of the Merger and subject to certain exceptions, it will not and it will not permit any of its subsidiaries to:

•	amend its certificate of incorporation, bylaws or other similar organizational documents;

•

issue, sell, grant, transfer, pledge, dispose of or encumber any of Archipelago’s securities or the securities of any of its subsidiaries, other than as agreed to in the Merger Agreement or pursuant to the ESPP and outstanding option awards;

•	redeem, purchase or otherwise acquire any of Archipelago’s securities or the securities of any of its subsidiaries, with certain exceptions relating to tax withholding and equity awards;

•

other than inter-company distributions, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock whether payable in cash, stock or other property;

•	split, combine, subdivide or reclassify any shares of its capital stock;

•

repurchase, repay or incur any indebtedness, including by way of a guarantee or an issuance or sale of debt securities, or issue or sell options, warrants, calls or other rights to acquire any debt securities of the Company or any of its subsidiaries, except for inter-company borrowings and other borrowings not in excess of $1 million in the aggregate;

•

make any loans, advances, capital contributions or investments in or to another person or entity other than (i) to Archipelago or any of its subsidiaries in the ordinary course of business consistent with past practice or (ii) accounts receivable and extensions of credit in the ordinary course of business and advances of expenses to employees in the ordinary course of business consistent with past practice;

•

sell, lease, license, dispose of or otherwise transfer any of the material properties, assets, interests or businesses of the Company and its subsidiaries, except (i) in the ordinary course of business consistent with past practice, (ii) pursuant to contracts in force on the date of the Merger Agreement, (iii) dispositions of obsolete or worthless assets in the ordinary course of business consistent with past practice, or (iv) transfers among the Company and its subsidiaries;

•	amend, modify, extend, renew or terminate any lease or enter into any new lease, sublease, license or other agreement for the use of any real property;

•	make, or become legally committed to make, any capital expenditures in excess of $3.5 million in the aggregate;

•	adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

•

acquire (including by merger, consolidation, acquisition of stock or assets or otherwise) or purchase, directly or indirectly, any business, division or assets if the aggregate amount of consideration paid would exceed $250,000 in any individual case or $500,000 in the aggregate;

•

except as required by law and as required pursuant to the terms of contracts or benefit plans of the Company or its subsidiaries in effect on the date of the Merger Agreement: (i) other than in the ordinary course of business consistent with past practice, grant any increase in the compensation or benefits payable by the Company or any of its subsidiaries to any employee (provided that no officer of the Company holding the title of vice president or above be granted any increase in compensation or benefits, and payments of bonuses to employees below the vice president level consistent with past practice shall not constitute an increase in compensation); (ii) adopt, enter into, amend, or otherwise increase, or accelerate the payment or vesting of the amounts, benefits, or rights payable or accrued under any compensation, severance, retention, other similar profit sharing, stock option, stock purchase, or equity-linked pension or retirement plan, program, agreement or arrangement; (iii) enter into or amend any employment or severance agreement with any officer, director or, except in the ordinary course of business consistent with past practice, other employee of the Company or any of its subsidiaries; or (iv) except in accordance with existing contracts or agreements, make any severance or termination payment to any officer, director or employee of the Company or any of its subsidiaries;

•	make, change or revoke any material election concerning taxes or tax returns;

•

make any material changes in financial accounting methods, principles or practices (or change an annual accounting period), except as required by a change in GAAP, any rule or regulation promulgated by the SEC or any other applicable law;

•	enter into any collective bargaining agreement or enter into any substantive negotiations with respect to any collective bargaining agreement, except as required by law;

•

mortgage, pledge, hypothecate, grant any security interest in, or otherwise subject to any other lien, other than as provided for in the Merger Agreement, any material assets of the Company or its subsidiaries;

•

pay, discharge, settle, or satisfy any material claims against the Company or any of its subsidiaries (including claims of stockholders relating to the Merger Agreement or the Merger), liabilities or obligations, other than (i) in the ordinary course of business consistent with past practice; or (ii) the payment, discharge, settlement, or satisfaction of claims, liabilities or obligations that involve only the payment of monetary damages not in excess of $75,000 individually or $200,000 in the aggregate, in any case without the imposition of equitable relief on, or the admission of wrongdoing by, the Company or any of its subsidiaries;

•

waive, release, grant, or transfer any right of material value, other than in the ordinary course of business consistent with past practice or, subject to the terms of the Merger Agreement, fail to enforce, or consent to any material matter with respect to which the Company’s consent is required under, any material confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

•

enter into any agreement, understanding, or commitment that restrains or limits the Company’s or any of its subsidiaries’ ability to compete with or conduct any business or line of business, including geographic limitations on the Company’s or any of its subsidiaries’ activities;

•

enter into, modify, amend, or terminate any material contract or waive or assign any of the Company’s rights or claims under a material contract, in each case except in the ordinary course of business consistent with past practice;

•

take any action that would cause any conditions to the closing of the Merger (as discussed in “The Merger Agreement—Conditions to the Merger”) not being satisfied or that would otherwise prevent, delay or impair the ability of Archipelago to consummate the Merger;

•

communicate with employees of the Company or any of its subsidiaries regarding the compensation, benefits or other treatment that they will receive in connection with the Merger, unless any such communications are consistent with prior directives or documentation provided to the Company by Parent;

•	hire any executive officer holding the title of vice president or above, or hire any non-officer employees outside of the ordinary course of business consistent with past practice;

•

terminate the employment of any executive officer holding the title of vice president or above (other than termination for good reason or reasonable cause), or any key employee of the Company outside of the ordinary course of business consistent with past practice;

•

license, disclose or otherwise provide to any person or entity, or grant a contingent right to any person to be licensed, disclosed or provided, the source code or related source materials for any material software owned by the Company or any of its subsidiaries other than where such person is an employee or independent contractor of the Company or one of its subsidiaries and pursuant to a signed written agreement containing non-use, non-disclosure and return/destruction obligations for the benefit of the Company or any of its subsidiaries with respect to such source code or related source materials;

•	enter into any new line of business; or

•	agree, resolve or commit to do any of the foregoing.

Other Acquisition Proposals

Upon signing the Merger Agreement, Archipelago agreed to cease all ongoing discussions and negotiations with other parties related to an acquisition proposal, and also agreed that it will not, and it will not authorize or permit any subsidiary or representative to:

•	solicit, initiate, propose or knowingly facilitate or encourage any inquiries regarding, or the submission of, an acquisition proposal;

•

engage in, continue or otherwise participate in any discussions or negotiations regarding or provide any information or data concerning Archipelago or any of its subsidiaries to any person relating to an acquisition proposal;

•	grant any waiver, amendment or release under any standstill or confidentiality agreement, any rights agreement or “poison pill” arrangement or takeover statute;

•	approve, endorse, recommend, execute or enter into any acquisition agreement; or

•	resolve, propose or agree to do any of the foregoing.

However, if Archipelago receives an unsolicited written acquisition proposal from a third party that it believes to be bona fide and that the Board determines in good faith could reasonably be expected to lead to a superior proposal, then, after signing a confidentiality agreement with the third party on terms no less favorable than the terms of its confidentiality agreement with Parent, Archipelago may furnish information with respect to Archipelago and its subsidiaries to the person making such acquisition proposal and may participate in discussions or negotiations with such person regarding the acquisition proposal. In making such determination the Board must take into consideration, among other factors, whether the third party is reasonably likely to have adequate sources of financing or adequate funds to consummate such acquisition proposal and whether approval of such third party’s stockholders is required as a condition to its obligation to consummate such acquisition proposal. Archipelago may not provide any commercially sensitive non-public information to any competitor except in a manner consistent with Archipelago’s past practice in dealing with the disclosure of such information in the context of considering acquisition proposals prior to the execution of the Merger Agreement, and it must provide to Parent a copy of all information not previously provided to Parent or its representatives at the same time such new information is provided to the third party. Any person submitting an unsolicited acquisition proposal must provide a definitive agreement that marks any proposed changes to the terms of the Merger Agreement, and Archipelago must keep Parent reasonably informed of the status of any acquisition proposal.

Except as permitted by the terms of the Merger Agreement described below, Archipelago has agreed in the Merger Agreement that the Board, any committee thereof and representatives of the Company will not:

•

withhold, withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub the unanimous recommendation by the Board that stockholders of the Company adopt the Merger Agreement and approve the Merger;

•	adopt, approve or recommend or propose to adopt, approve or recommend (publicly or otherwise) an acquisition proposal;

•	in certain circumstances, fail to publicly reaffirm its recommendation of the Merger Agreement and Merger;

•	fail to recommend against certain acquisition proposals involving a tender offer;

•	fail to include its recommendation of the Merger Agreement and Merger in this proxy statement (all of the above items being referred to as an “adverse recommendation change”); or

•	cause, permit or authorize Archipelago or any of its subsidiaries to enter into any merger, acquisition or similar agreement with respect to any acquisition proposal.

Notwithstanding the foregoing, if at any time prior to obtaining stockholder approval of the Merger Agreement, the Board receives a written, binding acquisition proposal from a third party that the Board determines constitutes a superior proposal, the Board may make an adverse recommendation change and/or enter into an acquisition agreement with respect to the superior proposal if:

•	the Board determines in good faith, after consultation with its independent financial advisor and outside legal counsel, that such action is necessary to comply with its fiduciary duties;

•

Archipelago has provided prior written notice to Parent at least five business days in advance specifying the basis for the adverse recommendation change or termination, the identity of the party making such superior proposal and the material terms thereof, including copies of relevant documents relating to the superior proposal (and if there are any material revisions to such superior proposal, Archipelago must deliver a new written notice to Parent and provide a three business day waiting period);

•

during the five business day (or three business day, if applicable) notice period, Archipelago negotiates with Parent in good faith to make such adjustments to the Merger Agreement as would enable the Board to determine that the third party’s acquisition proposal would cease to constitute a superior proposal;

•

the Board considers in good faith any changes to the Merger Agreement offered by Parent and determines that the acquisition proposal from the third party would continue to constitute a superior proposal if such changes were to be given effect; and

•

if Archipelago enters into an acquisition agreement with respect to the superior proposal, Archipelago terminates the Merger Agreement and pays to Parent the termination fee described under “The Merger Agreement—Termination Fees and Reimbursement of Expenses” below.

In addition, at any time prior to obtaining the Stockholder Approval of the Merger Agreement, the Board may make an adverse recommendation change to comply with its fiduciary duties in response to a material development or change in material circumstances (unrelated to an acquisition proposal) arising after the date of the Merger Agreement that was not known by the Board prior to the execution of the Merger Agreement, if Archipelago provides Parent with information describing the event within three business days of becoming aware of such event and provides written notice of its intent to make and reasons for making an adverse recommendation change at least five business days before doing so. During such five business day period, Parent may make a proposal to adjust the terms and conditions of the Merger Agreement, which proposal the Board may reject if, after consideration, it determines that an adverse recommendation change is still necessary to comply with its fiduciary duties.

Archipelago has agreed to notify Parent promptly (and in any event within 48 hours) after receipt by Archipelago or any of its representatives of any acquisition proposal or any request for non-public information or to enter negotiations, which notice will identify the third party making the acquisition proposal and the material terms and conditions of the acquisition proposal (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements). Archipelago will keep Parent reasonably informed on a prompt basis of the status and terms of any such acquisition proposals (including any amendments thereto) and the status of any such discussions or negotiations, including any change in the Company’s intentions as previously notified.

An “acquisition proposal” means any inquiry, proposal or offer from any third party that Archipelago believes in good faith to be bona fide relating to any:

•

acquisition of assets of Archipelago and its subsidiaries equal to 20% or more of Archipelago’s consolidated assets or to which 20% or more of Archipelago’s revenues on a consolidated basis are attributable;

•	acquisition of 20% or more of Archipelago’s outstanding common stock;

•	tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of Archipelago’s outstanding common stock; or

•

merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Archipelago, in each of the instances noted above, other than the Merger.

A “superior proposal” means a written acquisition proposal which Archipelago believes in good faith to be bona fide to acquire, directly or indirectly (whether by way of merger, consolidation, share exchange, business combination, recapitalization, tender or exchange offer, asset sale or otherwise), for consideration consisting of cash and/or securities, more than 80% of the equity securities of Archipelago or more than 80% of the assets of Archipelago and its subsidiaries on a consolidated basis, made by a third party, and which is otherwise on terms and conditions which the Board determines in good faith (after consultation with its financial and legal advisors) to be more favorable to Archipelago’s stockholders than the Merger, after taking into consideration, among other things, the identity of the third party making the acquisition proposal (including whether stockholder approval of such third party is required); the likelihood of stockholder litigation regarding the acquisition proposal; all of the terms, conditions, impact and all legal, financial, regulatory and other aspects of such acquisition proposal and the Merger Agreement, including break-up fee and expense reimbursement provisions; and any proposal by Parent to amend the terms of the Merger Agreement as discussed above.

Nothing in the Merger Agreement will prohibit the Board from complying with its disclosure and other obligations under applicable law with regard to an acquisition proposal, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A under the Exchange Act (provided that Archipelago and the Board may not effect an adverse recommendation change except to the extent specifically permitted by the Merger Agreement). Further, a factually accurate public statement by Archipelago that describes its receipt of an acquisition proposal and the operation of the Merger Agreement with respect thereto, or any “stop, look and listen” communication by the Board pursuant to Rule 14d-9(f) of the Exchange Act, or any similar communication to Archipelago’s stockholders, will not be deemed to constitute an adverse recommendation change or a proposal by the Board to withdraw or modify its recommendation of the Merger Agreement.

Stockholders Meeting

Archipelago agreed to prepare and file this proxy statement, including the Board’s recommendation that stockholders vote in favor of the Merger Agreement (with such exceptions as set forth above in “The Merger Agreement—Other Acquisition Proposals”), as soon as practicable following the date the Merger Agreement was signed and to notify Parent of any comments received from the SEC to this proxy statement. Additionally, Archipelago has agreed to establish a record date and hold a meeting of its stockholders as soon as practicable following clearance of the proxy statement by the SEC (but in no event later than 35 days following such clearance) for the purpose of voting on the approval and adoption of the Merger Agreement. However, Archipelago may adjourn or postpone the stockholders meeting until June 27, 2012 (i) to the extent necessary to ensure that any required supplement or amendment to the proxy statement is provided to Archipelago’s stockholders, (ii) if as of the time for which the stockholders meeting is originally scheduled (as set forth in the proxy statement) there are insufficient shares of Archipelago’s common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such meeting, or (iii) as required by applicable law, order, or a request from the SEC or its staff. Archipelago will, upon the reasonable request of Parent, use its reasonable best efforts to advise Parent during the last ten business days prior to the date of the stockholders meeting, as to the aggregate tally of the proxies received by Archipelago with respect to the approval of the Merger Agreement.

Reasonable Best Efforts

Parent, Merger Sub and Archipelago have each agreed to cooperate and to use their reasonable best efforts to promptly take all actions necessary, proper or advisable to consummate the transactions contemplated by the

Merger Agreement as promptly as practicable, including efforts needed to obtain all necessary regulatory and governmental approvals. The parties have also agreed to keep each other informed on a reasonably timely basis of any material communications received by such party from, or given by such party to, a governmental authority or private party, in each case regarding the Merger, and to involve the other party in resolving any related matters. The parties specifically agreed to use their reasonable best efforts to, among other things, (i) avoid the entry of, or to have vacated or terminated, any decree, order or judgment that would restrain, prevent or delay the consummation of the Merger, including by defending through litigation on the merits any claim asserted in any court, and (ii) avoid or eliminate each and every impediment under any antitrust law that may be asserted by any governmental authority with respect to the Merger.

Employee Matters

For one year after the closing of the Merger, the Surviving Corporation and its subsidiaries will provide employees of Archipelago and its subsidiaries who remain employed during such period with no less favorable base salary (on an individual-by-individual basis) and employee benefits (other than equity-based benefits) that are substantially comparable in the aggregate, in each case, to the base salaries and employee benefits in effect on the date that the Merger Agreement was signed. In addition, Parent shall provide, or cause the Surviving Corporation to provide, employees whose employment terminates during the one-year period following the effective time of the Merger with severance pay (and other separation benefits) consistent with Archipelago’s practice in effect at the time the Merger Agreement was signed, taking into account such employee’s service with Archipelago and its subsidiaries in determining the amount of severance benefits payable to such employee.

The service of each employee of Archipelago or any of its subsidiaries who remains employed during the one year period after the effective date of the Merger will be treated as service with Parent and its affiliates with respect to any 401(k) savings plan and any severance, vacation, and holiday policies maintained by Parent or one of its affiliates which is made available to such employees following the closing of the Merger by Parent or one of its affiliates for purposes of vesting, eligibility to participate and calculation of severance and vacation benefits, except to the extent such service credit would result in a duplication of benefits for the same period of service. Parent will (i) waive, or use commercially reasonable efforts to cause its insurance carriers to waive, all limitations as to pre-existing and at-work conditions, if any, with respect to participation and coverage requirements applicable to employees of Archipelago and its subsidiaries under any health benefit plan which is made available to such employees by Parent or one of its affiliates in the plan year in which the closing of the Merger occurs to the extent such limitations or conditions are waived or satisfied under a comparable Archipelago plan, and (ii) in the plan year in which the closing of the Merger occurs, provide credit to such employees for any copayments, deductibles and out-of-pocket expenses paid by such employees under the health benefit plan of Archipelago and its subsidiaries during the portion of the plan year including the date of the closing of the Merger.

Indemnification and Directors’ and Officers’ Insurance

The Surviving Corporation will assume all obligations of Archipelago and its subsidiaries to indemnify its directors, officers and employees for acts or omissions occurring at or prior to the effective time of the Merger as provided in Archipelago’s and its subsidiaries’ organizational documents and certain indemnification agreements, and will not amend the organizational documents of the Surviving Corporation to contain less favorable indemnification provisions until all applicable statutes of limitations have expired. Additionally, prior to the effective time of the Merger, Archipelago will purchase, and following the effective time the Surviving Corporation will maintain, fully pre-paid six-year “tail” policies to the current directors’ and officers’ liability insurance and fiduciaries liability insurance policies maintained as of the date hereof by Archipelago, which tail policies will cover a period of six years from the effective time of the Merger with respect to claims arising from facts or events that existed or occurred prior to or at the effective time, and which tail policies shall contain at least the same coverage as, and contain terms and conditions that are equivalent to, the coverage set forth in the current policies (provided that such tail policies will not exceed more than 300% of the premium paid by Archipelago for its current policies).

Other Covenants

The Merger Agreement contains additional agreements between Archipelago, Parent and Merger Sub relating to, among other things:

•

Public Announcements. Neither Archipelago nor Parent will issue any press release or make any public announcement with respect to the Merger Agreement or the Merger without the prior written agreement of the other party, except as required by applicable law, fiduciary duties, or by any stock exchange rule, in which case the party proposing to issue such press release or make such public announcement will first consult with the other party and will use commercially reasonable efforts to obtain the other party’s prior consent. Archipelago need not consult with Parent or Merger Sub in connection with any press release or public statement issued in connection with an acquisition proposal or adverse recommendation change.

•

Access to Information. Subject to certain exceptions, Archipelago will give Parent and its representatives reasonable access during normal business hours to Archipelago’s and its subsidiaries’ properties, books, contracts and records, and Archipelago will promptly furnish to Parent (i) a copy of each report, schedule and other document filed by it pursuant to the requirements of securities laws, and (ii) such other information concerning its business and properties as Parent may reasonably request. Such activities, however, will be conducted in such a manner as not to unreasonably interfere with the operation of Archipelago’s business. Additionally, Archipelago will furnish, to the extent prepared by Archipelago in the ordinary course of business, a copy of its monthly internally prepared financial statements, including statements of financial condition, results of operations and statements of cash flow.

•

Notification of Certain Matters. Archipelago and Merger Sub will give prompt notice to the other party of, among other things, any communications received from a governmental authority in connection with the Merger, any actions threatened or commenced relating to the Merger, and any event that would cause any of the closing conditions not to be satisfied.

•

Litigation. The parties have agreed to use their commercially reasonable efforts to defend any lawsuits or other legal proceedings (whether judicial or administrative) challenging, or seeking damages or other relief as a result of, the Merger or the Merger Agreement, including seeking to have any order adversely affecting the ability of the parties to consummate the Merger promptly vacated or reversed.

•

Internet Domain Name Registrations. Prior to the closing of the Merger, Archipelago must use commercially reasonable efforts to update the registration information for the internet domain name registrations that are material to the operation of its business to reflect Archipelago or one of its subsidiaries as the registrant of such Internet domain names (to the extent Archipelago or one of its subsidiaries is not the registrant of such internet domain names as of the date hereof).

•

Parent’s Conduct Pending the Merger. Until the effective time of the Merger, Parent has agreed not to, and not to permit any of its subsidiaries to, take any action that could reasonably be expected to (i) materially delay the obtaining of, or significantly increase the risk of not obtaining, any authorizations or approvals of any governmental authority necessary to consummate the Merger, (ii) significantly increase the risk of a governmental authority restraining or prohibiting the Merger, or (iii) otherwise materially delay the consummation of the Merger.

Conditions to the Merger

Each party’s obligation to consummate the Merger is subject to the satisfaction or waiver of various conditions, which include the following:

•	the Stockholder Approval has been obtained;

•	any applicable waiting period under the HSR Act relating to the Merger has expired or terminated; and

•	no applicable law or ruling by a governmental authority is in effect that enjoins or prevents the consummation of the Merger or otherwise makes consummation of the Merger illegal.

The obligation of Parent and Merger Sub to consummate the Merger is subject to the satisfaction or waiver of the following further conditions:

•

the representations and warranties of Archipelago set forth in the Merger Agreement are true and correct both when made and on the closing date of the Merger, except with respect to certain representations and warranties for which the failure to be true and accurate would not, individually or in the aggregate, reasonably be expected to have a “Material Adverse Effect” as discussed above in “The Merger Agreement—Representations and Warranties;”

•

Archipelago’s representation and warranty related to the aggregate consideration payable under the Merger Agreement is true and correct as of the closing date of the Merger, except for any failure to be true and correct that would not result in an increase in such aggregate consideration of more than $500,000;

•	Archipelago has performed or complied in all material respects with all of its obligations under the Merger Agreement at or prior to the closing date of the Merger;

•	Parent has received a certificate signed by an executive officer of Archipelago with respect to the satisfaction of the three above-described conditions;

•	Archipelago has filed with the SEC its Annual Report on Form 10-K and Quarterly Report on Form 10-Q, if required, prior to the effective time of the Merger;

•

Archipelago has delivered to Parent payoff letters with respect to Archipelago’s credit agreement with General Electric Capital Corporation and releases of all liens thereunder, conditioned only on the payment of the amounts described in the payoff letters; and

•	Archipelago has terminated certain of its agreements with related parties.

The obligation of Archipelago to consummate the Merger is subject to the satisfaction or waiver of the following further conditions:

•

the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement are true and correct both when made and on the closing date of the Merger, unless the failure of any such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to impair in any material respect the ability of Parent or Merger Sub to perform its obligations under the Merger Agreement or prevent or materially delay the consummation of the Merger;

•	Parent and Merger Sub have performed or complied in all material respects with all of their obligations under the Merger Agreement at or prior to the closing date of the Merger; and

•	Archipelago has received a certificate signed by an executive officer of Parent and Merger Sub with respect to the satisfaction of the two above-described conditions.

No party may rely on the failure of any of the above conditions to be satisfied if such failure was caused by such party’s failure to use its reasonable best efforts to consummate the Merger.

Termination

Archipelago and Parent may agree to terminate the Merger Agreement and abandon the Merger at any time prior to the effective time of the Merger, even after the stockholders of Archipelago have approved the Merger Agreement.

The Merger Agreement may also be terminated and the Merger may be abandoned at any time prior to the effective time of the Merger (notwithstanding any approval of the Merger Agreement by the stockholders of Archipelago) as follows:

by either Archipelago or Parent, if:

•

the Merger has not been consummated on or before July 1, 2012, subject to certain extensions (which shall not exceed 30 days) depending on when the SEC clears the proxy statement (provided that this right to terminate the Merger Agreement will not be available to a party if the failure of the Merger to be consummated by July 1, 2012 was primarily due to the failure of such party to perform any of its obligations under the Merger Agreement);

•

a final, non-appealable law or ruling by a governmental authority is in effect that enjoins or prevents the consummation of the Merger or otherwise makes consummation of the Merger illegal (provided that this right to terminate the Merger Agreement will not be available to a party if the issuance of such final, non-appealable law or ruling was primarily due to the failure of such party to perform any of its obligations under the Merger Agreement); or

•

the Stockholder Approval was not obtained at the stockholders meeting (provided that this right to terminate the Merger Agreement will not be available to Archipelago if the failure to obtain the Stockholder Approval was primarily due to a material breach of Archipelago’s obligations under the Merger Agreement related to preparing the proxy statement, holding the stockholders meeting, or soliciting an alternative acquisition proposal as discussed above in “The Merger Agreement—Other Acquisition Proposals”);

by Parent if:

•

Archipelago has materially breached or failed to perform any of its representations, warranties, covenants or agreements in the Merger Agreement causing a condition to the obligations of Parent and Merger Sub to effect the Merger not to be satisfied, if such breach or failure has not been waived by Parent or cured by Archipelago within ten days after receipt of notice of the breach or failure from Parent, or if such breach or failure is incapable of being cured prior to July 1, 2012 (subject to certain extensions), provided that Parent will not have this right to terminate the Merger Agreement if Parent or Merger Sub is in material breach of any of its representations, warranties, covenants or agreements in the Merger Agreement;

•

an adverse recommendation change has occurred (as described in “The Merger Agreement—Other Acquisition Proposals”), provided that Parent must terminate the Merger Agreement within five business days after any such adverse recommendation change;

•

Archipelago commits a willful breach of any of its obligations under the Merger Agreement related to preparing the proxy statement, holding the stockholders meeting, or soliciting an alternative acquisition proposal as discussed above in “The Merger Agreement—Other Acquisition Proposals;” or

•	the Board fails to publicly affirm its recommendation of the Merger Agreement within three business days after any request therefore by Parent;

by Archipelago, if:

•

Parent has materially breached or failed to perform any of its representations, warranties, covenants or agreements in the Merger Agreement causing a condition to the obligations of Archipelago to effect the Merger not to be satisfied, if such breach or failure has not been waived by Archipelago or cured by Parent within ten days after receipt of notice of the breach or failure from Archipelago, or if such breach or failure is incapable of being cured prior to July 1, 2012 (subject to certain extensions), provided that Archipelago will not have this right to terminate the Merger Agreement if Archipelago is in breach of any of its representations, warranties, covenants or agreements in the Merger Agreement;

•

prior to the time that Archipelago’s stockholders approve the Merger Agreement, Archipelago wishes to enter into a transaction that is a superior proposal (as described in “The Merger Agreement—Other Acquisition Proposals”), provided that (i) Archipelago and its Board have complied with the requirements described under “The Merger Agreement—Other Acquisition Proposals,” (ii) Archipelago enters into a definitive acquisition agreement with respect to the superior proposal concurrently with termination of the Merger Agreement, and (iii) Archipelago pays the applicable termination fee described under “The Merger Agreement—Termination Fees and Reimbursement of Expenses” below; or

•

Parent fails to effect the Merger within two business days after the conditions to the obligations of Parent and Merger Sub to effect the Merger (other than conditions that by their nature are to be satisfied at the closing of the Merger and are capable of being satisfied or conditions that have not been satisfied due to Parent or Merger Sub’s breach of any of their respective covenants in the Merger Agreement) have been satisfied.

Termination Fees and Reimbursement of Expenses

Archipelago is required to pay Parent a termination fee of approximately $10.18 million (but in no event will Archipelago be required to pay such fee on more than one occasion) if:

•

the Merger Agreement is terminated because the Merger has not been consummated by July 1, 2012 (subject to certain extensions depending on when the SEC clears the proxy statement), and Archipelago enters into an acquisition agreement with a third party within 12 months following termination;

•

the Merger Agreement is terminated because the Stockholder Approval was not obtained at the stockholders meeting after Archipelago complied with its obligations under the Merger Agreement related to preparing the proxy statement, holding the stockholders meeting, and soliciting an alternative acquisition proposal as discussed above in “The Merger Agreement—Other Acquisition Proposals,” and Archipelago enters into an acquisition agreement with a third party within 12 months following termination;

•

the Merger Agreement is terminated by Parent because of Archipelago’s material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement causing a failure of a closing condition and such breach has not been cured within ten days after receipt of notice thereof or is incapable of being cured prior to July 1, 2012 (subject to certain extensions), if Parent is not in material breach of the Merger Agreement and if Archipelago enters into an acquisition agreement with a third party within 12 months following termination;

•	the Merger Agreement is terminated by Parent within five business days after an adverse recommendation change has occurred (as described in “The Merger Agreement—Other Acquisition Proposals”);

•

the Merger Agreement is terminated by Parent because Archipelago has committed a willful breach of any of its obligations under the Merger Agreement related to preparing the proxy statement, holding the stockholders meeting, or soliciting an alternative acquisition proposal as discussed above in “The Merger Agreement—Other Acquisition Proposals;”

•	the Merger Agreement is terminated by Parent because the Board fails to publicly affirm its recommendation of the Merger Agreement within three business days after any request therefore by Parent; or

•

the Merger Agreement is terminated by Archipelago so that it may enter into a transaction that is a superior proposal (as described in “The Merger Agreement—Other Acquisition Proposals”), if Archipelago and the Board have complied with the requirements described under “The Merger Agreement—Other Acquisition Proposals.”

If the Merger Agreement is terminated by Parent due to Archipelago’s material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement causing a failure of a closing condition, under circumstances in which a termination fee is not then payable to Parent, Archipelago must promptly reimburse up to $2 million of Parent’s reasonable, documented expenses incurred in connection with the Merger (including obtaining financing) prior to termination of the Merger Agreement. The amount of this expense reimbursement will be deducted from any later termination fee paid by Archipelago to Parent.

Parent is required to pay Archipelago a termination fee of approximately $20.27 million (but in no event will Parent be required to pay such fee on more than one occasion) if:

•

the Merger Agreement is terminated by Archipelago because Parent has materially breached any of its representations, warranties, covenants or agreements in the Merger Agreement causing a failure of a closing condition, and such breach has not been cured within ten days after receipt of notice thereof or is incapable of being cured prior to July 1, 2012 (subject to certain extensions), if Archipelago is not in breach of the Merger Agreement; or

•

the Merger Agreement is terminated by Archipelago because Parent fails to effect the Merger within two business days after the conditions to the obligations of Parent and Merger Sub to effect the Merger (other than conditions that by their nature are to be satisfied at the closing of the Merger and are capable of being satisfied or conditions that have not been satisfied due to Parent or Merger Sub’s breach of any of their respective covenants in the Merger Agreement) have been satisfied.

The Investor has agreed, pursuant to a limited guaranty, to guarantee the obligation of Parent to pay this Parent termination fee, as further described under “The Merger—Limited Guaranty.”

Fees and Expenses

All fees and expenses incurred in connection with the Merger Agreement and Merger will be paid by the party incurring such fees or expenses, except (i) the parties will share equally the filing fee related to the federal antitrust regulations, (ii) Archipelago’s reimbursement of Parent’s expenses upon Parent’s termination of the Merger Agreement under the circumstances described under “The Merger Agreement—Termination Fees and Reimbursement of Expenses,” and (iii) Parent’s reimbursement of Archipelago’s expenses in connection with its cooperation with Parent in arranging Parent’s financing as discussed under “The Merger Agreement—Financing; Cooperation.”

Amendment; Waiver

Any provision of the Merger Agreement may be amended prior to the effective time of the Merger (whether before or after receiving the Stockholder Approval) by written agreement of the parties authorized by their respective boards of directors. However, following receipt of Stockholder Approval, the parties may not amend the Merger Agreement in any way that by law would require further stockholder approval of the amendment without such approval.

Additionally, a party may extend the time for the performance of any of the other party’s obligations or waive any closing conditions, inaccuracies in representations and warranties, or compliance by the other party with any of their agreements contained in the Merger Agreement. Such agreement to an extension or waiver must be set forth in writing and signed by the party granting the extension or waiver.

Remedies

Other than with respect to claims of intentional and knowing fraud by Archipelago in making a representation or warranty, the sole and exclusive remedies of Parent and Merger Sub for any breaches of the Merger Agreement by Archipelago or any other claims relating to the Merger include:

•

prior to termination of the Merger Agreement, Parent and Merger Sub may obtain an injunction, specific performance or other equitable relief to prevent breaches of the Merger Agreement by Archipelago and to otherwise enforce the terms of the Merger Agreement, including Archipelago’s obligation to consummate the Merger;

•	termination of the Merger Agreement in the circumstances described under “The Merger Agreement—Termination;” and

•	payment of the termination fee and reimbursement of expenses by Archipelago in the circumstances described under “The Merger Agreement—Termination Fees and Reimbursement of Expenses.”

Parent, Merger Sub and their related parties will have no other remedies against Archipelago and its related parties for damages suffered as a result of the failure of the Merger to be consummated except as set forth above, and upon payment of the termination fee and expense reimbursement payable by Archipelago as described in “The Merger Agreement—Termination Fees and Reimbursement of Expenses,” Archipelago and its related parties will have no further liability under the Merger Agreement or the Merger. The maximum liability of Archipelago and its related parties under the Merger Agreement is limited to the amount of such termination fee.

Other than with respect to (i) Archipelago’s rights under the limited guaranty by the Investor, which is described in “The Merger—Limited Guaranty,” (ii) Archipelago’s rights under its confidentiality agreement with Parent, (iii) reimbursement of Archipelago’s expenses and indemnification in connection with its cooperation with Parent in arranging Parent’s financing as discussed under “The Merger Agreement—Financing; Cooperation,” and (iv) claims of intentional and knowing fraud by Parent or Merger Sub in making a representation or warranty, the sole and exclusive remedies of Archipelago for any breaches of the Merger Agreement by Parent or Merger Sub or any other claims relating to the Merger include:

•

prior to termination of the Merger Agreement, Archipelago may obtain an injunction, specific performance or other equitable relief to cause the Equity Commitment Letter to be funded and to consummate the Merger, but only if (i) the conditions to Parent and Merger Sub’s obligations to close the Merger (other than conditions that by their nature are to be satisfied at the closing of the Merger and are capable of being satisfied or that have not been satisfied as a result of Parent or Merger Sub’s breach of the Merger Agreement) have been satisfied or waived and Parent and Merger Sub fail to complete the closing of the Merger within two business days after satisfaction or waiver of all the closing conditions, (ii) the debt financing has been funded or will be funded at the closing of the Merger if the equity financing is also funded at the closing, and (iii) Archipelago has irrevocably confirmed in writing to Parent and its lenders that if specific performance is granted and equity financing and debt financing are funded, the closing of the Merger will occur;

•

other than as it relates to the right to cause Parent to cause the Equity Commitment Letter to be funded and to consummate the Merger (which is discussed immediately above), prior to the termination of the Merger Agreement, Archipelago may obtain an injunction, specific performance or other equitable relief to prevent breaches of the Merger Agreement by Parent and Merger Sub and to otherwise enforce the terms of the Merger Agreement, including to cause Parent to seek enforcement of its financing agreements;

•	termination of the Merger Agreement in the circumstances described under “The Merger Agreement—Termination;” and

•	payment of the termination fee by Parent or the Investor (under its limited guaranty) in the circumstances described under “The Merger Agreement—Termination Fees and Reimbursement of Expenses.”

Archipelago will not be entitled to receive both specific performance and the termination fee paid by Parent. Additionally, Archipelago, its subsidiaries, and their related parties will have no other remedies against Parent and its related parties for damages suffered as a result of the failure of the Merger to be consummated except as set forth above, and upon payment of the termination fee payable by Parent as described in “The Merger Agreement—Termination Fees and Reimbursement of Expenses,” Parent and its related parties will have no further liability under the Merger Agreement or the Merger.

Our Board recommends that you vote FOR the adoption of Merger Agreement.

APPRAISAL RIGHTS

Under the DGCL, you have the right to dissent from the Merger and to receive payment in cash for the fair value of your shares of Archipelago common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the court, in lieu of the consideration you would otherwise be entitled to pursuant to the Merger Agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. We will require strict compliance with the statutory procedures.

The following is intended as a brief summary of the material provisions of the DGCL statutory procedures required to be followed by a stockholder in order to dissent from the Merger and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in a termination or waiver of your appraisal rights. All references in this summary to a “stockholder” are to the record holder of shares of Archipelago common stock unless otherwise indicated.

Section 262 requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders meeting to vote on the Merger that appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to Archipelago’s stockholders of the availability of appraisal rights in connection with the Merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C to this proxy statement since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•

You must deliver to us a written demand for appraisal of your shares before the vote with respect to the Merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption and approval of the Merger Agreement and the Merger. Voting against or failing to vote for the adoption and approval of the Merger Agreement and the Merger by itself does not constitute a demand for appraisal within the meaning of Section 262.

•

You must not vote in favor of, or consent in writing to, the adoption and approval of the Merger Agreement and the Merger. A vote in favor of the adoption and approval of the Merger Agreement and Merger, by proxy, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption and approval of the Merger Agreement and the Merger. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the Merger Agreement and the Merger or abstain from voting on the Merger Agreement and the Merger.

•

You must continue to hold your shares of Archipelago common stock through the effective date of the Merger. Therefore, a stockholder who is the record holder of shares of Archipelago common stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective date of the Merger will lose any right to appraisal with respect to such shares.

If you fail to comply with any of these conditions and the Merger is completed, you will be entitled to receive the Merger Consideration, but you will have no appraisal rights with respect to your shares of Archipelago common stock.

All demands for appraisal should be addressed to Archipelago Learning, Inc., 3232 McKinney Avenue, Suite 400, Dallas, Texas 75204, Attn: Corporate Secretary and must be delivered before the vote on the Merger

Agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of common stock. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal by a holder of common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s). Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to Archipelago. The beneficial holder must, in such cases, have the registered owner, such as a broker, bank, trust or other nominee, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker, bank, trust or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within 10 days after the effective time of the Merger, the Surviving Corporation must give written notice that the Merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the Merger Agreement and the Merger. At any time within 60 days after the effective time of the Merger, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw the demand and to accept the cash payment specified by the Merger Agreement for his, her or its shares of common stock; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the Surviving Corporation. Within 120 days after the effective date of the Merger, any stockholder who has complied with Section 262 will, upon written request to the Surviving Corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and the Merger and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the Surviving Corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the Surviving Corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time of the Merger, either the Surviving Corporation or any stockholder who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of Archipelago common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition will be made upon Archipelago, as the Surviving Corporation. The Surviving Corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal. There is no present intent on the part of Archipelago to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that Archipelago will file such a petition or that Archipelago at will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the Surviving Corporation, the Surviving Corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the Surviving Corporation. After notice to dissenting stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of common stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

In determining fair value, and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.”

Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”

You should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the Merger Agreement. Moreover, we do not anticipate offering more than the Merger Consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of Archipelago common stock is less than the Merger Consideration. In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors.

Costs of the appraisal proceeding may be imposed upon the Surviving Corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time of the Merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time of the Merger; however, if no petition for appraisal is filed within 120 days after the effective time of the Merger, or if the stockholder delivers a written withdrawal of his, her or its demand for appraisal and an acceptance of the terms of the Merger within 60 days after the effective time of the Merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its shares of common stock pursuant to the Merger Agreement. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the cash that such holder would have received pursuant to the Merger Agreement within 60 days after the effective date of the Merger.

In view of the complexity of Section 262, stockholders who may wish to dissent from the Merger and pursue appraisal rights should consult their legal advisors.

MARKET PRICE OF ARCHIPELAGO’S COMMON STOCK

Archipelago’s common stock is listed on Nasdaq under the trading symbol “ARCL.” The following table shows the high and low closing sale prices of the common stock as reported on Nasdaq for each quarterly period since the beginning of Archipelago’s 2010 fiscal year:

	High		Low
2010 Fiscal Year
Quarter ended March 31, 2010		$21.22		$13.77
Quarter ended June 30, 2010		$16.27		$11.27
Quarter ended September 30, 2010		$12.35		$9.37
Quarter ended December 31, 2010		$12.95		$8.18
2011 Fiscal Year
Quarter ended March 31, 2011		$11.89		$8.09
Quarter ended June 30, 2011		$10.61		$8.20
Quarter ended September 30, 2011		$10.60		$8.03
Quarter ended December 31, 2011		$10.86		$8.06
2012 Fiscal Year
Quarter ended March 31, 2012 (through [—])	$	[—]	$	[—]

The closing sale price of the common stock on Nasdaq on March 2, 2012, which was the last trading day before the announcement of the Merger, was $9.04. On [—], 2012, which is the latest practicable trading day before this proxy statement was printed, the closing price for Archipelago’s common stock on Nasdaq was $[—].

Our present policy is to retain earnings, if any, to finance future growth. We have never paid cash dividends and have no present intention to pay cash dividends. In addition, in accordance with the Merger Agreement, Archipelago cannot pay any cash dividends prior to the closing of the Merger or termination of the Merger Agreement without the prior consent of Parent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 20, 2012, by (a) each person known by us that beneficially owns 5% or more of our outstanding shares of common stock based on their filings of Schedules 13D and 13G with the SEC, (b) each of our directors and named executive officers and (c) all of our current directors and executive officers as a group.

Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within sixty (60) days of that date. The following table includes shares of restricted stock that will vest in connection with the Merger, but does not include stock options and RSUs that will be cancelled and converted into the right to receive certain cash payments in connection with the Merger.

Percentage of beneficial ownership is based on 26,344,759 shares of Archipelago common stock and restricted stock outstanding as of March 20, 2012. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each holder listed below is Archipelago Learning, Inc., 3232 McKinney Avenue, Suite 400, Dallas, Texas 75204.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned as of March 20, 2012
	Shares of Outstanding Common Stock	Shares of Outstanding Time-Based Restricted Stock to Vest on Change in Control(1)	Share of Outstanding Performance Restricted Stock to vest on Change in Control(1)	Total Number of Combined Shares(2)	Percentage
5% Stockholders:
Providence Equity Partners(3)	12,273,954	—	—	12,273,954	46.59%
Brown Brothers Harriman & Co.(4)	2,074,736	—	—	2,074,736	7.88%
Directors and Officers:
Tim McEwen	381,550	—	247,805	629,355	2.39%
Mark Dubrow	—	—	—	—	*
Bobby Babbrah	—	—	—	—	*
Martijn Tel	5,250	—	—	5,250	*
Donna Regenbaum	—	—	—	—	*
Brian Hall	12,823	2,508	—	15,331	*
Thomas F. Hedrick	9,334	2,508	—	11,842	*
David Phillips(5)	—	—	—	—	*
Ruth E. Orrick	7,976	2,508	—	10,484	*
Troy Stovall	—	3,922	—	3,922	*
Peter Wilde(5)	—	—	—	—	*
All Directors and Executive Officers as a Group (11 persons)	416,933	11,466	247,805	676,184	2.57%

*	Less than 1%.
(1)	Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of Archipelago restricted common stock that is vested or that, upon consummation of the Merger, automatically vests in accordance with its terms, will be cancelled and converted into the right to receive $11.10 in cash, without interest and less applicable withholding tax. Any share of Archipelago restricted common stock that is unvested at the effective time of the Merger and that does not automatically vest pursuant to its terms upon consummation of the Merger will be forfeited without the right to receive any consideration therefor. The securities in the column above reported represent the shares of Archipelago restricted common stock that are expected to vest at the effective time of the Merger.

(2)	This table excludes Archipelago stock options and restricted stock units held by Archipelago executive officers as these securities will not be exercisable for shares of common stock at the effective time of the Merger, and instead will be treated as follows under the Merger Agreement:

(a) At the effective time of the Merger, each outstanding stock option, whether or not vested, will be cancelled and converted into the right to receive a cash payment equal to the excess, if any, of $11.10 over such option’s exercise price. Each outstanding stock option that has an exercise price equal to or greater than $11.10 will be cancelled without the right to receive any consideration therefor.

(b) At the effective time of the Merger, each outstanding Archipelago restricted stock unit and related dividend equivalent right, whether or not vested, will be cancelled and converted into the right to receive $11.10 in cash, without interest, plus any accumulated dividends, which amounts will be paid to certain employees of Archipelago.

(3)	Represents (i) 10,599,689 shares of common stock held by Providence Equity Partners V L.P. (“PEP V”) and (ii) 1,674,265 shares of common stock held by Providence Equity Partners V-A, L.P. (“PEP V-A”). Providence Equity GP V L.P. is the general partner of PEP V and PEP V-A and may be deemed to share beneficial ownership of shares owned by PEP V and PEP V-A. Providence Equity Partners V L.L.C. is the general partner of Providence Equity GP V L.P. and may be deemed to share beneficial ownership of shares owned by Providence Equity GP V L.P., PEP V and PEP V-A. Messrs. Jonathan Nelson, Glenn Creamer and Paul Salem each are members of Providence Equity Partners V L.L.C. and partners of Providence Equity GP L.P. and may be deemed to share beneficial ownership of shares owned by Providence Equity Partners V L.L.C., Providence Equity GP V L.P., PEP V and PEP V-A. Each of Providence Equity GP V L.P., Providence Equity Partners V L.L.C. and Messrs. Nelson, Creamer and Salem disclaims this beneficial ownership, except to the extent of their pecuniary interest therein. The address of Messrs. Nelson, Creamer and Salem and the entities in this footnote is c/o Providence Equity Partners, 50 Kennedy Plaza, Suite 1801, Providence, Rhode Island, 02903.
(4)	The securities being reported are beneficially owned by 1818 Master Partners, Ltd., of which Brown Brothers Harriman & Co. is a control person based upon its holding of all the voting interests in, and directing the management of, 1818 Master Partners, Ltd. Information regarding these shares is based solely on information obtained from Brown Brothers Harriman & Co. The address for Brown Brothers Harriman & Co. is 140 Broadway, New York, New York, 10005.
(5)	Does not include shares held by Providence Equity Partners V L.P. and Providence Equity Partners V-A L.P. By virtue of their affiliation with Providence Equity Partners, including as limited partners of Providence Equity GP V L.P., Messrs. Wilde and Phillips may be deemed to have or share beneficial ownership of shares held by each of Providence Equity Partners V L.P. and Providence Equity Partners V-A, L.P. and their affiliated entities. See footnote (3) above. Messrs. Wilde and Phillips disclaim any such beneficial ownership of such shares, except to the extent of their pecuniary interest therein. The address of Messrs. Wilde and Phillips is c/o Providence Equity Partners, 50 Kennedy Plaza, Suite 1801, Providence, Rhode Island, 02903.

ADVISORY VOTE REGARDING CERTAIN EXECUTIVE COMPENSATION THAT MAY BE PAID OR BECOME PAYABLE IN CONNECTION WITH THE MERGER

(PROPOSAL 2)

In accordance with Section 14A of the Exchange Act, Archipelago is providing its stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation that may be payable to its named executive officers in connection with the Merger. As required by those rules, Archipelago is asking its stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to Archipelago’s named executive officers that is based on or otherwise relates to the Merger, as disclosed in the section titled “The Merger—Interests of Executive Officers and Directors of Archipelago in the Merger; Executive Compensation that May Be Paid or Become Payable in Connection with the Merger,” including the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be paid or become payable, are hereby APPROVED on an advisory (non-binding) basis.”

The Board recommends that you vote FOR the approval of this proposal.

The vote on executive compensation that may be paid or become payable in connection with the Merger is a vote separate and apart from the vote to approve the Merger. Accordingly, you may vote to approve the executive compensation that may be paid or become payable in connection with the Merger and vote not to approve the Merger and vice versa. Because the vote is advisory in nature only, it will not be binding on Archipelago. Accordingly, because Archipelago is contractually obligated to pay the compensation, such compensation will be paid or will become payable, subject only to the conditions applicable thereto, if the Merger Agreement is approved, the Merger becomes effective and other conditions to such compensation are satisfied, regardless of the outcome of the advisory vote.

The affirmative vote of the majority of the votes cast at Archipelago’s special meeting at which a quorum is present will be required to approve the advisory resolution on executive compensation that may be paid or become payable in connection with the Merger. An abstention, failure to submit a proxy card or vote in person or by telephone or the Internet, or a broker non-vote will not affect whether this matter has been approved, although they will have the practical effect of reducing the number of affirmative votes required to achieve the required majority by reducing the total number of shares from which the majority is calculated.

AUTHORITY TO ADJOURN OR POSTPONE THE SPECIAL MEETING

(PROPOSAL 3)

We may ask our stockholders to vote on a proposal to authorize the Board, in its discretion, to adjourn or postpone the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the Merger Agreement. We currently do not intend to propose that the Board have discretionary authority to adjourn or postpone the special meeting if there are sufficient votes to adopt the Merger Agreement. If any proposal to authorize the Board, in its discretion, to adjourn or postpone the special meeting for the purpose of soliciting additional proxies is submitted to our stockholders for approval, such approval requires the affirmative vote of the holders of a majority of the shares of Archipelago common stock present in person or represented by proxy and entitled to vote on the matter. Abstentions and broker non-votes will have no effect on this proposal.

The Board recommends that you vote FOR any proposal to authorize the Board, in its discretion, to adjourn or postpone the special meeting, if necessary, to solicit additional proxies.

OTHER MATTERS

We are not currently aware of any business to be acted upon at the special meeting other the matters discussed in this proxy statement. Under our bylaws, business transacted at the special meeting is limited to the purposes stated in the notice of the special meeting, which is provided at the beginning of this proxy statement. If other matters do properly come before the special meeting, or at any adjournment or postponement of the special meeting by or at the direction of the Board, we intend that shares of Archipelago common stock represented by properly submitted proxies will be voted in accordance with the recommendations of the Board.

It is important that your shares be represented at the special meeting, regardless of the number of shares which you hold. Therefore, we urge you to complete, sign, date and return the accompanying proxy card as promptly as possible in the prepaid envelope enclosed for that purpose or to submit a proxy via the Internet or by telephone.

HOUSEHOLDING OF PROXY STATEMENT

Certain Archipelago stockholders who share an address are being delivered only one copy of this proxy statement. However, this delivery method, called “householding” is not being used if Archipelago or one of its mailing agents has received contrary instructions from one or more of the stockholders. Brokers with account holders who are Archipelago stockholders will also be householding our proxy materials. Upon written or oral request, Archipelago will promptly deliver a separate copy of such document to the requesting Archipelago stockholder. Written requests should be made to Archipelago Learning, Inc., Attention: Investor Relations, 3232 McKinney Avenue, Suite 400, Dallas, TX 75204, and oral requests may be made by calling Investor Relations of Archipelago at (800) 419-3191, ext. 7125. In addition, Archipelago stockholders who wish to receive a separate copy of Archipelago’s proxy statements and annual reports in the future should notify Archipelago either in writing addressed to the foregoing address or by calling the foregoing telephone number. Archipelago stockholders sharing an address who are receiving multiple copies of Archipelago’s notice of Internet availability of proxy materials and/or proxy statements and annual reports may request delivery of a single copy of such documents by writing to Archipelago at the address above or calling Archipelago at the telephone number above. If you have received notice from your broker that they will be householding communications to your address and you would prefer to receive a separate set of materials, please notify your broker. Stockholders who currently receive multiple copies of the materials at their addresses from their broker and would like to request householding of their communications should also contact their broker.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

FOR 2012 ANNUAL MEETING

If the Merger is completed, there will be no public stockholders of Archipelago and no public participation in any future meetings of Archipelago’s stockholders. However, if the Merger is not completed, Archipelago will hold a 2012 annual meeting of stockholders. In that event, in order to be considered for inclusion in the proxy statement and related proxy card for Archipelago’s 2012 annual meeting, stockholder proposals must have been submitted in writing by December 23, 2011, to Archipelago Learning, Inc., 3232 McKinney Avenue, Suite 400, Dallas, TX 75204, Attn: Corporate Secretary. If the date of the 2012 annual meeting of stockholders is not within 30 days of the anniversary date of the fiscal 2011 annual meeting, which was held on June 8, 2011, the deadline for inclusion of proposals in the Company’s proxy statement and related proxy card for this meeting will instead be a reasonable time before the Company begins to print and send its proxy materials.

Stockholders who intend to present a proposal (including with regard to director nominees) at the 2012 annual meeting without inclusion of such proposal in Archipelago’s proxy materials were required to provide advance notice of such proposal to Archipelago not earlier than February 1, 2012 and not later than March 10,

2012. If the date of the 2012 annual meeting of stockholders is more than 30 days before the anniversary date of the 2011 annual meeting or 60 days after such anniversary date, the deadline for inclusion of proposals in Archipelago’s proxy statement and related proxy card for the meeting will be not later than the close of business on the tenth (10th) day after public announcement of the meeting date. Such stockholder proposals should be addressed to Archipelago Learning, Inc., 3232 McKinney Avenue, Suite 400, Dallas, TX 75204, Attn: Corporate Secretary. Stockholders are advised to review Archipelago’s bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.

WHERE YOU CAN FIND MORE INFORMATION

Archipelago files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the following location of the SEC:

Public Reference Room

Room 1580

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at (800) 732-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, Room 1580, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Archipelago’s public filings are also available to the public from document retrieval services and the website maintained by the SEC at http://www.sec.gov.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (in each case, other than information and exhibits “furnished” to and not “filed” with the SEC in accordance with SEC rules and regulations):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (filed on March 15, 2012); and

•	Current Reports on Form 8-K filed January 11, 2012; March 5, 2012; and March 5, 2012.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or oral request directed to Archipelago Learning, Inc., 3232 McKinney Avenue, Suite 400, Dallas, TX 75204, Attn: Investor Relations or (800) 419-3191, ext. 7125, or from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

You should rely only on the information contained in this proxy statement. No persons have been authorized to give any information or to make any representations other than those contained, or incorporated by reference, in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by Archipelago or any other person. Archipelago has supplied all information contained in this proxy statement relating to Archipelago and its affiliates. Parent has supplied all information contained in this proxy statement relating to Parent, Merger Sub and their affiliates.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

Dated as of March 3, 2012

among

PLATO LEARNING, INC.,

PROJECT CAYMAN MERGER CORP.

and

ARCHIPELAGO LEARNING, INC.

This document is not intended to create, nor will it be deemed to create,

a legally binding or enforceable offer or agreement of any type or nature,

unless and until it is agreed to and signed by all parties.

A-i

(continued)

A-ii

(continued)

A-iii

(continued)

A-iv

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of March 3, 2012 (this “Agreement”), is among Plato Learning, Inc., a Delaware corporation (“Parent”), Project Cayman Merger Corp., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and Archipelago Learning, Inc., a Delaware corporation (the “Company”). Certain terms used in this Agreement are used as defined in Section 8.13.

Recitals

WHEREAS, the respective boards of directors of the Company and Merger Sub have approved and declared advisable, and the board of directors of Parent has approved, this Agreement and the merger of Merger Sub with and into the Company (the “Merger”) on the terms and subject to the conditions provided for in this Agreement;

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Thoma Bravo Fund X, L.P., a Delaware limited partnership (the “Guarantor”), has provided a guarantee (the “Limited Guaranty”) in favor of the Company, in the form set forth on Exhibit A hereto, with respect to the performance by Parent and Merger Sub of their obligations under this Agreement; and

WHEREAS, Parent has required as a condition to its willingness to enter into this Agreement that certain stockholders of the Company (the “Supporting Stockholders”) enter into Support Agreements, each dated as of the date hereof (the “Support Agreements”), simultaneously herewith, pursuant to which, among other things, each Supporting Stockholder has agreed to vote to adopt this Agreement and take certain other actions in furtherance of the Merger, in each case, on the terms and subject to the conditions provided for in the Support Agreements.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time Merger Sub shall be merged with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”).

SECTION 1.2 Closing. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m. (Central Standard Time) on a date to be specified by the parties, which date shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), at the offices of Kirkland & Ellis LLP, 300 N. LaSalle Street, Chicago, IL 60654, unless another time, date or place is agreed to in writing by the parties hereto. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date”.

SECTION 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date the parties shall file with the Secretary of State of the State of Delaware a certificate of merger, executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL (the

“Certificate of Merger”). The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as is mutually agreed to by the Company and Parent and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

SECTION 1.5 Certificate of Incorporation and Bylaws of the Surviving Corporation. The certificate of incorporation and bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and bylaws of the Surviving Corporation and shall immediately thereafter be amended to read in substantially the form as the certificate of incorporation and bylaws of Merger Sub.

SECTION 1.6 Directors and Officers of the Surviving Corporation.

(a) Each of the parties hereto shall take all necessary action to cause the directors of Merger Sub immediately prior to the Effective Time to be the directors of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

(b) The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES; COMPANY STOCK OPTIONS

SECTION 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $.001 per share, of the Company (“Company Common Stock”) or any shares of capital stock of Merger Sub:

(a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

(b) Cancellation of Treasury Stock and Parent-Owned Stock. Any shares of Company Common Stock that are owned by the Company or any Subsidiary of the Company as treasury stock, and any shares of Company Common Stock owned by Parent, Merger Sub or any Subsidiary of Parent or Merger Sub, shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(c) Conversion of Company Common Stock. Each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(b) and Dissenting Shares) shall be converted into the right to receive $11.10 in cash, without interest (the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of: (i) a certificate which represented any such shares of Company Common Stock (each, a “Certificate”), or (ii) any non-certificated shares of Company Common Stock represented by a book-entry (each, a “Book-Entry Share”), in each case, that were outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon surrender of such Certificate or Book Entry Shares in accordance with Section 2.2(b), without interest.

SECTION 2.2 Exchange of Company Common Stock.

(a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of shares of Company Common Stock (other than any holders in respect of shares of Company Restricted Stock set forth on Section 2.2 of the Company Disclosure Schedules, and not, for the avoidance of doubt, for the holders of Options, Company RSUs, Dividend Equivalents or Shadow Options) in connection with the Merger (the “Paying Agent”) to receive, on terms reasonably acceptable to the Company, for the benefit of holders of shares of Company Common Stock, the aggregate Merger Consideration to which holders of shares of Company Common Stock shall become entitled pursuant to Section 2.1(c). Parent shall deposit such aggregate Merger Consideration with the Paying Agent at or prior to the Effective Time. Such aggregate Merger Consideration deposited with the Paying Agent shall, in accordance with Parent’s instructions and pending its disbursement to such holders, be invested by the Paying Agent in (i) short-term direct obligations of the United States of America, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated the highest quality by either Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Services or (iv) money market funds investing solely in a combination of the foregoing. No such investment or losses thereon shall affect the Merger Consideration payable to the holders of shares of Company Common Stock. Any net profit resulting from, or interest or income produced by, such investments will, at Parent’s direction, be distributed to Parent or the Surviving Corporation.

(b) Payment Procedures. Promptly after the Effective Time (but in no event more than five Business Days thereafter), the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Company Common Stock (other than the Company, Parent, Merger Sub, any Subsidiary of the Company, Parent or Merger Sub, holders of Company Restricted Stock in respect of such shares of Company Restricted Stock set forth in Section 2.2 of the Company Disclosure Schedule or holders of Dissenting Shares who have not subsequently withdrawn or lost their rights of appraisal): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu of such Certificates) to the Paying Agent, and which shall be in such form and shall have such other customary provisions (including customary provisions with respect to delivery of an “agent’s message” with respect to shares held in book-entry form) as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for payment of the Merger Consideration. Upon surrender of a Certificate (or upon receipt of an agent’s message in the case of Book-Entry Shares), together with such letter of transmittal, duly completed and validly executed in accordance with the instructions (and such other customary documents as may reasonably be required by the Paying Agent), the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the Merger Consideration, without interest, for each share of Company Common Stock formerly represented by such Certificate or held in book-entry form, and the Certificate or Book-Entry Share so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, it shall be a condition of payment that (x) the Certificate or Book-Entry Share so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer and (y) the Person requesting such payment shall have paid any transfer and other similar taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or Book-Entry Share surrendered or shall have established to the reasonable satisfaction of the Surviving Corporation or the Paying Agent that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate or Book-Entry Share (other than Certificates representing Company Common Stock held by the Company, Parent, Merger Sub or any Subsidiary of the Company, Parent or Merger Sub) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Article II, without interest.

(c) Transfer Books; No Further Ownership Rights in Company Stock. The Merger Consideration paid in respect of shares of Company Common Stock upon the surrender for exchange of Certificates or Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates or Book-Entry Shares, and at the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates or Book-Entry Shares that evidenced ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided for herein or by applicable Law. Subject to the last sentence of Section 2.2(e), if, at any time after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

(d) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the delivery of a written indemnity agreement in form and substance reasonably acceptable to Parent and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate, as contemplated by this Article II.

(e) Termination of Fund. At any time following the first anniversary of the Closing Date, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest or investment income received with respect thereto) that had been made available to the Paying Agent and which have not been disbursed to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look only to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates or Book-Entry Shares held by such holders, as determined pursuant to this Agreement, without any interest thereon. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

(f) No Liability. Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto, the Surviving Corporation or the Paying Agent shall be liable to any Person for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) Withholding Taxes. Parent, the Company, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to a holder of shares of Company Common Stock or Company Restricted Stock, Options, Company RSUs, Dividend Equivalents or Shadow Options or amounts otherwise payable under this Agreement, such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”), or under any provision of state, local or foreign Tax Law. To the extent amounts are so withheld and paid over to the appropriate taxing authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. If any withholding obligation may be avoided by such Person providing information or documentation to Parent, the Company, the Surviving Corporation or the Paying Agent, such information shall be requested prior to any such withholding.

SECTION 2.3 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a stockholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (the “Dissenting Stockholders”), shall not be converted into or be exchangeable for the right to receive the Merger Consideration (the “Dissenting Shares”), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262 of the DGCL (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost rights to appraisal under the DGCL. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, then, as of the occurrence of such event or the Effective Time, whichever last occurs, each of such holder’s Dissenting Shares shall cease to be a Dissenting Share and shall be converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration for each such share of Company Common Stock, in accordance with Section 2.1, without any interest thereon. The Company shall give Parent reasonable notice of any written demands for appraisal of any shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders’ rights of appraisal. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of Company Common Stock, offer to settle or settle any such demands or approve any withdrawal of any such demands.

SECTION 2.4 Company Stock Options. Prior to the Effective Time, the Company shall take all actions necessary to provide that each option outstanding immediately prior to the Effective Time (whether or not then vested or exercisable) that represents the right to acquire shares of Company Common Stock (each, an “Option,” and collectively, “Options”) shall, as of the Effective Time, be cancelled, terminated and converted into the right to receive a cash amount equal to the Option Consideration for each share of Company Common Stock then subject to the Option. The Option Consideration shall be paid by the Surviving Corporation through its payroll system within five (5) Business Days after the Closing Date. For purposes of this Agreement, “Option Consideration” means, with respect to any share of Company Common Stock issuable under a particular Option, an amount equal to the excess, if any, of (i) the Merger Consideration per share of Company Common Stock over (ii) the exercise price payable in respect of such share of Company Common Stock issuable under such Option. For the avoidance of doubt, each Option with an exercise price per share of Company Common Stock subject to such Option that is greater than or equal to the Merger Consideration shall be cancelled and terminated and no Option Consideration shall be payable with respect thereto.

SECTION 2.5 Company Restricted Stock. Prior to the Effective Time, the Company shall take all actions necessary to provide that each share of Company Common Stock granted subject to vesting or other restrictions and any accrued stock dividends with respect thereto (each, a share of “Company Restricted Stock”) that is outstanding immediately prior to the Effective Time that is vested or that, upon consummation of the Merger, will automatically vest in accordance with its terms, shall, as of the Effective Time, be cancelled, terminated and converted into the right to receive a payment in cash equal to the Merger Consideration, together with accrued cash dividends (if any). For the avoidance of doubt, any share of Company Restricted Stock that is unvested at the Effective Time and that is not automatically vested pursuant to its terms upon consummation of the Merger shall be forfeited as of the Effective Time, without any consideration paid to the holder thereof.

SECTION 2.6 Company Restricted Stock Units; Dividend Equivalents. Prior to the Effective Time, the Company shall take all actions necessary to provide that each restricted stock unit (a “Company RSU”) and related dividend equivalent right (a “Dividend Equivalent”) granted subject to vesting or other restrictions that is outstanding immediately prior to the Effective Time (whether or not then vested or exercisable) shall, as of the Effective Time, be cancelled, terminated and converted into the right of the individuals set forth on Section 2.6 of the Company Disclosure Schedule to receive a payment in cash equal to such percentage of the Merger Consideration as is set forth in Section 2.6 of the Company Disclosure Schedule, together with an amount equal to the corresponding percentage of the per share dividends accrued to such Dividend Equivalent (if any) (the “Dividend Consideration”). The Merger Consideration to be paid in respect of Company RSUs and any Dividend Consideration shall be paid by the Surviving Corporation through its payroll system within five (5) Business Days after the Closing Date.

SECTION 2.7 Employee Stock Purchase Plan. No later than the earlier to occur of (i) the last day of the Company’s regularly scheduled payroll period following the Offer Period (as defined in the Company’s Amended and Restated 2009 Employee Stock Purchase Plan (the “ESPP”)) in progress on the date of this Agreement and (ii) the date that is five (5) Business Days prior to the Effective Time, the then-current Offer Period shall terminate (the “Final Date”) and the payroll deductions of each ESPP participant accumulated as of the Final Date in each participant’s Payroll Account (as defined in the ESPP) shall be used to purchase that number of whole shares of Company Common Stock in accordance with the terms of the ESPP (taking into account a participant’s withdrawal rights under the ESPP), which number of shares shall be cancelled and be converted into the right to receive the Merger Consideration as provided in Section 2.1(c). The board of directors of the Company (the “Company Board”) or the compensation committee thereof shall adopt such resolutions or take such other actions as may be required to provide that with respect to the ESPP: (i) participants may not increase their payroll deductions from those in effect on the date of this Agreement or make separate non-payroll contributions to the ESPP on or following the date of this Agreement; (ii) no new participants may enroll to commence participation in the ESPP following the date of this Agreement; (iii) no new Offer Period under the ESPP may commence following the date of this Agreement; (iv) the Offer Period in progress on the date of this Agreement shall not be modified or extended in any way; and (v) the ESPP shall terminate immediately following the Final Date and no further rights shall be granted or exercised under the ESPP thereafter.

SECTION 2.8 Shadow Options. Prior to the Effective Time, the Company shall take all actions necessary to provide that each shadow option outstanding immediately prior to the Effective Time (whether or not then vested or exercisable) that represents the right to receive a cash payment based on the value of the Company Common Stock upon the occurrence of certain events (each, a “Shadow Option,” and collectively, Shadow Options”) shall, as of the Effective Time, be cancelled, terminated and converted into the right to receive a cash amount equal to the Shadow Option Consideration. The Shadow Option Consideration shall be paid by the Surviving Corporation through its payroll system within five (5) Business Days after the Closing Date. For purposes of this Agreement, “Shadow Option Consideration” means, with respect to each Shadow Option, an amount equal to the excess, if any, of (i) the Merger Consideration per share of Company Common Stock over (ii) the date of grant price of (A) $10.09, in the case of a Shadow Option granted in 2011, or (B) $9.97, in the case of a Shadow Option granted in 2012. For the avoidance of doubt, each Shadow Option with a date of grant price set forth in clause (ii) above that is greater than or equal to the Merger Consideration shall be cancelled and terminated and no Shadow Option Consideration shall be payable with respect thereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub that, except as disclosed in the disclosure schedule delivered by the Company to Parent simultaneously with the execution of this Agreement (the “Company Disclosure Schedule”) or in any Company SEC Documents (other than (i) any disclosures contained or referenced therein under the captions “Risk Factors”, “Forward-Looking Statements”, “Quantitative and Qualitative Disclosures About Market Risk” and any other statements that are similarly predictive, cautionary or forward-looking in nature and (ii) any exhibits or other documents appended thereto) (it being understood that any matter disclosed in the Company Disclosure Schedule or in such Company SEC Documents shall be deemed to be disclosed with respect to any Section of this Article III to which the matter relates, to the extent the relevance of such matter to such a section of the Company Disclosure Schedule is reasonably apparent on its face):

SECTION 3.1 Organization, Standing and Corporate Power.

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Except as set forth on Section 3.1(a) of the Company Disclosure Schedule, the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not reasonably be expected to have a Material Adverse Effect on the Company. For purposes of this Agreement, “Material Adverse Effect” shall mean, with respect to the Company, any condition, change, event or occurrence which has, or would reasonably be expected to have, a material adverse effect on the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole, other than conditions, changes, events, occurrences or effects: (i) generally affecting (A) the industries in which the Company and its Subsidiaries operate, or (B) the economy or the financial, debt, credit or securities markets, in the United States or elsewhere in the world, including effects on such segments, economy or markets resulting from or arising out of (1) any regulatory or political conditions or developments, or (2) any outbreak, escalation or threat of hostilities, declared or undeclared acts of war, sabotage or terrorism, or weather or climatic conditions or other force majeure events; or (ii) arising out of, resulting from or attributable to (A) changes in Law or in generally accepted accounting principles or in accounting standards, or changes in general legal, regulatory or political conditions; or (B) the negotiation, execution, announcement or performance of this Agreement or, except with respect to Sections 3.3(c) or 3.4, the consummation of the Transactions, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners or employees, or any litigation arising from allegations of breach of fiduciary duty or violation of Law relating to this Agreement or the Transactions; (C) any action taken by the Company or its Subsidiaries as required by this Agreement (other than Section 5.1(a))or with Parent’s prior written consent, or any failure by the Company to take any action in order to comply with the restrictions in Article V of this Agreement; or (D) any decline in the market price, or change in trading volume, of the capital stock of such party or any failure of the Company to meet internal projections or forecasts, or projections or forecasts of any other Person, of revenues, earnings or cash flow for any period ending on or after the date of this Agreement, in and of itself (for the avoidance of doubt, this clause (D) shall not preclude either party from asserting that the underlying cause of any such change in stock price or trading volume or failure is a Material Adverse Effect); provided, that in the case of clauses (i)(A), (i)(B) and (ii)(A), such changes, events, occurrences or effects do not affect the Company and its Subsidiaries in a materially disproportionate manner as compared to other participants such industry.

(b) Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Except as set forth on Section 3.1(b) of the Company Disclosure Schedule, each Subsidiary is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.

(c) The Company has made available to Parent complete and correct copies of the certificate of incorporation and bylaws of the Company (the “Company Charter Documents”) and the certificate of formation, limited liability company agreement or other similar organizational document of each of the Company’s Subsidiaries, in each case, as amended to the date of this Agreement.

SECTION 3.2 Capitalization.

(a) The authorized capital stock of the Company consists of 200,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $.001 per share (“Company Preferred Stock”). At the close of business on March 1, 2012: (i) 26,344,759 shares of Company Common Stock were issued and outstanding (of which 11,446 shares of Company Restricted Stock were outstanding pursuant to the Company Stock Plans and 775,688 shares of Company Restricted Stock were outstanding outside of the Company Stock Plans); (ii) no shares of Company Common Stock were held by the Company in its treasury; (iii) 2,698,172 shares of Company Common Stock were reserved for issuance under the Company Stock Plans (of which 1,408,772 shares of Company Common Stock or Company Restricted Stock have been issued or were subject to outstanding Options or Company RSUs granted under the Company Stock Plans); and (iv) no shares of Company Preferred Stock were issued or outstanding. Since March 1, 2012, the Company has not issued any Company Common Stock other than in respect of Company Options that were outstanding on March 1, 2012. Since such date, the Company has not issued any Company Restricted Stock, Company RSUs, Options, or Shadow Options. All outstanding shares of Company Common Stock have been, and all shares that may be issued or granted pursuant to the exercise of Options granted prior to the date of this Agreement will be, when issued or granted in accordance with the terms thereof, duly authorized and validly issued and are, or will be in the case of Options, fully paid, nonassessable and free of preemptive rights. Except pursuant to this Agreement or the Company Benefit Plans or as are hereafter issued without violation of Section 5.1 hereof and except as set forth on Section 3.2(a) of the Company Disclosure Schedule, the Company does not have and is not bound by any: (A) outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Common Stock or any other equity securities of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock; (B) repurchase or redemption obligations with respect to the capital stock of the Company; or (C) voting trusts or similar agreements.

(b) Except as set forth on Section 3.2(b) of the Company Disclosure Schedule, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary are owned by the Company, directly or indirectly, free and clear of any Liens (other than Permitted Liens), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No such Subsidiary has or is bound by: (A) any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase any shares of capital stock or any other equity security of such Subsidiary; (B) repurchase or redemption obligations with respect to the capital stock of such Subsidiary; or (C) voting trusts or similar agreements. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company are owned, directly or indirectly, by the Company. No shares of Company Common Stock are held by any Subsidiary.

(c) The aggregate consideration payable under Article II of this Agreement (for this purpose, calculated as if there are no Dissenting Shares) as of the date of this Agreement and the Closing Date shall not exceed $290,975,269 (the “Aggregate Consideration”).

(d) The Aggregate Consideration consists of amounts not to exceed (i) $283,689,638 with respect to holders of the Company’s Common Stock (including shares to be purchased under the ESPP after the date hereof), (ii) $6,017,998 with respect to holders of Company Restricted Stock, (iii) $265,057 with respect to holders of Company RSUs, (iv) $1,002,576 with respect to holders of Options and Shadow Options, and (v) no amount in respect of Preferred Stock; provided, that, the Company shall not be deemed to have breached this Section 3.2(d) solely by virtue of proper exercises of Options outstanding as of the date of this Agreement in accordance with their terms, so long as the net effect of such exercises of Options does not increase the Aggregate Consideration. No Dividend Consideration is payable under Article II of this Agreement as of the date of this Agreement and the Closing Date.

SECTION 3.3 Authority; Noncontravention; Voting Requirements.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Company Stockholder Approval, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly authorized and approved by the Company Board and, except for obtaining the Company Stockholder Approval, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b) The Company Board, at a meeting duly called and held, has unanimously (i) adopted, approved and declared advisable this Agreement and the Transactions, including the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder and the Merger, and (ii) resolved, subject to Section 5.2 and Section 5.4 hereof, to recommend that stockholders of the Company adopt this Agreement.

(c) Except as set forth on Section 3.3(c) of the Company Disclosure Schedule, none of the execution and delivery of this Agreement by the Company, the consummation by the Company of the Transactions, or compliance by the Company with any of the terms or provisions hereof, will: (i) assuming the Company Stockholder Approval is obtained, conflict with or violate any provision of the Company Charter Documents, or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.4 and the Company Stockholder Approval are obtained and the filings referred to in Section 3.4 are made prior to the Effective Time and any waiting period required thereunder shall have been terminated or expired prior to the Effective Time, (x) violate any Law applicable to the Company or any of its Subsidiaries, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination, amendment or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any Company Material Contract, except for such violations, conflicts, breaches or defaults with respect to this clause (ii) that are not reasonably expected to have a Material Adverse Effect.

(d) The affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote at the Company Stockholders Meeting, or any adjournment or postponement thereof, in favor of the adoption of this Agreement (the “Company Stockholder Approval”) is the only vote or approval of the holders of any class or series of capital stock of the Company or any of its Subsidiaries which is necessary to adopt this Agreement and approve the Transactions.

SECTION 3.4 Governmental Approvals. Except for (i) the filing with the SEC of a proxy statement relating to the Company Stockholders Meeting (as amended or supplemented from time to time, the “Proxy Statement”), and other filings required under, and compliance with other applicable requirements of, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), and the rules of the Nasdaq Stock Market, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (iii) filings required under, and compliance with other applicable requirements of, the HSR Act, (iv) filings required under, and compliance with other applicable requirements of, any antitrust, competition or similar laws of any foreign jurisdiction (collectively, “Foreign Antitrust Laws”), and (v) filings, if any, required as a result of the particular status of Parent or Merger Sub, no consents or approvals of, notifications to, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions, in each case, other than such other consents, approvals, notifications, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to (x) have a Material Adverse Effect, or (y) impair in any material respect the ability of the Company to perform its obligations hereunder or prevent or materially delay consummation of the Transactions on a timely basis.

SECTION 3.5 Company SEC Documents; The Sarbanes-Oxley Act; Undisclosed Liabilities.

(a) The Company has timely filed with or furnished to the SEC any required report, schedule, proxy, form, statement, prospectus, registration statement or other document since September 3, 2009 (such documents, together with any of the exhibits thereto or documents incorporated by reference therein, as filed with or furnished to the SEC between September 3, 2009 and the date of this Agreement, the “Company SEC Documents”). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements of the Company included in the Company SEC Documents have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be indicated in such financial statements or the notes thereto, (ii) as permitted by the published rules and regulations of the SEC and (iii) in the case of unaudited interim financial statements, for the absence of notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments).

(c) No Subsidiary of the Company is required to file or furnish any report, statement, schedule, form or other document with, or make any other filing with, or furnish any other material to, the SEC.

(d) The Company has made available (including via the EDGAR system, as applicable) to Parent all material correspondence between the SEC on the one hand, and the Company and any of its Subsidiaries, on the other hand, since September 3, 2009. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Documents. To the Knowledge of the Company, as of the date hereof, none of the Company SEC Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.

(e) The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K promulgated under the Exchange Act, which applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company has timely disclosed, by filing a Form 8-K, any change in or waiver of the Company’s code of ethics, as required by Item 5.05(a) of Form 8-K. To the Knowledge of the Company, there have been no violations of provisions of the Company’s code of ethics.

(f) The Company and each of its officers are, and since the enactment of the Sarbanes-Oxley Act have been, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. The management of the Company has, in compliance with Rule 13a-15 under the Exchange Act, (i) designed disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities, and (ii) disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Company Board (A) any significant deficiencies in the design or operation of internal control over financial reporting (“Internal Controls”) which would adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in Internal Controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s Internal Controls.

(g) Since January 1, 2011, the Company and its Subsidiaries have established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of the Company’s Internal Controls over financial reporting prior to the date hereof, to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of the Company’s Internal Controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s Internal Controls. The Company has made available to Parent a summary of any such disclosure made by management to the Company’s auditors and audit committee since January 1, 2011.

(h) Since January 1, 2011, the Company has complied in all material respects with the applicable listing and corporate governance rules and regulations of the Nasdaq Stock Market.

(i) Neither the Company nor any of its Subsidiaries has any liabilities or obligations (accrued, contingent or otherwise) which, if known, would be required to be disclosed in, reflected on or reserved against on a consolidated balance sheet of the Company (or the notes thereto) prepared in accordance with GAAP, except liabilities or obligations: (i) disclosed in, reflected on or reserved against on the balance sheet of the Company and its Subsidiaries (including the notes thereto) included in the Company SEC Documents, including the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2011 (the “Balance Sheet Date”), (ii) incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice, (iii) as explicitly contemplated by this Agreement or otherwise directly related to the Transactions, (iv) as would not reasonably be expected to have a Material Adverse Effect, or (v) as disclosed in Section 3.5(i) of the Company Disclosure Schedule.

SECTION 3.6 Absence of Certain Changes. Since the Balance Sheet Date:

(a) except as disclosed in Schedule 3.6 of the Company Disclosure Schedule, until the date of this Agreement, the Company has carried on and operated its businesses in all material respects in the ordinary course of business consistent with past practice; and

(b) there have not been any events, changes or occurrences that have had, continue to have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.7 Legal Proceedings. As of the date of this Agreement, there is no pending or, to the Knowledge of the Company, threatened, legal or administrative proceeding, claim, investigation, suit or action against the Company or any of its Subsidiaries, or, to the Knowledge of the Company, against any current or former supervisory employee of the Company or any of its Subsidiaries with respect to any acts or omissions in connection with their employment with the Company or any of its Subsidiaries. As of the date of this Agreement, there is not any Order imposed upon the Company or any of its Subsidiaries, in each case, by or before any Governmental Authority, that would reasonably be expected to have a Material Adverse Effect. As of the date of this Agreement, there is not any material internal investigation or inquiry being conducted by the Company, the Company Board (or any committee thereof) or, to the Knowledge of the Company, any third party or Governmental Authority at the request of any of the foregoing concerning any financial, accounting, tax, conflict of interest, self-dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues. Except as disclosed in Section 3.7 of the Company Disclosure Schedule, since the Balance Sheet Date until the date of this Agreement, there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of Section 5.1(b)(xiv).

SECTION 3.8 Compliance With Laws; Permits. Except as disclosed in Section 3.8 of the Company Disclosure Schedule, the Company and its Subsidiaries are in compliance with all Laws applicable to the Company or any of its Subsidiaries, except for such non-compliance as would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in Section 3.8 of the Company Disclosure Schedule, the Company and each of its Subsidiaries hold all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities necessary for the lawful conduct of their respective businesses (collectively, “Permits”), except where the failure to hold the same would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in Section 3.8 of the Company Disclosure Schedule, the Company and its Subsidiaries are in compliance with the terms of all Permits, except for such non-compliance as would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have abided and abide in all material respects by all Laws and internal policies regarding the collection, use and disclosure of personally identifiable information, including customer and client information, and no claims have been asserted or, to the Knowledge of the Company, threatened against the Company by any Person alleging a violation of any of the foregoing, except for such violations or alleged violations as have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.9 Information Supplied. Subject to the accuracy of the representations and warranties of Parent and Purchaser set forth in Section 4.4, the Proxy Statement will not, on the date it is first mailed to stockholders of the Company and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement.

SECTION 3.10 Tax Matters.

(a) (i) Except for those matters that would not reasonably be expected to have a Material Adverse Effect and except as set forth in Section 3.10 of the Company Disclosure Schedule: (i) each of the Company and its Subsidiaries has timely filed, or has caused to be timely filed on its behalf, in each case taking into account any extension of time within which to file, all Tax Returns (as hereinafter defined) required to be filed by it, and all such filed Tax Returns are correct and complete in all respects; (ii) all Taxes (whether or not shown to be due) on such Tax Returns have been timely paid; (iii) no deficiency with respect to Taxes has been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries, which have not been fully paid or adequately reserved in the Company SEC Documents; and (iv) no audit or other administrative or court proceedings are pending with any Governmental Authority with respect to Taxes of the Company or any of its Subsidiaries, and no written notice thereof has been received. Neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355(a) of the Code within the past two years. Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). None of the Company or its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any Person (other than any of the Company or its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or non-US law). Except as set forth in Section 3.10 of the Company Disclosure Schedule, no written claim has ever been made by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that such Person is or may be subject to taxation by such jurisdiction. None of the

Company or its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law) or (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law). Except as disclosed in Section 3.10 of the Company Disclosure Schedule, none of the Company or its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Code Section 280G by reason of the consummation of the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries has any written indemnity obligation for any Taxes imposed under Section 4999 or 409A of the Code. This paragraph constitutes the sole and exclusive representation or warranty of the Company relating to tax matters.

(b) For purposes of this Agreement: (x) “Taxes” shall mean (A) all federal, state, local or foreign taxes, charges, imposts, levies or other like assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, charges and other like assessments of any kind whatsoever, (B) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with any item described in clause (A), and (C) any liability in respect of any items described in clauses (A) and/or (B) payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise, and (y) “Tax Returns” shall mean any return, report, claim for refund, estimate, information return or statement or other similar document filed or required to be filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

SECTION 3.11 Employee Benefits and Labor Matters.

(a) Section 3.11(a) of the Company Disclosure Schedule lists (i) all “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), (ii) all employment agreements with each executive officer and each employee with an annual base salary of $100,000 or more, and (iii) all plans, programs, contracts or agreements that provide for bonus, incentive compensation, equity or equity-based compensation, deferred compensation, change in control benefits, severance, stock purchase, sick leave, vacation pay, salary continuation, medical, life insurance, scholarship, pension, welfare benefits, tax gross-ups or other material benefit or compensation (but excluding employee discounts, holidays, holiday gifts, business gifts, Company events, business expense reimbursements, business travel, use of Company equipment or services, salary rates, wage rates, overtime, shift differentials, payroll practices, or other benefits or compensation that either (A) are terminable at any time without liability as to future events or occurrences or (B) are of a type that has been included as a liability, cost or expense in the Company’s financial statements within the preceding five years), in each case which are not government programs or statutory benefits and as to which the Company or any Subsidiary has any obligation or liability, contingent or otherwise (collectively, the “Company Plans”).

(b) None of the Company Plans is, and neither the Company nor any Subsidiary has any liability or obligation, contingent or otherwise, under or with respect to, a “multiemployer plan” (as defined in Section 3(37) of ERISA) or any plan that is or has been subject to Sections 4063 or 4064 of ERISA or Title IV of ERISA or Section 412 of the Code.

(c) Neither the Company nor any Subsidiary has any liability, contingent or otherwise, under ERISA or the Code with respect to any “employee benefit plan” (as defined by Section 3(3) of ERISA) by reason of being or having been under common control or treated as a single employer under Section 414(b), (c), (m), or (o) of the Code with any Person, other than the Company and any Subsidiary.

(d) The Company has provided to Parent correct and complete copies of each Company Plan (other than individual grant agreements), and to the extent applicable: (i) the most recent determination or opinion letter received from the Internal Revenue Service, (ii) the most recent Forms 5500 and all schedules thereto, (iii) the most recent summary plan description, and (d) the most recent trust agreement and insurance or group annuity contract relating to such Company Plan.

(e) Except as disclosed on Section 3.11(e) of the Company Disclosure Schedule, each Company Plan has been maintained, funded and administered in compliance in all material respects with its terms and with the applicable provisions of ERISA, the Code and all other applicable laws. Except as disclosed in Section 3.11(e) of the Company Disclosure Schedule, all Company Plans that are intended to be tax qualified under Section 401(a) of the Code have received a current favorable determination letter from the Internal Revenue Service, and nothing has occurred that could reasonably be expected to adversely affect the qualified status of such Company Plan (after taking into account, after any event or condition which could adversely affect the qualification of any such plan, commercially reasonable actions to maintain such qualification that do not result in a material liability to the Company taken as a whole). Except with respect to Company Benefit Plans set forth in Section 3.11 of the Company Disclosure Schedule or as required by Law, neither the Company nor any Subsidiary has any obligation under any Company Benefit Plan to provide any post-termination health or life insurance benefits coverage to any Person other than (i) as mandated by Section 4980B of the Code or state or local laws having a similar purpose and for which the beneficiary pays the entire premium cost or its equivalent, (ii) coverage during the remainder of the calendar month in which an employee’s termination of employment occurs, (iii) conversion rights under group insurance policies, (iv) continuation of participation in any medical expense reimbursement account under any Section 125 cafeteria plan up to the positive balance of such account, or (v) continued coverage during the period for which severance pay is provided to any former employee.

(f) Except as disclosed on the Company Disclosure Schedule, there are no claims, proceedings, audits, investigations, suits or actions pending or, to the Company’s Knowledge, threatened arising from or related to any of the Company Plans that would reasonably be expected to have a Material Adverse Effect, other than routine claims for benefits. There has been no non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) and no breach of fiduciary duty (as determined under ERISA) with respect to any Company Plan that would result in liability to the Company or any Subsidiary that would reasonably be expected to have a Material Adverse Effect. With respect to each Company Plan, all contributions, distributions, reimbursements and premium payments that are due have been made and all contributions, distributions, reimbursements and premium payments for any period ending on or before the Closing Date that are not yet due have been made or properly accrued. With respect to each Company Plan, all contributions, distributions, reimbursements and premium payments that are due have been timely made before any material, additional penalty or liability has been incurred (excluding any such penalties or liabilities that are reflected in the Company’s financial statements).

(g) Except as disclosed on Section 3.11(g) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Transactions contemplated hereby will (alone or in combination with any other event) (i) result in any payment becoming due to any current or former employee, officer, or director of the Company or any Subsidiary or satisfy any prerequisite to any payment or benefit to any current or former employee, officer or director of the Company or any Subsidiary, (ii) increase any benefits or compensation under any Company Plan or (iii) result in the acceleration of the time of payment, vesting or funding of any benefits or compensation under any Company Plan.

(h) Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or similar agreement with a labor union or organization with respect to employees based in the United States. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, there is no (i) unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary relating to their businesses, (ii) activity or proceeding by a labor union or representative thereof to the Knowledge of the Company to organize any employees of the

Company or any Subsidiary or (iii) lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees.

(i) The Company is in compliance with all applicable Laws respecting employment and labor practices, including, without limitation, those applicable Laws relating to equal opportunity employment, employment discrimination and harassment, collective bargaining, immigration, layoffs, worker classification (including proper classification of workers as independent contractors and consultants), wages and hours, occupational safety and health, and the withholding and payment of all required employment taxes, other than instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

SECTION 3.12 Environmental Matters. Except for those matters that would not reasonably be expected to give rise to a Material Adverse Effect, (A) each of the Company and its Subsidiaries is and has for the past three (3) years been in compliance with all applicable laws relating to the environment or the protection thereof, pollution, or human health and safety as related to environmental matters, including exposure to hazardous substances, petroleum or asbestos (“Environmental Laws”), (B) as of the date of this Agreement, there is no investigation, suit, claim, action or proceeding relating to or arising under Environmental Laws that is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any real property owned, operated or leased by the Company or any of its Subsidiaries, (C) neither the Company nor any of its Subsidiaries has received any notice of or entered into any obligation, liability, order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved requirements relating to or arising under Environmental Laws, and (D) neither the Company nor its Subsidiaries have handled, generated, treated, stored, disposed, arranged for or permitted the disposal of, released or exposed any person to any hazardous substance or petroleum, or, to the Knowledge of the Company, owned or operated any property or facility (and no such property or facility is or has been contaminated by any such substance), in a manner that would reasonably be expected to give rise to liability of the Company or any of its Subsidiaries under Environmental Laws. To the Knowledge of the Company, the Company has made available to Parent copies of all environmental reports, assessments or other material environmental documents relating to the Company, its Subsidiaries, their business, or any properties or facilities currently or formerly owned, leased or operated by the Company or its Subsidiaries that are in the Company’s possession or custody. This Section 3.12 constitutes the sole and exclusive representation and warranty of the Company regarding matters relating to or arising under Environmental Laws.

SECTION 3.13 Material Contracts.

(a) Except for this Agreement, the Company Benefit Plans or as filed with the SEC prior to the date hereof, and except as set forth in Section 3.13 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by, as of the date hereof, any Contract:

(i) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to the Company;

(ii) which is (A) an employment agreement with an executive officer or employee with an annual base salary of $100,000 or more or (B) of the type required to be listed on Section 3.11(g) of the Company Disclosure Schedule pursuant to Section 3.11(g);

(iii) which is a mortgage, security agreement, capital lease or similar agreement that effectively creates a Lien on any material assets of the Company or its Subsidiaries, other than a Permitted Lien;

(iv) which is a plan of reorganization;

(v) which is a partnership or joint venture agreement;

(vi) which is a collective bargaining agreement or similar agreement with any labor union or association representing employees of the Company or any of its Subsidiaries;

(vii) which is a lease, whether as a lessor or lessee, with respect to any real property that involves payments to or from the Company in excess of $150,000 annually;

(viii) which is an agreement for any development, marketing, resale, distribution or similar arrangement relating to any product or service involving payments to or from the Company in excess of $500,000;

(ix) which is a contract, agreement or arrangement providing for (A) aggregate noncontingent payments by or to the Company or any of its Subsidiaries in excess of $500,000 annually or (B) potential payments by or to the Company or any of its Subsidiaries reasonably expected to exceed $500,000 annually;

(x) which is a contract, agreement or arrangement (other than pursuant to Company Charter Documents) providing for indemnification by the Company of any officer, director or employee of the Company;

(xi) which is a contract, agreement or arrangement that would prohibit or materially delay the consummation of the Merger or otherwise materially impair the ability of the Company to perform its obligations hereunder;

(xii) which is a contract, agreement or arrangement pursuant to which the Company or any Subsidiary of the Company has any obligations or liabilities as guarantor, surety, co-signer, endorser or co-maker in respect of any obligation of any Person, or any capital maintenance, keep well or similar agreements or arrangements, in each case which involves an amount in excess of $100,000;

(xiii) which is a contract, agreement or arrangement that prohibits the payment of dividends or distribution in respect of the capital stock of the Company or any of its Subsidiaries, prohibits the pledging of the capital stock of the Company or any of its Subsidiaries or prohibits the issuance of guarantees by any of the Company’s Subsidiaries;

(xiv) which is a contract, agreement or arrangement relating to any acquisition of another business by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries has continuing indemnification, “earn out” or other contingent payment or guarantee obligations;

(xv) which is a contract, agreement or arrangement that involves (A) any director or executive officer of the Company or its Subsidiaries, and (B) an amount in excess of $25,000 annually (other than (x) transactions between the Company and its Subsidiaries and the payment of compensation to directors, officers or employees in the ordinary course of business consistent with past practices (including any grant of equity awards) and (y) transactions that do not involve continuing liabilities or obligations of the Company or its Subsidiaries);

(xvi) which is a contract, agreement or arrangement that contains any covenant granting “most favored nation” status that, following the Merger, would apply to or be affected by actions taken by Parent, the Surviving Corporation, and/or their respective Subsidiaries or Affiliates;

(xvii) which is a contract, agreement or arrangement that involves any exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract, or any other interest-rate, commodity price, equity value or foreign currency protection contract;

(xviii) which is a contract, agreement or arrangement that contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interest of any Person or assets;

(xix) which constitutes a contract or commitment relating to Indebtedness (whether incurred, assumed, guaranteed or secured by any asset in excess of $1 million);

(xx) which purports to limit or restrict in any material respect (A) the ability of the Company or its Subsidiaries to solicit customers or (B) the manner in which, the line of business in which or the localities in which, all or any portion of the business of the Company and its Subsidiaries, including, following consummation of the Transactions contemplated by this Agreement, Parent and its Subsidiaries, competes or would compete;

(xxi) which grants any exclusive rights with respect to the Company Products or Company Intellectual Property of any type or scope to any Person;

(xxii) pursuant to which the Company or any of its Subsidiaries (A) has granted a license to any Person under any material Intellectual Property owned by the Company or its Subsidiaries (other than nonexclusive licenses granted in the ordinary course of business of the Company and its Subsidiaries consistent with past practice), or (B) has been granted a license under Intellectual Property of another Person (except for (x) licenses for commercially available Software that is not material to the functionality of any currently licensed or supported Company Products and (y) licenses for Intellectual Property that is not Software, where in each case of (x) and (y), such license has a total license fee or total annual support fee less than $25,000);

(xxiii) which is a settlement agreement or any consent-to-use or standstill agreement or standalone indemnification agreement;

(xxiv) which contains an agreement by the Company or any of its Subsidiaries to provide any Person with access to the source code for any material Software owned by the Company or any of its Subsidiaries and embodied in any currently licensed or supported Company Products or to provide for the source code for any Company Products to be put in escrow;

(xxv) pursuant to which the Company or any of its Subsidiaries obtains co-location or hosting services in connection with the hosted Company Products involving payments from the Company or any of its Subsidiaries; and

(xxvi) providing for the development of any Company Products, independently or jointly, by or for the Company or any of its Subsidiaries and involving payments from the Company or any of its Subsidiaries in excess of $100,000 (all Contracts of the type described in this Section 3.13(a)(i)-(xxvi) being referred to herein as “Company Material Contracts”).

(b) (i) Each Company Material Contract is valid and binding on the Company and its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and in full force and effect; (ii) the Company, each of its Subsidiaries, and, to the Knowledge of the Company, each other party have in all material respects performed all obligations required to be performed by them to date under each Company Material Contract; and (iii) neither the Company nor any of its Subsidiaries has received written notice of, or otherwise has Knowledge of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a material default on the part of the Company or any of its Subsidiaries under any such Company Material Contract, except, in each case above, where such failure to be valid, binding and in full force and effect, noncompliance or default would not reasonably be expected to have a Material Adverse Effect. To the extent Company Material Contracts are evidenced by documents, true and complete copies thereof have been made available to Parent. To the extent Company Material Contracts are not evidenced by documents, written summaries have been provided to Parent.

SECTION 3.14 Intellectual Property.

(a) Section 3.14(a) of the Company Disclosure Schedule sets forth a true and correct list of all issued Patents, pending Patent applications, Mark registrations, pending Mark applications, Internet domain name registrations and Copyright registrations owned, filed or applied for by the Company or any of its Subsidiaries, including, for each listed item, the record owner, jurisdiction and, as applicable, issuance, registration or application date and number of such item. Except as would not reasonably be expected to have a Material Adverse Effect, (i) the issued Patents and pending Patent applications, Mark registrations and applications, and Copyright registrations required to be set forth in Section 3.14(a) of the Company Disclosure Schedule are subsisting, and (ii) the issued Patents, Mark registrations and Copyright registrations required to be set forth in Section 3.14(a) of the Company Disclosure Schedule, are valid and enforceable.

(b) Except as set forth in Section 3.14(b) of the Company Disclosure Schedule, the Company or one of its Subsidiaries, as applicable, exclusively owns or is licensed to use, pursuant to a valid and enforceable agreement set forth in Section 3.13(a)(xxii)(B) of the Company Disclosure Schedule (or not required to be set forth therein), all material Intellectual Property necessary for or used in their respective businesses as currently conducted (other than any User Content), free and clear of any Liens other than Permitted Liens; provided, however, that the foregoing is not, and shall not be deemed to be or constitute, any representation or warranty of non-infringement, non-misappropriation or other non-violation of any Intellectual Property rights of another Person, which representation and warranty is solely set forth in the first sentence of Section 3.14(d) below.

(c) Except as set forth in Section 3.14(c) of the Company Disclosure Schedule, since January 1, 2010, (i) there have been no claims or, to the Knowledge of the Company, any threatened claims by any Person (including any demands or offers to license any Intellectual Property from any Person) (A) against the Company or any of its Subsidiaries (x) alleging infringement, misappropriation, dilution or any other violation of any Intellectual Property of such Person, or (y) challenging the ownership, validity or enforceability of any Intellectual Property owned by the Company or any of its Subsidiaries (including any revocation, reexamination, opposition or similar proceeding) or challenging the Company’s and its Subsidiaries’ right to use any Company Intellectual Property or in-licensed Intellectual Property (including any such claims against the Company or any of its Subsidiaries directed to any educational content delivered through the Company Products and owned or in-licensed by the Company or its Subsidiaries), or (B) seeking indemnification from the Company or any of its Subsidiaries for any infringement, misappropriation, dilution or violation of any Intellectual Property rights of another Person, and (ii) neither the Company nor any of its Subsidiaries has made any written claim of infringement, misappropriation, dilution or other violation against any Person of any Intellectual Property owned by the Company or any of its Subsidiaries.

(d) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have not infringed, misappropriated, diluted or otherwise violated, and the conduct of the business of the Company and its Subsidiaries does not infringe, misappropriate, dilute or otherwise violate, any Intellectual Property of any Person. To the Knowledge of the Company, no Person is infringing, misappropriating, diluting or otherwise violating any Intellectual Property owned by the Company or any of its Subsidiaries.

(e) The Company and its Subsidiaries (i) have taken and take commercially reasonable actions (i) to protect the security of the material Company Systems (including maintaining disaster recovery and business continuity plans and procedures) and such Company Systems are sufficient for the needs of the business of the Company and its Subsidiaries as currently conducted, and (ii) to protect the confidentiality of their material data, information and Trade Secrets. Except as set forth in Section 3.14(e) of the Company Disclosure Schedule, each party (including all current and former employees, contractors, consultants and freelance writers) retained by the Company or any of its Subsidiaries who have contributed to the development of any material Intellectual Property embodied in any currently licensed or supported Company Products or any Company Products currently in development (including any material educational content delivered using any such Company Products) and which material Intellectual Property is not licensed pursuant to a Contract set forth in Section 3.13(a)((xxii)(B) of the Company Disclosure Schedule (or not required to be set forth therein) has executed and is legally bound by a written agreement (x) conveying to the Company or such Subsidiary exclusive ownership of such material Intellectual Property developed by such party without, in the case such party is an employee of the Company or such Subsidiary, further payment being owed to such party as a condition for such conveyance under applicable Law, and (y) obligating such party to maintain the confidentiality of the data, information, and Trade Secrets of the Company or such Subsidiary. To the Knowledge of the Company, no such party is in breach of any of its obligations under any such written agreement between such party and the Company or such Subsidiary.

(f) Except as set forth in Section 3.14(f) of the Company Disclosure Schedule, (i) neither the Company nor any of its Subsidiaries has licensed or provided to any Person any source code or related source materials for any material Software owned by the Company or any of its Subsidiaries, other than to any employees, contractors or consultants of the Company or any of its Subsidiaries who are bound by written agreements containing confidentiality obligations to the Company or such Subsidiary with respect to such source code or related source materials, and (ii) no source code or related source materials for any material Software owned by the Company or any of its Subsidiaries has been placed in escrow.

(g) Neither the Company nor any of its Subsidiaries uses or has used Open Source Software in connection with any proprietary Software owned by the Company or any of its Subsidiaries in a manner that would obligate the Company or any of its Subsidiaries to make available, disclose, license, provide or distribute the source code for any such proprietary Software to any Person. Neither the Company nor any of its Subsidiaries has received any written requests from any Person for disclosure of the proprietary source code for any Company Products pursuant to a license governing Open Source Software.

SECTION 3.15 Title to Assets. Except as set forth on Section 3.15 of the Company Disclosure Schedule, the Company or a Subsidiary of the Company: (a) owns and has good title to all its material personal property, and (b) has valid leasehold interests in all material personal property leased by the Company or a Subsidiary, in each case, sufficient to conduct their respective businesses as currently conducted, free and clear of all Liens (other than Permitted Liens). All material tangible assets of the Company and its Subsidiaries are in sufficient operating condition in all material respects, ordinary wear and tear excepted, for the conduct of the business of the Company and its Subsidiaries as currently conducted.

SECTION 3.16 Real Property. Neither the Company nor any Subsidiary owns any real property or, except for Leased Real Property, any interest in real property. Section 3.16 of the Company Disclosure Schedule sets forth the addresses of each Leased Real Property, and a true and complete list of all Leases (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) for each such Leased Real Property (including the date and name of the parties to such Lease document). The Company has delivered to Purchaser a true and complete copy of each such Lease document. Except as set forth in the Company Disclosure Schedule and except as would not reasonably be expected to result in a Material Adverse Effect, with respect to each Lease: (i) such Lease is legal, valid, binding, enforceable and in full force and effect; (ii) none of the execution and delivery of this Agreement by the Company, the consummation by the Company of the Transactions, or the compliance by the Company with any of the terms and provisions hereof, will require the consent of any other party to such Lease, will result in a breach of or default under such Lease, or otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (iii) the Company’s or any Subsidiary’s possession and quiet enjoyment of the Leased Real Property has not been disturbed, and to the Company’s Knowledge, there are no disputes with respect to such Lease; (iv) neither the Company nor any Subsidiary owes, or will owe in the future, any brokerage commissions or finder’s fees with respect to such Lease; (v) the other party to such Lease is not an affiliate of, and otherwise does not have any economic interest in the Company or any Subsidiary; (vi) the Company or any Subsidiary has not subleased, licensed or otherwise granted any person the right to use such Leased Real Property or any portion thereof; (vii) the Company or any Subsidiary has not collaterally assigned or granted any other security interest in such Lease or any interest therein; and (viii) there are no Liens or encumbrances on the estate or interest created by such Lease.

SECTION 3.17 Customers and Suppliers. The Company Disclosure Schedule also lists the ten largest suppliers of the Company and its Subsidiaries (determined on the basis of aggregate purchases made by the Company and its Subsidiaries over the four consecutive fiscal quarter period ended December 31, 2010) (each, a “Major Supplier”). The Company has not received, as of the date of this Agreement, any written or, to the Knowledge of the Company, oral notice from any Major Supplier that it intends to terminate, or not renew, its relationship with the Company or its Subsidiaries.

SECTION 3.18 Compliance with the U.S. Foreign Corrupt Practices Act and Other Applicable Anti-Corruption and Anti-Money Laundering Laws. Except as would not reasonably be expected to have a Material

Adverse Effect, the Company and its Subsidiaries have complied with the U.S. Foreign Practices Act of 1977, as amended, UK Bribery Act of 2010, and other anti-corruption Laws in any applicable jurisdiction. Since January 1, 2010, none of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to any Governmental Authority, or employee thereof, political party or candidate for political office; (b) made any direct or indirect unlawful payment to any Governmental Authority, or employee thereof, or to foreign or domestic political parties or campaigns from corporate funds; or (c) made any bribe, rebate, payoff, influence payment, kickback or other payment, or provided or offered to provide anything of value, to any Governmental Authority, or employee thereof, or any other person, in violation of applicable Laws. The Company, its Subsidiaries, and their agents have not made any payment, transfer of funds, or otherwise used corporate funds in a manner that violates applicable anti-money laundering Laws, including the U.S. Bank Secrecy Act and Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001.

SECTION 3.19 Antitakeover Provisions. The Company Board has taken all necessary action so that the provisions of Section 203 of the DGCL and any other Takeover Statute applicable to the Company do not, and will not, apply to this Agreement, the Merger or the other Transactions contemplated hereby. As of the date hereof, the Company does not have in effect any stockholder rights plan, commonly or colloquially known as a “poison pill”, and the Company Board has not adopted or authorized the adoption of such a plan.

SECTION 3.20 Compliance with U.S. and Other Applicable Export and Import Laws. Except as set forth in Section 3.20 of the Company Disclosure Schedule:

(a) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries are in compliance with all applicable Customs & International Trade Laws, and at no time in the last three years have committed any violation of Customs & International Trade Laws, and there are no unresolved investigations or claims concerning any liability of the Company and its Subsidiaries with respect to any such Laws.

(b) The Company, its Subsidiaries, and their respective officers, directors, affiliates and agents (i) are not designated on any list of any U.S. Governmental Authority, including the Specially Designated Nationals and Blocked Persons List (“SDN List”) of the Office of Foreign Asset Control (“OFAC”), and (ii) have not participated in any transaction involving an SDN, or any country in violation of U.S. sanctions administered by OFAC or any export control or economic sanctions Laws.

SECTION 3.21 Affiliate and Related Party Transactions. No Person covered by Item 404 of Regulation S-K has entered into any transactions with the Company or any of its Subsidiaries that were required to be disclosed by Item 404 of Regulation S-K but were not so disclosed in the Company SEC Documents. Other than such contracts, arrangements or shared interests between the Company and its Subsidiaries disclosed in Section 3.13(a)(xv) of the Company Disclosure Schedule or disclosed pursuant to Item 404 of Regulation S-K in the Company SEC Documents, no director or executive officer holds, directly or indirectly: (a) any interest in any entity that purchases from or sells or furnishes to the Company or its Subsidiaries any goods or services involving an amount in excess of $25,000 annually; (b) a beneficial interest in any Company Material Contract; or (c) any Intellectual Property used in the conduct of business of the Company or its Subsidiaries.

SECTION 3.22 Insurance Policies. The Company has provided Parent with a summary of all material insurance policies held by the Company or any of its Subsidiaries. The Company and each of its Subsidiaries maintains insurance coverage against such risks and in such amounts as the Company believes to be customary for companies of similar size, in their geographic regions and in the respective businesses in which the Company and its Subsidiaries operate, and, to the Company’s Knowledge, such insurance coverage is in full force and effect as of the date hereof. As of the date hereof, none of the limits for any such policy have been exhausted or materially reduced. There is no claim by the Company or any of its Subsidiaries pending under any of such policies as to which the Company has been notified that coverage has been denied or disputed by the underwriters of such policies. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) all premiums due and payable under all such insurance policies have been paid when due and (ii) the Company and its Subsidiaries are otherwise in compliance with the terms of all such insurance policies.

SECTION 3.23 Opinion of Financial Advisor. The Company Board has received the opinion of Barclays Capital, Inc., dated the date of this Agreement, to the effect that, as of such date (subject to the limitations, qualifications and assumptions set forth therein), the Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock. A signed copy of such opinion has been made available or will be made available promptly to Parent for informational purposes.

SECTION 3.24 Brokers and Other Advisors. Except for Barclays Capital, Inc. and MHT Securities, L.P., the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

SECTION 3.25 No Other Representations or Warranties. Except for the representations and warranties made by the Company in this Article III (as modified or disclosed against by the Company Disclosure Schedule and Company SEC Documents), neither the Company nor any other Person makes any representation or warranty with respect to the Company or its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Parent or any of its Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Except for the representations and warranties contained in this Article III (as modified or disclosed against by the Company Disclosure Schedule and Company SEC Documents), the Company hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Parent or its Affiliates or Representatives (including any opinion, information, projection, or advice that may have been or may be provided to Parent by any director, officer, employee, agent, consultant, or representative of the Company or any of its Affiliates). The Company makes no representations or warranties to Parent or Merger Sub regarding the probable success or profitability of the Company.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally represent and warrant to the Company that:

SECTION 4.1 Organization; Standing. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of Parent and Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. True, complete and correct copies of the certificate of incorporation, bylaws or similar organizational documents of each of Parent and Merger Sub, as in effect as of the date of this Agreement, have previously been made available to the Company, and neither Parent nor Merger Sub is in violation of its organizational or governing documents.

SECTION 4.2 Authority; Noncontravention.

(a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the Transactions.

The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by Parent and Merger Sub of the Transactions, have been duly authorized and approved by their respective boards of directors and adopted and approved by Parent as the sole stockholder of Merger Sub, and no other corporate action on the part of Parent or Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by them of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) None of the execution and delivery of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the Transactions, or compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent or Merger Sub or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.3 are obtained and the filings referred to in Section 4.3 are made and any waiting period required thereunder shall have been terminated or expired prior to the Effective Time: (x) violate any Law applicable to Parent, Merger Sub or any of their respective Subsidiaries, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination, amendment or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or Merger Sub under, any of the terms, conditions or provisions of any Contract to which Parent or Merger Sub is a party, or by which they or any of their respective properties or assets may be bound, except for such violations, conflicts, breaches or defaults with respect to clause (ii) as would not reasonably be expected to impair in any material respect the ability of Parent or Merger Sub to perform its obligations hereunder or prevent or materially delay consummation of the Transactions on a timely basis.

SECTION 4.3 Governmental Approvals. Except for (i) filings required under, and compliance with other applicable requirements of, the Exchange Act and the rules of the Nasdaq Stock Market, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and (iii) filings required under, and compliance with other applicable requirements of, the HSR Act and Foreign Antitrust Laws, no consents or approvals of, notifications to, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Transactions, other than such other consents, approvals, notifications, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to impair in any material respect the ability of Parent or Merger Sub to perform its obligations hereunder or prevent or materially delay consummation of the Transactions on a timely basis.

SECTION 4.4 Information Supplied. Subject to the accuracy of the representations and warranties of the Company set forth in Section 3.9, the information supplied by Parent for inclusion (or incorporation by reference) in the Proxy Statement will not, on the date it is first mailed to stockholders of the Company and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

SECTION 4.5 Ownership and Operations of Merger Sub. Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

SECTION 4.6 Financing Commitments. Parent has provided the Company with true and complete copies of (a) the executed commitment letter, dated as of the date hereof, among Parent, Merger Sub and the Lenders

(together with the Lenders’ Affiliates and the officers, directors, employees, affiliates, partners, controlling parties, advisors, agents and Representatives of the Lender, and such Affiliates, the “Lender Parties”) (the “Debt Financing Commitment”), regarding the amounts set forth therein for the purposes of financing the Merger, the other Transactions contemplated by this Agreement and related fees and expenses (the “Debt Financing”) and (b) the executed equity commitment letter, dated as of the date of this Agreement, among Parent, Merger Sub and the Sponsor (the “Equity Financing Commitment” and together with the Debt Financing Commitment, the “Financing Commitments”), regarding the proposed cash investments set forth therein (the “Equity Financing” and together with the Debt Financing, the “Financing”). The Financing Commitments are in full force and effect as of the date hereof and are the legal, valid and binding obligations of Parent and Merger Sub and, to the Knowledge of Parent, of the other parties thereto, in accordance with the terms and conditions thereof, subject to the Bankruptcy and Equity Exception. Notwithstanding anything in this Agreement to the contrary, the Debt Financing Commitment may, in accordance with the provisions of this Agreement, be superseded after the date of this Agreement but prior to the Effective Time by Alternative Financing Commitments. None of the Financing Commitments has been amended or modified prior to the date of this Agreement, and, as of the date hereof, the respective commitments contained in the Financing Commitments have not been withdrawn, terminated or rescinded in any respect. There are no conditions precedent or other conditions, side agreements or other arrangements or understandings relating to the funding of the Financing or the terms thereof, other than the terms thereof set forth in the Financing Commitments and except for fee letters with respect to fees, market flex and related arrangements with respect to the Debt Financing (which documents do not relate to the aggregate amount of, conditionality of, or contain any conditions precedent to, the funding of the Debt Financing). Assuming the Financing Commitments are funded, Parent and Merger Sub will have at the Closing funds sufficient to pay the aggregate Merger Consideration and to pay all of fees and expenses relating to the consummation of the Merger and the other transactions contemplated hereby. As of the date hereof, no event has occurred which would result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) by Parent or Merger Sub under the Financing Commitments, and neither Parent nor Merger Sub has any reason to believe that any of the conditions to the Financing Commitments will not be satisfied or that the Financing Commitments will not be available to Parent and Merger Sub on the Closing Date. Parent has fully paid any and all commitment and other fees that have been incurred and are due and payable on or prior to the date hereof in connection with the Financing Commitments and has otherwise satisfied all of the other terms and conditions required to be satisfied pursuant to the terms of the Financing Commitments on or prior to the date hereof, and Parent will pay when due all other commitment fees arising under the Financing Commitments as and when they become payable. The obligations of Parent and Merger Sub to consummate the Transactions contemplated hereby are not contingent on Parent’s ability to obtain any financing prior to consummating the Merger.

SECTION 4.7 Limited Guaranty. Concurrently with the execution of this Agreement, the Guarantor has delivered to the Company the Limited Guaranty, dated as of the date hereof, in favor of the Company, in the form set forth in Exhibit A hereto. The Limited Guaranty is in full force and effect as of the date hereof and no event has occurred which, with or without the giving of notice or the lapse of time or both, would or would reasonably be expected to constitute a default on the part of the Guarantor under the Limited Guaranty.

SECTION 4.8 Solvency. As of the Effective Time, assuming (a) satisfaction of the conditions to Parent and Merger Sub’s obligations to consummate the Merger as set forth herein, or the waiver of such conditions, and after giving effect to all of the Transactions contemplated by this Agreement, including the payment of the aggregate Merger Consideration, aggregate Option Consideration and aggregate Dividend Consideration and payment of all related fees and expenses payable in connection with the Transactions, and (b) any estimates, projections or forecasts of the Company and its Subsidiaries have been prepared by them in good faith based upon assumptions that were and continue to be reasonable, each of Parent and the Surviving Corporation will be Solvent. For purposes of this Section 4.8, the term “Solvent” with respect to any Person means that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person exceeds, as of such date, the sum of (i) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable federal Laws governing determinations of the solvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent liabilities) as such debts become absolute and matured; and (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the business in which it is engaged or proposed to be engaged following such date; and (c) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For the purposes of this definition, “not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” mean that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

SECTION 4.9 Ownership of Shares. Neither Parent nor Merger Sub owns any shares of Company Common Stock, beneficially, of record or otherwise, as of the date hereof or at any time prior to the time that is immediately prior to the Effective Time.

SECTION 4.10 Certain Arrangements. There are no Contracts between Parent, Merger Sub or the Guarantor, on the one hand, and any member of the Company’s management or directors, on the other hand, as of the date hereof that relate in any way to the Company or the Transactions.

SECTION 4.11 Investigations; Litigation. There are no (a) suits, claims, actions, proceedings, arbitrations, mediations or investigations pending or, to the Knowledge of Parent or Merger Sub, threatened against Parent or any of its Subsidiaries, or (b) Orders to which Parent, any of its Subsidiaries, or any of their respective properties is or are subject, in each case, that would reasonably be expected to impair in any material respect the ability of Parent or Merger Sub to perform its obligations hereunder or prevent or materially delay consummation of the Transactions on a timely basis.

SECTION 4.12 Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

SECTION 4.13 Parent and Merger Sub Acknowledgements.

(a) Except for the specific representations and warranties expressly made by the Company in Article III of this Agreement (as modified by the Company Disclosure Schedule and the Company SEC Documents), Parent and Merger Sub acknowledge and agree that:

(i) the Company is not making and has not made any representation or warranty, expressed or implied, at law or in equity, in respect of the Company, its Subsidiaries, or any of the Company’s or its Subsidiaries’ respective businesses, assets, liabilities, operations, prospects, or condition (financial or otherwise), including with respect to merchantability or fitness for any particular purpose of any assets, the nature or extent of any liabilities, the prospects of the Company’s or its Subsidiaries’ respective businesses, the effectiveness or the success of any operations, or the accuracy or completeness of any confidential information memoranda, documents, projections, material or other information (financial or otherwise) regarding the Company or any of its Subsidiaries furnished to Parent, Merger Sub or their Representatives or made available to Parent, Merger Sub or their Representatives in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Transactions, or in respect of any other matter or thing whatsoever; and

(ii) no officer, agent, representative or employee of the Company or any of its Subsidiaries has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in this Agreement and subject to the limited remedies herein provided.

(b) Parent and Merger Sub specifically disclaim: (i) that they are relying upon or have relied upon any such other representations or warranties that may have been made by any Person, and acknowledge and agree that the Company has specifically disclaimed and does hereby specifically disclaim any such other representation or warranty made by any Person, and (ii) any obligation or duty by the Company to make any disclosures of fact not required to be disclosed pursuant to the specific representations and warranties set forth in Article III of this Agreement.

(c) Purchaser is acquiring the Company subject only to the specific representations and warranties set forth in Article III of this Agreement (as modified by the Company Disclosure Schedule and the Company SEC Documents).

ARTICLE V

ADDITIONAL COVENANTS AND AGREEMENTS

SECTION 5.1 Conduct of Business. Except as contemplated or permitted by this Agreement, as required by applicable Law or as contemplated by Section 5.1 of the Company Disclosure Schedule, during the period from the date of this Agreement until the Effective Time, unless Parent otherwise consents:

(a) The Company shall, and shall cause each of its Subsidiaries to, (i) conduct its business in the ordinary course consistent with past practice in all material respects, and (ii) use commercially reasonable efforts to (A) preserve substantially intact its business organization and goodwill and the business organization and goodwill of its Subsidiaries, (B) keep available the services of its current executive officers holding the title of vice-president and above and key employees who are integral to the operation of the business as currently conducted (in each case, other than a termination of any such officer or employee for good reason or reasonable cause), and (C) preserve and maintain existing relationships with Persons with whom the Company or any of its Subsidiaries has significant business relations; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.1(b) shall be deemed a breach of this sentence unless such action constitutes a breach of such provision of Section 5.1(b); and

(b) The Company shall not, and shall cause each of its Subsidiaries not to:

(i) (A) issue, sell, grant, transfer, pledge, dispose of or encumber any shares of its capital stock, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants or options to purchase any shares of its capital stock, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock, provided, that the Company may issue shares of Company Common Stock (1) upon the exercise of Options that are outstanding on the date of this Agreement and set forth in Section 5.1 of the Company Disclosure Schedule and (2) pursuant to the terms of the ESPP and Section 2.7 of this Agreement; (B) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock, or any rights, warrants or options to acquire any shares of its capital stock, except in connection with withholding to satisfy tax obligations with respect to options, acquisitions in connection with the forfeiture of equity awards, or acquisitions in connection with the net exercise of options; (C) other than distributions by a Subsidiary of the Company to the Company or any direct or indirect wholly owned Subsidiary of the Company, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock (including, without limitation, the Company Common Stock, Options, Company Restricted Stock, Company RSUs, Dividend Equivalents and Shadow Options), whether payable in cash, stock or other property; or (D) split, combine, subdivide or reclassify any shares of its capital stock;

(ii) except for (i) inter-company borrowings between or among the Company and/or one or more of its Subsidiaries or (ii) other borrowings not in excess of $1 million in the aggregate, repurchase, repay or incur any Indebtedness, including by way of a guarantee or an issuance or sale of debt securities, or issue or sell options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, enter into any “keep well” or other Contract to maintain any financial statement or similar condition of another Person, or enter into any arrangement having the economic effect of any of the foregoing;

(iii) make any loans, advances or capital contributions to, or investments in, any other Person (other than (A) to the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice or (B) accounts receivable and extensions of credit in the ordinary course of business and advances of expenses to employees in the ordinary course of business consistent with past practice);

(iv) sell, lease, license dispose of or otherwise transfer (or agree to any of the foregoing with respect to) any of the material properties, assets, interests or businesses of the Company and its Subsidiaries, except (A) sales, leases, rentals and licenses in the ordinary course of business consistent with past practice, (B) pursuant to Contracts in force on the date of this Agreement and set forth in Section 5.1 of the Company Disclosure Schedule, (C) dispositions of obsolete or worthless assets in the ordinary course of business consistent with past practice, or (D) transfers among the Company and its Subsidiaries;

(v) amend, modify, extend, renew or terminate any Lease or enter into any new lease, sublease, license or other agreement for the use or occupancy of any real property;

(vi) make, or become legally committed to make, any capital expenditures in excess of $3.5 million in the aggregate for the Company and its Subsidiaries, taken as a whole, provided, that such expenditures shall be disbursed in all material respects in a manner consistent with the Company’s 2012 budget for capital expenditures;

(vii) acquire (including by merger, consolidation, acquisition of stock or assets or otherwise) or purchase, directly or indirectly, any business, division or assets of any Person if the aggregate amount of consideration paid or transferred by the Company and its Subsidiaries would exceed $250,000 in any individual case or $500,000 in the aggregate ;

(viii) except (A) as required by Law (including Section 409A of the Code and the rules and regulations promulgated thereunder) and (B) as required pursuant to the terms of Contracts or benefit plans of the Company or its Subsidiaries in effect on the date of this Agreement: (w) other than in the ordinary course of business consistent with past practice, grant any increase in the compensation or benefits payable or to become payable by the Company or any of its Subsidiaries to any employee (provided (i) in no event shall any officer of the Company holding the title of vice president or above be granted any increase in compensation or benefits, and (ii) payments of bonuses to employees (other than officers holding the title of vice president or above) consistent with past practice shall not constitute an increase in compensation)); (x) adopt, enter into, amend, or otherwise increase, or accelerate the payment or vesting of the amounts, benefits, or rights payable or accrued or to become payable or accrued under any compensation, severance, retention, other similar profit sharing, stock option, stock purchase, or equity-linked pension or retirement plan, program, agreement or arrangement; (y) enter into or amend any employment or severance agreement with any officer, director or, except in the ordinary course of business consistent with past practice, other employee of the Company or any of its Subsidiaries; or (z) except in accordance with existing contracts or agreements disclosed in Section 5.1 of the Company Disclosure Schedule, make any severance or termination payment to any officer, director or employee of the Company or any of its Subsidiaries;

(ix) make, change or revoke any material election concerning Taxes or Tax Returns;

(x) make any material changes in financial accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP, any rule or regulation promulgated by the SEC or any other applicable Law;

(xi) amend the Company Charter Documents;

(xii) enter into any collective bargaining agreement or enter into any substantive negotiations with respect to any collective bargaining agreement, except as required by Law;

(xiii) mortgage, pledge, hypothecate, grant any security interest in, or otherwise subject to any other Lien other than Permitted Liens, any material assets of the Company or its Subsidiaries;

(xiv) (A) pay, discharge, settle, or satisfy any material claims against the Company or any of its Subsidiaries (including claims of stockholders relating to this Agreement or the Transactions), liabilities or obligations (whether absolute, accrued, contingent, or otherwise), other than (x) the payment, discharge, settlement, or satisfaction of such claim, liability or obligation in the ordinary course of business consistent with past practice; or (y) the payment, discharge, settlement, or satisfaction of claims, liabilities or obligations that involve only the payment of monetary damages not in excess of $75,000 individually or $200,000 in the aggregate, in any case without the imposition of equitable relief on, or the admission of wrongdoing by, the Company or any of its Subsidiaries; or (B) waive, release, grant, or transfer any right of material value, other than in the ordinary course of business consistent with past practice or, subject to the terms hereof, fail to enforce, or consent to any material matter with respect to which its consent is required under, any material confidentiality, standstill or similar agreement to which the Company or any of its Subsidiaries is a party;

(xv) enter into any agreement, understanding, or commitment that restrains, limits or impedes the Company’s or any of its Subsidiaries’ ability to compete with or conduct any business or line of business, including geographic limitations on the Company’s or any of its Subsidiaries’ activities;

(xvi) modify, amend, or terminate any Company Material Contract or enter into any contract that would be a Company Material Contract if entered into prior to the date hereof, or waive or assign any of its rights or claims under a Company Material Contract or contract that would be a Company Material Contract if entered into prior to the date hereof, in each case except in the ordinary course of business consistent with past practice;

(xvii) communicate with employees of the Company or any of its Subsidiaries regarding the compensation, benefits or other treatment that they will receive in connection with the Merger, unless any such communications are consistent with prior directives or documentation provided to the Company by Parent (in which case, the Company shall provide Parent with prior notice of and the opportunity to review and comment upon any such communications);

(xviii) take any action which would result in any of the conditions to the Merger set forth in Article VI not being satisfied or that would reasonably be expected to prevent, delay or impair the ability of the Company to consummate the Merger;

(xix) (A) hire any executive officer holding the title of vice president or above, or hire any non-officer employees outside of the ordinary course of business consistent with past practice, or (B) terminate the employment of any (1) executive officer holding the title of vice president or above (other than the termination of any such officer for good reason or reasonable cause), or (2) or key employee of the Company outside of the ordinary course of business consistent with past practice;

(xx) enter into any new line of business;

(xxi) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(xxii) license, disclose or otherwise provide to any Person, or grant a contingent right to any Person to be licensed, disclosed or provided, the source code or related source materials for any material Software owned by the Company or any of its Subsidiaries other than where such Person is an employee or independent contractor of the Company or one of its Subsidiaries and pursuant to a signed written agreement containing non-use, non-disclosure and return/destruction obligations for the benefit of the Company or any of its Subsidiaries with respect to such source code or related source materials; or

(xxiii) agree or commit to take any of the foregoing actions prohibited by this Section 5.1(b).

(c) Parent agrees that, during the period from the date of this Agreement until the Effective Time, Parent shall not, and shall not permit any of its Subsidiaries to, take, or agree to commit to take, any action that could reasonably be expected to (i) impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Authority necessary to consummate the Transactions or the expiration or termination of any applicable waiting period, (ii) significantly increase the risk of any Governmental Authority entering an Order or restraint prohibiting the consummation of the Transactions or (iii) otherwise materially delay the consummation of the Transactions (each, a “Delay”).

SECTION 5.2 Preparation of the Proxy Statement.

(a) Provided there shall not have been a Company Adverse Recommendation Change permitted by Sections 5.4(d) or 5.4(e) hereof, as soon as practicable following the date of this Agreement, (i) the Company shall prepare the Proxy Statement, (ii) Parent shall promptly provide to the Company any information required for inclusion in the Proxy Statement and shall promptly provide such other information or assistance in the preparation thereof as may be reasonably requested by the Company and (iii) the Company shall file the Proxy Statement with the SEC. The Company shall thereafter use its commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement and to cause the Proxy Statement to be mailed to the stockholders of the Company as promptly as practicable after the Proxy Statement is cleared by the SEC (the “SEC Clearance Date”); provided, that if the SEC has failed to affirmatively notify the Company within ten (10) calendar days after the filing of the Proxy Statement with the SEC that it will not review the Proxy Statement, then the Company shall use its commercially reasonable efforts to obtain confirmation from the SEC that it will not comment on, or that it has no additional comments on, the Proxy Statement and the date on which the Company receives such confirmation shall be the “SEC Clearance Date.” Subject to Sections 5.4(d) and 5.4(e), the Proxy Statement shall include the Company Board Recommendation. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent an opportunity to review and comment on such document or response and shall give due consideration to including in the Proxy Statement (or any amendment or supplement thereto) or response comments reasonably and timely proposed by Parent.

(b) Each of the Company and Parent shall promptly notify the other upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide such other party with copies of all correspondence between such party and its Representatives, on the one hand, and the SEC and its staff, on the other hand. In the event that the Company or Parent receives any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement, each such party shall promptly provide to the other any information or assistance as may reasonably be requested by the other party in connection with the response to such comments or such request. As promptly as practicable after comments are received from the SEC and after the furnishing by the Company and Parent of all information required to be contained therein, the Company shall, in consultation with the Parent, prepare and file any required amendments to the Proxy Statement with the SEC.

(c) If at any time prior to the Effective Time, any information should be discovered by any party hereto which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and disseminated by the Company to the shareholders of the Company.

(d) Notwithstanding anything in this Agreement to the contrary, in the event of a Company Adverse Recommendation Change, the Company shall not be required to solicit proxies for the purpose of obtaining the Company Stockholder Approval unless the Company Board thereafter reaffirms the Company Board Recommendation.

SECTION 5.3 Stockholders Meeting; Record Date. As soon as practicable following the SEC Clearance Date, the Company shall establish a record date for purposes of determining stockholders entitled to notice of and to vote at the Company Stockholders Meeting (the “Record Date”). Once the Company has established the Record Date, the Company shall consult with Parent prior to changing the Record Date or establishing a different record date for the Company Stockholders Meeting, unless required to do so by applicable Law. The Company shall, as soon as practicable following the SEC Clearance Date (but in no event later than thirty-five (35) calendar days following the SEC Clearance Date), duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholders Meeting”) for the purpose of obtaining the Company Stockholder Approval. Subject to Sections 5.4(d) and 5.4(e) hereof, the Company shall, through the Company Board, make the Company Board Recommendation. The Company shall, upon the reasonable request of Parent, use its reasonable best efforts to advise Parent during the last ten (10) Business Days prior to the date of the Company Stockholders Meeting, as to the aggregate tally of the proxies received by the Company with respect to the Company Stockholder Approval. Without the prior written consent of Parent, the adoption of this Agreement and the Transactions (including the Merger) shall be the only matter (other than procedural matters or such matters as required by Law) which the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholders Meeting. Notwithstanding the foregoing, the Company may adjourn or postpone the Company Stockholders Meeting (a) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company’s stockholders, (b) if as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such meeting, or (c) the Company is required to postpone or adjourn the Company Stockholders Meeting by applicable Law, Order or a request from the SEC or its staff; provided, that no adjournment may be to a date on or after two (2) Business Days prior to the Expiration Date.

SECTION 5.4 Non-Solicitation.

(a) The Company and its Subsidiaries shall, and shall instruct and use its reasonable best efforts to cause each of its Representatives to, immediately cease any discussions or negotiations with any Persons that may be ongoing with respect to a Takeover Proposal, and deliver a written notice to each such Person to the effect that the Company is ending all discussions and negotiations with such Person with respect to any Takeover Proposal and such notice shall also request such Person to promptly return or destroy all confidential information concerning the Company and its Subsidiaries. From the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VII, the Company will not, and will not authorize or permit any Subsidiary or Representative to (and shall instruct its Representatives not to), directly or indirectly: (i) solicit, initiate, propose or knowingly facilitate or encourage (including by providing consent or authorization to make a Takeover Proposal to any officer or employee of the Company or to the Company Board (or any member thereof) pursuant to any confidentiality agreement) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, a Takeover Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding or provide any information or data concerning the Company or any of its Subsidiaries to any Person relating to, any Takeover Proposal or any proposal or offer that could reasonably be expected to lead to a Takeover Proposal; (iii) grant any waiver, amendment or release under any standstill or confidentiality agreement, any rights agreement or “poison pill” arrangement or Takeover Statute; (iv) approve, endorse, recommend, execute or enter into any Company Acquisition Agreement; or (v) resolve, propose or agree to do any of the foregoing.

(b) Notwithstanding anything to the contrary contained in Section 5.4(a), if at any time following the date of this Agreement and prior to obtaining the Company Shareholder Approval the Company has received a written Takeover Proposal from a Third Party which it believes in good faith to be bona fide and that was not initiated or solicited in breach of this Section 5.4 and the Company Board determines in good faith (after consultation with outside legal counsel and the Company’s independent financial advisor) that such Takeover Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, then the Company may: (i) furnish any information with respect to the Company and its Subsidiaries to the Person making such Takeover Proposal and (ii) participate in discussions or negotiations with the Person making such Takeover Proposal regarding such Takeover Proposal; provided, that, prior to taking any action described in Section 5.4(b)(i) or 5.4(b)(ii), the Company shall enter into a confidentiality agreement containing terms no less favorable to the Company than the terms of the Confidentiality Agreement (an “Acceptable Confidentiality Agreement”), it being understood and hereby agreed that such Acceptable Confidentiality Agreement need not contain a “standstill” or similar provision that prohibits such Person(s) from making or consummating any Takeover Proposal, and the Company shall provide to Parent a copy of all such information not previously provided to Parent (or its Representatives) prior to, or at the same time as, such information is provided to such Third Party. In making such determination the Company Board shall take into consideration, among other factors: (x) whether such Third Party is reasonably likely to have adequate sources of financing or adequate funds to consummate such Takeover Proposal and (y) whether approval of such Third Party’s stockholders is required as a condition to its obligation to consummate such Takeover Proposal. The Company shall not provide any commercially sensitive non-public information to any competitor in connection with the actions contemplated by this Section 5.4(b), except in a manner consistent with the Company’s past practice in dealing with the disclosure of such information in the context of considering Takeover Proposals prior to the date of this Agreement. The Company shall require any Person submitting an unsolicited Takeover Proposal to provide a definitive agreement that marks any proposed changes to the terms of this Agreement. The Company shall keep Parent reasonably informed of the status of any Takeover Proposal.

(c) Except as expressly permitted by Section 5.4(d) or 5.4(e), none of the Company Board, any committee thereof or Representative of the Company shall (i) (A) withhold, withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub, the unanimous recommendation by the Company Board that stockholders of the Company adopt this Agreement and approve the Merger (the “Company Board Recommendation”), (B) adopt, approve or recommend or propose to adopt, approve or recommend (publicly or otherwise) a Takeover Proposal, (C) fail to publicly reaffirm the Company Board Recommendation within five (5) Business Days after Parent so requests, (D) fail to recommend against any Takeover Proposal subject to Regulation 14D under the Exchange Act in a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) Business Days after the commencement of such Takeover Proposal, or (E) fail to include the Company Board Recommendation in the Proxy Statement (any action described in this clause (i)(A)—(E) being referred to as a “Company Adverse Recommendation Change”) or (ii) cause, permit or authorize the Company or any of its Subsidiaries to enter into any merger, acquisition or similar agreement with respect to any Takeover Proposal (other than an Acceptable Confidentiality Agreement) (each, a “Company Acquisition Agreement”).

(d) Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining Company Stockholder Approval, in response to a material development or change in material circumstances occurring or arising after the date hereof, the existence and material consequences of which were not known by the Company Board at or prior to the date hereof (and not relating to any Takeover Proposal, which shall be governed by clause (e) of this Section 5.4) (such material development or change in circumstances, an “Intervening Event”) the Company Board may make a Company Adverse Recommendation Change if it determines in good faith (after consultation with its financial advisors and outside legal counsel) that such action is advisable in order for the Company Board to comply with its fiduciary duties under applicable Law; provided, however, that the Company Board may not make a Company Adverse Recommendation Change in response to an Intervening Event unless:

(i) the Company provides Parent with written information describing such Intervening Event in reasonable detail as soon as reasonably practicable after becoming aware of it (and in any event within three (3) Business Days);

(ii) the Company notifies Parent in writing at least five (5) Business Days before making a Company Adverse Recommendation Change with respect to such Intervening Event of its intention to do so and specifying the reasons therefor; and

(iii) if Parent makes a proposal during such five (5) Business Day period to adjust the terms and conditions of this Agreement, the Company Board, after taking into consideration the adjusted terms and conditions of this Agreement as proposed by Parent, continues to determine in good faith (after consultation with its financial advisors and outside legal counsel) that a Company Adverse Recommendation Change is necessary in order for the Company Board to comply with its fiduciary duties under applicable Law.

(e) Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining Company Stockholder Approval, if the Company Board receives a Takeover Proposal from a Third Party that is a binding, written offer capable of acceptance that the Company Board determines constitutes a Superior Proposal, (x) the Company Board may make a Company Adverse Recommendation Change, and/or (y) enter into a Company Acquisition Agreement with respect to such Superior Proposal if the Company shall have concurrently with entering into such Company Acquisition Agreement terminated this Agreement pursuant to Section 7.1(d)(ii), in the case of each of clauses (x) and (y), if and only if:

(i) the Company Board determines in good faith, after consultation with its independent financial advisor and outside legal counsel, that such action is necessary in order for the Company Board to comply with its fiduciary duties under applicable Law;

(ii) the Company shall have provided prior written notice to Parent at least five (5) Business Days in advance (the “Notice Period”), which notice shall specify the basis for the Company Adverse Recommendation Change or termination, the identity of the party making such Superior Proposal and the material terms thereof and include copies of the final forms of all relevant documents relating to such Superior Proposal;

(iii) after providing such notice and prior to effecting such Company Adverse Recommendation Change or terminating this Agreement pursuant to Section 7.1(d)(ii), the Company shall, and shall cause its financial and legal advisors to, during the Notice Period, negotiate with Parent and Parent’s Representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments to the terms and conditions of this Agreement as would enable the Company Board to determine that any such Takeover Proposal would cease to constitute a Superior Proposal; provided, that in the event of any material revisions to such Takeover Proposal that the Company Board has determined to be a Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.4(e) with respect to such material revisions (in such event, however, the Notice Period shall be three (3) Business Days);

(iv) the Company Board shall have considered in good faith any changes to this Agreement offered by Parent and shall have determined that such Takeover Proposal would continue to constitute a Superior Proposal if such changes were to be given effect; and

(v) in the case of any action described in clause (y) of this Section 5.4(e) above, the Company shall have validly terminated this Agreement in accordance with Section 7.1(d)(ii), including the payment of the Company Termination Fee in accordance with Section 7.3.

(f) For purposes of this Agreement:

“Takeover Proposal” means any inquiry, proposal or offer from any Third Party which the Company believes in good faith to be bona fide relating to any (A) acquisition of assets of the Company and its Subsidiaries (including securities of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 20% or more of the Company’s consolidated assets or to which 20% or more of the Company’s revenues on a consolidated basis are attributable, (B) acquisition of 20% or more of the outstanding Company Common Stock, (C) tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the outstanding Company Common Stock or (D) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, in each of clauses (A) - (D) above, other than the Transactions.

“Superior Proposal” means a written Takeover Proposal which the Company believes in good faith to be bona fide to acquire, directly or indirectly (whether by way of merger, consolidation, share exchange, business combination, recapitalization, tender or exchange offer, asset sale or otherwise), for consideration consisting of cash and/or securities, more than 80% of the equity securities of the Company or more than 80% of the assets of the Company and its Subsidiaries on a consolidated basis, made by a Third Party, and which is otherwise on terms and conditions which the Company Board determines in good faith (after consultation with its financial and legal advisors) to be more favorable to the Company’s stockholders than the Merger and the other Transactions, after taking into consideration, among other things, (i) the identity of the Third Party making the Takeover Proposal (including whether stockholder approval of such Third Party is required), (ii) the likelihood of shareholder litigation regarding the Takeover Proposal, (iii) all of the terms, conditions, impact and all legal, financial, regulatory and other aspects of such Takeover Proposal and this Agreement, including break-up fee and expense reimbursement provisions, and (iv) any proposal by Parent to amend the terms of this Agreement pursuant to Section 5.4(e)).

“Third Party” means any Person, including as defined in Section 13(d) of the Exchange Act, other than Parent or any of its Affiliates.

(g) Nothing in this Section 5.4 shall prohibit the Company Board from taking and disclosing to the Company’s stockholders a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M A promulgated under the Exchange Act, or other applicable Law, if the Company Board determines, after consultation with outside counsel, that failure to so disclose such position would reasonably be expected to constitute a violation of applicable Law (including any fiduciary duties of the Company Board arising thereunder); provided, however, that that the Company and the Company Board may not effect a Company Adverse Recommendation Change, except to the extent permitted by Sections 5.4(d) or 5.4(e). In addition, it is understood and agreed that, for purposes of this Agreement (including Article VII), a factually accurate public statement by the Company that describes the Company’s receipt of a Takeover Proposal and the operation of this Agreement with respect thereto, or any “stop, look and listen” communication by the Company Board pursuant to Rule 14d-9(f) of the Exchange Act, or any similar communication to the stockholders of the Company, shall not constitute a Company Adverse Recommendation Change or a proposal by the Company Board to withdraw or modify such board’s recommendation of this Agreement or the Transactions.

(h) The Company agrees that it will promptly (and, in any event, within 48 hours) notify Parent if any proposals or offers with respect to an Takeover Proposal are received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its representatives indicating, in connection with such notice, the identity of the Person or group of Persons making such offer or proposal, the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep Parent reasonably informed, on a prompt basis, of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations, including any change in the Company’s intentions as previously notified.

(i) The Company agrees that in the event any of its Representatives takes any action authorized or permitted by the Company which, if taken by the Company, would constitute a breach of this Section 5.4, then the Company shall be deemed to be in breach of this Section 5.4.

(j) Notwithstanding Section 5.4(a), the Company Board shall be permitted to grant a waiver or release under any standstill agreement in effect on the date hereof with respect to any class of equity securities of the Company solely to the extent necessary to permit the Person subject to such standstill agreement to make and engage in discussions with respect to and negotiate a Takeover Proposal that is conditioned upon entering into mutually satisfactory definitive documentation with the Company and which prohibits without the Company’s consent any open market purchases of equity securities or securities convertible into equity securities of the Company, any Takeover Proposal not approved by the Company Board or other action, including a proxy contest, not approved by the Company Board. The Company shall provide written notice to Parent within forty-eight (48) hours of the waiver of any standstill by the Company and shall otherwise comply with Sections 5.4(d) and 5.4(e).

SECTION 5.5 Reasonable Best Efforts.

(a) Subject to the terms and conditions of this Agreement, each of the parties hereto shall cooperate with the other parties and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as practicable and to consummate and make effective, in the most expeditious manner practicable, the Transactions, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable Antitrust Laws), and (ii) obtain all approvals, consents, waivers, registrations, permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions.

(b) In furtherance and not in limitation of the foregoing, (i) each party hereto agrees to make and effect as promptly as practicable all registrations, filings and submissions required to be made or effected by it pursuant to the Antitrust Laws, the Exchange Act and other applicable Law with respect to the Transactions, including the making of an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions within five (5) Business Days of the date hereof, the supply as promptly as practicable of any additional information and documentary material that may be requested pursuant to the HSR Act and the use of its reasonable best efforts to take, or cause to be taken, all other actions consistent with this Section 5.5 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act (including any extensions thereof) as soon as practicable; and (ii) the Company and Parent shall each use its reasonable best efforts to (x) take all action necessary to ensure that no state Takeover Statute is or becomes applicable to any of the Transactions and (y) if any state Takeover Statute becomes applicable to any of the Transactions, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise minimize the effect of such Law on the Transactions.

(c) Each of the parties hereto shall use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Transactions, including any proceeding initiated by a private party, and (ii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions. Subject to applicable Laws relating to the exchange of information, each party hereto shall consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any such request, inquiry, investigation, action or other legal proceeding. In addition, except as may be prohibited by any Governmental Authority or by Law, in connection with any such request, inquiry, investigation, action or other legal proceeding, each party hereto shall permit authorized Representatives of the other parties (x) to be present at each meeting or conference with a representative of a Governmental Authority relating to such request, inquiry, investigation, action or other legal proceeding and (y) to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with any such request, inquiry, investigation, action or other legal proceeding.

(d) In furtherance and not in limitation of the covenants of the parties contained in this Section 5.5, each of the parties hereto shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by a Governmental Authority or other Person with respect to the Transactions. Without limiting any other provision hereof, Parent and the Company shall each use its reasonable best efforts to (i) avoid the entry of, or to have vacated or terminated, any decree, order or judgment that would restrain, prevent or delay the consummation of the Transactions, on or before the Expiration Date, including by defending through litigation on the merits any claim asserted in any court by any Person, and (ii) avoid or eliminate each and every impediment under any Antitrust Law that may be asserted by any Governmental Authority with respect to the Transactions so as to enable the consummation of the Transactions to occur as soon as reasonably possible (and in any event no later than the Expiration Date).

SECTION 5.6 Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. Thereafter, except as set forth in Section 5.4, neither the Company nor Parent shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Merger, this Agreement or the other Transactions without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), except as may be required by Law, applicable fiduciary duties or by any applicable listing agreement with a national securities exchange or the Nasdaq Stock Market as determined in the good faith judgment of the party proposing to make such release (in which case such party shall not issue or cause the publication of such press release or other public announcement without (i) prior consultation with the other party and (ii) using commercially reasonable efforts to obtain such other party’s prior consent); provided, however, that subject to Section 5.4, the Company need not consult with Parent or Merger Sub in connection with any press release or public statement to be issued or made in connection with any Takeover Proposal or any Company Adverse Recommendation Change; and provided, further, that each of Parent and the Company may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as such statement is substantially similar to previous press releases, public disclosures or public statements made jointly by Parent and the Company (or individually, if approved by the other party).

SECTION 5.7 Access to Information; Confidentiality. Subject to applicable Laws relating to the exchange of information, the Company shall, and shall cause each of its Subsidiaries to, afford to Parent and Parent’s Representatives reasonable access during normal business hours to the Company’s and its Subsidiaries’ properties, books, Contracts and records and the Company shall furnish promptly to Parent (i) a copy of each report, schedule and other document filed by it pursuant to the requirements of Federal or state securities Laws, and (ii) such other information concerning its business and properties as Parent may reasonably request (provided, that Parent and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company). The Company shall, and shall cause each of its Subsidiaries to, furnish, to the extent currently prepared by the Company in the ordinary course of business, for the period beginning after the date of this Agreement and ending at the Effective Time, as soon as practicable after the end of each month during such period, a copy of the monthly internally prepared financial statements of the Company, including statements of financial condition, results of operations and statements of cash flow. Notwithstanding the foregoing, the Company shall not be obligated to provide such access or information pursuant to this Section 5.7 if (x) the Company determines, in its reasonable judgment, that doing so would violate applicable Law or a Contract or obligation of confidentiality owing to a third party, jeopardize the protection of an attorney-client privilege, expose the Company to risk of liability for disclosure of sensitive or personal information or result in the disclosure of any trade secrets, provided, that the parties shall cooperate in good faith in seeking to find a means of disclosure of such information (including by entering into a joint-defense or similar agreement, if appropriate) that would not result in such violation, jeopardy or exposure, or (y) such information relates to or includes the evaluation, deliberations or minutes of the Company Board (or any committee thereof) related to the Transactions or any other strategic alternatives involving the Company or any materials provided to the Company Board (or any committee thereof) in connection therewith. Until the Effective Time, any information provided pursuant to this Section 5.7 will be deemed “Business Information” (as such term is defined by the Confidentiality Agreement) subject to the terms of that certain letter agreement regarding, among other things, the confidentiality of certain information provided to Parent in connection with its evaluation of the Transactions, dated as of November 18, 2011, between Parent and the Company (as it may be amended from time to time, the “Confidentiality Agreement”), and, without limiting the generality of the foregoing, Parent shall not, and shall cause its Representatives not to, use such information for any purpose unrelated to the consummation of the Transactions. No investigation, or information received, pursuant to this Section 5.7, will modify any of the representations and warranties of the Company.

SECTION 5.8 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any notice or other communication received by such party from any Governmental Authority in connection with the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, (ii) any actions, suits, claims, investigations or proceedings commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Transactions, and (iii) the occurrence or non-occurrence of any event that would cause or result in any of the conditions to the Merger set forth in Article VI not being satisfied.

SECTION 5.9 Indemnification and Insurance.

(a) From and after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) assume all obligations of the Company and its Subsidiaries to the directors, officers or employees of the Company or any Subsidiary of the Company (each, an “Indemnitee” and, collectively, the “Indemnitees”) in respect of indemnification and exculpation from liabilities (and advancement of expenses) for acts or omissions occurring at or prior to the Effective Time as provided in: (i) the Company Charter Documents and the organizational documents of such Subsidiaries as currently in effect and (ii) the indemnification agreements listed on Section 5.9(a) of the Company Disclosure Schedule, which shall survive the Transactions and continue in full force and effect in accordance with their respective terms. Without limiting the foregoing, Parent, from and after the Effective Time until all applicable statutes of limitations have expired, shall cause the certificate of incorporation and bylaws of the Surviving Corporation to contain provisions no less favorable to the Indemnitees with respect to limitation of liabilities of directors and officers, indemnification and advancement of expenses than are set forth as of the date of this Agreement in the Company Charter Documents, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees.

(b) Prior to the Effective Time, the Company shall purchase, and, following the Effective Time, the Surviving Corporation shall maintain with reputable and financially sound carriers, fully pre-paid six-year “tail” policies to the current directors’ and officers’ liability insurance and fiduciaries liability insurance policies maintained as of the date hereof by the Company (the “Current Policies”), which tail policies shall cover a period from the Effective Time through and including the date six years after the Closing Date with respect to claims arising from facts or events that existed or occurred prior to or at the Effective Time, and which tail policies shall contain at least the same coverage (including the scope and amount thereof) as, and contain terms and conditions that are equivalent to, the coverage set forth in the Current Policies; provided, that the aggregate cost of such “tail” policies (for the entire six-year tail coverage period) shall not exceed more than 300% of the aggregate premium paid by the Company for the Current Policies for the current fiscal year; provided, further, that should the cost of such “tail” policies exceed the 300% cap, the Company shall instead purchase the best available coverage for 300% of the aggregate premium paid by the Company for the Current Policies for the current fiscal year.

(c) The provisions of this Section 5.9 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her Representatives, and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 5.9 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 5.9 applies unless (x) such termination or modification is required by applicable Law or (y) the affected Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees to whom this Section 5.9 applies shall be third party beneficiaries of this Section 5.9). Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries or their respective officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 5.9 is not prior to, or in substitution for, any such claims under any such policies.

(d) In the event that Parent, the Surviving Corporation or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent and the Surviving Corporation shall assume all of the obligations thereof set forth in this Section 5.9.

SECTION 5.10 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Transactions are consummated; provided, however, that Parent and the Company shall share equally in the filing fee under the HSR Act.

SECTION 5.11 Rule 16b-3. Prior to the Effective Time, the Company shall take such steps as may be reasonably necessary or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the Transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act to the extent permitted by applicable Law.

SECTION 5.12 Employee Matters.

(a) Parent shall, for a period of one (1) year following the Closing Date, cause the Surviving Corporation and its subsidiaries to provide employees of the Company and its Subsidiaries who remain employed during such period (the “Company Employees”) with (x) base salary that, on an individual-by-individual basis, is no less favorable to the base salaries in effect on the date hereof and (y) employee benefits (other than any equity-based benefits) that are substantially comparable in the aggregate to the employee benefits provided by the Company and its Subsidiaries to Company Employees on the date hereof.

(b) Notwithstanding any other provision of this Agreement to the contrary, Parent shall provide, or shall cause the Surviving Corporation to provide, Company Employees whose employment terminates during the one-year period following the Effective Time with severance pay (and other separation benefits) as set forth on Section 5.12 of the Company Disclosure Schedule, taking into account all such employee’s service with the Company and its Subsidiaries in determining the amount of severance benefits payable to such employee.

(c) Parent and its Affiliates shall recognize the service of Company Employees with the Company prior to the Closing Date as service with Parent and its Affiliates in connection with any tax-qualified 401(k) savings plan and any severance, vacation and holiday policies maintained by Parent or one of its Affiliates which is made available to Company Employees following the Closing Date by Parent or one of its Affiliates for purposes of vesting, eligibility to participate and calculation of severance and vacation benefits, except to the extent such service credit would result in a duplication of benefits for the same period of service. Parent shall (i) waive, or use commercially reasonable efforts to cause its insurance carriers to waive, all limitations as to pre-existing and at-work conditions, if any, with respect to participation and coverage requirements applicable to Company Employees under any health benefit plan which is made available to Company Employees by Parent or one of its Affiliates in the plan year in which the Closing Date occurs to the extent such limitations or conditions are waived or satisfied under a comparable Company Plan as of the Closing Date, and (ii) in the plan year in which the Closing Date occurs, provide credit to Company Employees for any co-payments, deductibles and out-of-pocket expenses paid by such employees under the health benefit plan of the Company and its Subsidiaries during the portion of the plan year including the Closing Date.

(d) The parties to this Agreement acknowledge that, (i) neither this Section 5.12 nor any other provision of this Agreement shall create any right in any Person (including any Company Employee) to employment or continued employment or any particular term or condition of employment with Parent, the Company, the Surviving Corporation or any of their respective Affiliates or preclude the ability of Parent, the Company, the Surviving Corporation or any of their respective Affiliates to terminate the employment of any employee (including any Company Employee) at any time and for any or no reason, (ii) Parent, the Company, the Surviving Corporation and their respective Affiliates shall not be required to establish or continue any benefit or compensation plan, program, agreement, contract or arrangement and neither this Section 5.12 nor any other provision of this Agreement shall prevent the amendment, modification or termination thereof after the Closing, and (iii) any Company Employee or any Person other than the parties to this Agreement shall not have any rights or remedies (including any third-party beneficiary rights) under or by reason of this Section 5.12.

SECTION 5.13 Delisting. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions reasonably necessary to enable the Surviving Corporation to de-list the Company’s securities from the Nasdaq Stock Market and de-register the Company’s securities under the Exchange Act as soon as practicable following the Effective Time.

SECTION 5.14 Control of Operations. Without in any way limiting any party’s rights or obligations under this Agreement (including, without limitation, Section 5.1), the parties understand and agree that: (i) nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time, and (ii) prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

SECTION 5.15 Litigation. Each of Parent, Merger Sub and the Company agrees to use its commercially reasonable efforts to defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging, or seeking damages or other relief as a result of, the Merger, this Agreement or the other Transactions, including seeking to have any Order adversely affecting the ability of the parties to consummate the Transactions entered by any court or other Governmental Authority promptly vacated or reversed.

SECTION 5.16 Parent Vote. Immediately following the execution of this Agreement, Parent shall execute and deliver, in accordance with Section 228 of the DGCL and in its capacity as the sole stockholder of Merger Sub, a written consent adopting the Agreement.

SECTION 5.17 Financing.

(a) Subject to the terms and conditions of this Agreement, Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the Financing on the terms and conditions described in the Financing Commitments, and shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, the Financing Commitments if such amendment, modification or waiver would (i) reduce the aggregate amount of the Financing (including by changing the amount of fees to be paid or original issue discount of the Debt Financing unless the Equity Financing is increased by a corresponding amount), or (ii) impose new or additional conditions, or otherwise amend, modify or expand any conditions, to the receipt of the Financing, in any such case of (i) or (ii) above, in a manner that would reasonably be expected to (A) delay or prevent the Closing, (B) make the funding of the Financing (or satisfaction of the conditions to obtaining the Financing) less likely to occur or (C) adversely impact the ability of Parent or Merger Sub or, with respect to the Equity Financing, the Company to enforce its rights against the other parties to the Financing Commitments or the definitive agreements with respect thereto, the ability of Parent or Merger Sub to consummate the Transactions or the likelihood of consummation of the Transactions.

(b) Notwithstanding anything in Section 5.17(a) to the contrary, Parent and Merger Sub may (i) amend the Debt Commitment Letter to add lenders, lead arrangers, syndication agents or similar entities who had not executed the Debt Commitment Letter as of the date of this Agreement, or (ii) otherwise amend or replace the Debt Commitment Letter so long as: (x) such action would not reasonably be expected to delay or prevent the Closing, (y) the terms are not, taken as a whole, materially less beneficial to Parent or the Company than those in the Debt Commitment Letter as in effect on the date of this Agreement, and (z) with respect to replacements, the replacement debt commitments otherwise satisfy the terms and conditions of an Alternative Financing Commitment set forth below. Notwithstanding anything in Section 5.17(a) to the contrary, Parent may enter into discussions regarding, and may enter into arrangements and agreements relating to, the Equity Financing to add other equity providers, on the condition that such arrangements or agreements: (i) do not reduce the aggregate amount of the Equity Financing, (ii) do not impose terms or conditions that would reasonably be expected to delay or prevent the Closing, and (iii) with respect to any such equity provider, such equity provider enters into an Equity Commitment Letter on substantially the same terms and conditions as the Equity Commitment Letters then in effect.

(c) Parent shall use its reasonable best efforts to: (i) maintain in effect the Financing Commitments (including any definitive agreements entered into in connection with any such Financing Commitments), (ii) negotiate and enter into definitive agreements with respect to the Debt Commitment Letter on terms and conditions contained in the Debt Commitment Letter or consistent in all material respects with the Debt Commitment Letter (such definitive agreements, together with the Financing Commitments, the “Financing Agreements”) and promptly upon execution thereof provide complete executed copies of such definitive agreements to the Company, (iii) satisfy on a timely basis all conditions in the Financing Agreements applicable to Parent and Merger Sub to obtaining the Financing, (iv) consummate the Equity Financing and the Debt Financing substantially concurrently with the Closing, and (v) fully enforce the counterparties’ obligations and its rights under the Financing Agreements. Parent shall keep the Company reasonably informed on a timely basis of the status of Parent’s and Merger Sub’s efforts to arrange the Financing and to satisfy the conditions thereof, including, upon Company’s reasonable request, (i) advising and updating the Company, in a reasonable level of detail, with respect to status, proposed Closing Date and material terms of the material definitive documentation for the Financing and (ii) providing copies of then current drafts of all such definitive documentation.

(d) If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated by the applicable Financing Agreements, (i) Parent shall promptly notify the Company and (ii) Parent shall use its reasonable best efforts to arrange and obtain alternative financing from alternative sources in an amount sufficient to consummate the Transactions with terms and conditions not materially less favorable, taken as a whole, to Parent, Merger Sub and the Company than the terms and conditions set forth in the applicable Financing Agreements (“Alternative Financing Commitments”) as promptly as practicable following the occurrence of such event. In such event, (i) the term “Debt Financing” as used in this Agreement shall be deemed to include any Alternative Financing Commitments, (ii) the term “Financing” shall be deemed to include the Equity Financing and the Debt Financing as modified by clause (i) of this sentence, (ii) the term “Debt Commitment Letter” shall be deemed to include any commitment letters with respect to the Alternative Financing Commitments and any related fee letters, and (iv) the term “Financing Agreements” shall be deemed to include any definitive agreement with respect to the Alternative Financing Commitments.

(e) Notwithstanding anything contained in this Section 5.17 or in any other provision of this Agreement, in no event shall Parent or Merger Sub be required to amend or waive any of the terms or conditions hereof or of the Financing Agreements.

(f) Parent acknowledges and agrees that obtaining the Financing (including any Alternative Financing Commitments) is not a condition to the Closing, and reaffirms its obligation to consummate the Transactions irrespective and independently of the availability of the Financing, subject to the satisfaction of the applicable conditions set forth in Section 6.1 and Section 6.2.

SECTION 5.18 Financing Cooperation.

(a) The Company shall, and shall (x) cause each of its Subsidiaries to, and (y) use its reasonable best efforts to cause its Representatives to, use its and their reasonable best efforts to, provide all cooperation that is customary in connection with the arrangement of the Debt Financing as may be reasonably requested in writing by Parent (provided, that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries), including: (i) participation in a reasonable number of meetings, due diligence sessions, lender presentations, “road shows” and sessions with rating agencies, (ii) assisting with the preparation of materials for rating agency presentations, private placement memoranda, bank information memoranda and similar documents required in connection with the Debt Financing, (iii) furnishing Parent and its Debt Financing sources with such pertinent and customary information regarding the Company and its Subsidiaries, including information required under “know your customer” and anti-money laundering rules and regulations, all financial statements and projections and other pertinent information required by the Debt Financing Commitment, pro forma financial information, financial data, audit reports and other information required in connection with the Debt Financing (all such information in this clause (iii), the “Required Information”), (iv) obtaining legal opinions, surveys and title insurance as reasonably requested in writing by Parent, (v) obtaining such consents, approvals and authorizations which shall be reasonably requested by Parent in connection with the Debt Financing and collateral arrangements in connection therewith, (vi) executing and delivering any customary pledge and security documents, other definitive financing documents or other requested certificates or documents, including, including, a customary solvency certificate by the Chief Financial Officer of the Company (provided, that (A) none of the letters, agreements, documents and certificates shall be executed and delivered except in connection with the Closing, (B) the effectiveness thereof shall be conditioned upon, or become operative after, the occurrence of the Closing and (C) none of the Company or any of its Subsidiaries or its Representatives shall be required to pay any commitment or other fee or incur any liability in connection with the Debt Financing prior to the Effective Time and (D) such documents or certificates shall not impose any personal liability on the officers, directors, employees or agents involved), and (vii) obtaining any assignments of Intellectual Property set forth in Section 5.18(a)(vii) of the Company Disclosure Schedule, and making all necessary filings with governmental registration agencies to update ownership title in the Company Intellectual Property in the Company or one of its Subsidiaries and to record the release of any security interests granted by the Company or any of its Subsidiaries in the Company Intellectual Property that have been released.

(b) Parent shall promptly, upon written request by the Company, reimburse the Company for all out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred and documented by the Company or any of its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 5.18 and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Financing and any information used in connection therewith, except with respect to any information provided by the Company or any of its Subsidiaries.

SECTION 5.19 FIRPTA. The Company shall use commercially reasonable efforts to deliver to Parent at or prior to the closing an affidavit, under penalties of perjury, stating that the Company is not and has not been a United States real property holding corporation, dated as of the Closing Date and in form and substance required under Treasury Regulation Section 1.897-2(h) and reasonably acceptable to Parent.

SECTION 5.20 Obligations of Merger Sub and the Surviving Corporation. Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement.

SECTION 5.21 Internet Domain Name Registrations. Prior to the Closing, the Company shall, or shall cause its applicable Subsidiary to, use commercially reasonable efforts to update the registration information for the Internet domain name registrations required to be set forth in Section 3.14(a) of the Company Disclosure Schedule that are material to the operation of the Company’s business to reflect the Company or one of its Subsidiaries as the registrant of such Internet domain names (to the extent the Company or one of its Subsidiaries is not the registrant of such Internet domain names as of the date hereof).

ARTICLE VI

CONDITIONS PRECEDENT

SECTION 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained;

(b) Antitrust. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired; and

(c) No Injunctions or Restraints. No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority of competent jurisdiction (collectively, “Restraints”) shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal.

SECTION 6.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. (i) Other than the representations and warranties set forth in Sections 3.1(a) and 3.1(b) (Organization, Standing and Corporate Power), 3.2(a), 3.2(b) and 3.2(c) (Capitalization), 3.3(a), 3.3(b), 3.3(c)(i) and 3.3(d) (Authority; Noncontravention; Voting Requirements), 3.6(b) (Absence of Certain Changes) and 3.19 (Anti-Takeover Provisions), the representations and warranties of the Company set forth in this Agreement shall be true and correct (except in the case of Section 3.5(b), without giving effect to any materiality or Material Adverse Effect qualifications set forth therein) as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for such failures to be true and correct which, individually or in the aggregate, have not and would not reasonably be expected to have a Material Adverse Effect, (ii) the representations and warranties set forth in Sections 3.1(a) and 3.1(b) (Organization, Standing and Corporate Power), 3.2(a) and 3.2(b) (Capitalization), 3.3(a), 3.3(b), 3.3(c)(i) and 3.3(d) (Authority; Noncontravention; Voting Requirements), 3.6(b) (Absence of Certain Changes) and 3.19 (Anti-Takeover Provisions) shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date, and except for any de minimis failures to be true and correct that do not adversely impact the ability of the parties to consummate the Transactions), and (iii) the representations and warranties set forth in Section 3.2(c) shall be true and correct as of the Closing Date as if made on and as of the Closing Date, except for such failure to be true and correct as would not result in an increase in the Aggregate Consideration (after giving effect to any reduction thereto resulting from any voluntary payment of such Aggregate Consideration (or portion thereof) on behalf of Parent by a stockholder of the Company (or its Affiliates)) of more than $500,000. Parent shall have received a certificate of an executive officer of the Company on its behalf to the foregoing effect;

(b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with all of its obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

(c) Company Reports. The Company shall have filed its Annual Report on Form 10-K and Quarterly Report on Form 10-Q, if required, with the SEC prior to the Effective Time.

(d) Payoff Letters. The Company shall have delivered to Parent payoff letters with respect to Indebtedness of the Company and its Subsidiaries outstanding as of the Closing under the Credit Agreement and releases of all Liens securing such Indebtedness, conditioned only on the payment of the amounts described in such payoff letters.

(e) Related Party Transactions. The Company shall have terminated each of the Contracts or transactions set forth on Section 6.2(e) of the Company Disclosure Schedule.

SECTION 6.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (without giving effect to any materiality qualifications set forth therein) as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), provided, however, that, for purposes of this condition, such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to impair in any material respect the ability of Parent or Merger Sub to perform its obligations under this Agreement or prevent or materially delay consummation of the Transactions on a timely basis. The Company shall have received a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent and Merger Sub to such effect; and

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed or complied in all material respects with all of the obligations required to be performed or complied with by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent and Merger Sub to such effect.

SECTION 6.4 Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party’s failure to use its reasonable best efforts to consummate the Merger and the other Transactions, as required by and subject to Section 5.5.

ARTICLE VII

TERMINATION

SECTION 7.1 Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time, whether before or after (other than with respect to Section 7.1(d)(ii)) receipt of the Company Stockholder Approval:

(a) by the mutual written consent of the Company and Parent duly authorized by each of their respective boards of directors; or

(b) by either of the Company or Parent:

(i) if the Merger shall not have been consummated on or before one hundred and twenty (120) days from the date hereof (the “Expiration Date”); provided, however, that in the event the date that is thirty-five (35) calendar days plus two (2) Business Days following the SEC Clearance Date (the “Earliest Closing Date”) would occur after the Expiration Date, the Expiration Date shall be extended to the earlier of the next calendar day following the Earliest Closing Date and the date that is one hundred and fifty (150) days from the date hereof; and, provided, further, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to a party if the failure of the Merger to have been consummated on or before the Expiration Date was primarily due to the failure of such party to perform any of its obligations under this Agreement;

(ii) if any Restraint having the effect set forth in Section 6.1(c) shall be in effect and shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to a party if the issuance of such final, non-appealable Restraint was primarily due to the failure of such party to perform any of its obligations under this Agreement; or

(iii) if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(iii) shall not be available to the Company if the failure of the Company Stockholder Approval to be obtained was primarily due to a material breach of any of the Company’s obligations under Section 5.2, Section 5.3 or Section 5.4.

(c) by Parent,

(i) if the Company shall have materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (x) would give rise to the failure of a condition set forth in Sections 6.2(a) or 6.2(b) and (y) has not been waived by Parent or cured by the Company within ten (10) days after the Company’s receipt of written notice thereof from Parent or is incapable of being cured by the Company by the Expiration Date; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement; or

(ii) if (A) there shall have been a Company Adverse Recommendation Change, provided, that any termination pursuant to this Clause (A) must be made within five (5) Business Days of any such Company Adverse Recommendation Change, (B) the Company shall have committed a Willful Breach of any of its obligations under Section 5.2, Section 5.3 or Section 5.4, or (C) the Company Board shall have refused to affirm publicly is recommendation of this Agreement within three (3) Business Days after any written request therefore by Parent; or

(d) by the Company:

(i) if Parent shall have materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform

(i) would give rise to the failure of a condition set forth in Sections 6.3(a) or 6.3(b) and (ii) has not been waived by the Company or cured by Parent within ten (10) days after Parent’s receipt of written notice thereof from the Company or is incapable of being cured by Parent by the Expiration Date, it being acknowledged and agreed that any termination by the Company pursuant to this Section 7.1(d)(i) shall not constitute a Company Adverse Recommendation Change; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if the Company is then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

(ii) at any time prior to receipt of the Company Stockholder Approval, in order to enter into a transaction that is a Superior Proposal (so long as such Superior Proposal did not result, directly or indirectly, from a breach of Section 5.4); provided, however, that the Company shall not terminate this Agreement pursuant to this Section 7.2(d)(ii) unless (A) the Company Board shall have complied with the procedures set forth in Section 5.4(e), (B) the Company enters into a definitive Company Acquisition Agreement with respect to such Superior Proposal concurrently with such termination, and (C) and the Company pays Parent the Company Termination Fee concurrently with such termination; or

(iii) if: (A) the conditions to Closing set forth in Section 6.1 and Section 6.2 have been satisfied (other than those conditions that (x) by their nature are to be satisfied at the Closing and that would be capable of being satisfied if there were a Closing, or (y) have not been satisfied as a result of Parent or Merger Sub’s breach or failure to perform any of their respective covenants in this Agreement), and (B) Parent fails to close the Transactions contemplated herein, including the Merger, within two (2) Business Days thereof.

SECTION 7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Sections 5.9, 5.10, 5.18(b), 7.2, 7.3, 7.4, 7.5, Article VIII and the second to last sentence of Section 5.7, and the Confidentiality Agreement in accordance with its terms, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Parent, Merger Sub or the Company or their respective directors, officers and Affiliates, except that:

(a) the Company may have liability as provided in Section 7.3;

(b) Parent may have liability as provided in Section 7.4; and

(c) nothing in this Section 7.2 shall relieve any party hereto from any liability for Fraud.

SECTION 7.3 Termination Fees; Expense Reimbursement.

(a) In the event that this Agreement is terminated pursuant to Section 7.1(b)(i), Section 7.1(b)(iii), Section 7.1(c)(i), Section 7.1(c)(ii) or Section 7.1(d)(ii), then the Company shall promptly, and in any event within two (2) Business Days (in the case of a termination by Parent) or immediately upon such termination of this Agreement (in the case of a termination by the Company), pay or cause to be paid to Parent (or, at Sponsor’s election, Sponsor), by wire transfer of immediately available funds, the Company Termination Fee (less the amount of any Parent Expenses previously paid to Parent pursuant to Section 7.3(b), if any); provided, however, that in the case of a termination solely pursuant to Section 7.1(b)(i), Section 7.1(b)(iii) or Section 7.1(c)(i): (A) such payment shall be made only if the Company enters into a Company Acquisition Agreement with a Third Party within twelve (12) months following such termination, and (B) such payment shall be made promptly, but in no event later than five (5) Business Days, after the entering into of such Company Acquisition Agreement. Parent’s acceptance of the Company Termination Fee shall constitute conclusive evidence that this Agreement has been validly terminated.

(b) In the event this Agreement is terminated pursuant to Section 7.1(c)(i) under circumstances in which the Company Termination Fee is not then payable pursuant to Section 7.3(a), then the Company shall, following receipt of an invoice therefor, promptly (but in any event within two (2) Business Days) pay up to $2,000,000 of reasonable and documented out-of-pocket fees and expenses (including legal fees and expenses) incurred by Parent and its Affiliates on or prior to the termination of this Agreement in connection with the Transactions (including the Financing) (the “Parent Expenses”), by wire transfer of same day funds to one or more accounts designated by Parent; provided, however, that the existence of circumstances which could require the Company Termination Fee to become subsequently payable by the Company pursuant to Section 7.3(a) shall not relieve the Company of its obligations to pay the Parent Expenses pursuant to this Section 7.3(b). For the avoidance of doubt, the payment by the Company of Parent Expenses pursuant to this Section 7.2(b) shall not relieve the Company of any subsequent obligation to pay the Company Termination Fee pursuant to Section 7.3(a) except to the extent indicated in Section 7.3(a).

SECTION 7.4 Parent Termination Fee. In the event this Agreement is terminated by the Company pursuant to Section 7.1(d)(i) or Section 7.1(d)(iii), Parent shall pay or cause to be paid the Parent Termination Fee to the Company promptly, and in any event within two (2) Business Days following such termination, by wire transfer of same day funds to one or more accounts designated by the Company.

SECTION 7.5 Single Payment Only; Liquidated Damages.

(a) Subject to Section 7.2(c) and Parent’s right to specific performance set forth in Section 8.8(a)(i), (i) Parent’s right to receive the Company Termination Fee pursuant to Section 7.3(a) shall constitute the exclusive remedy of Parent, Merger Sub and Guarantor against the Company and its Subsidiaries and their respective stockholders, directors, officers, employees, agents, Affiliates and assignees (the Company, its Subsidiaries and such other Persons being referred to collectively in this Agreement as the “Company Related Parties”) for any damages suffered as a result of the failure of the Transactions to be consummated, and (ii) upon payment of such amount, none of the Company Related Parties shall have any further liability arising out of this Agreement or the Transactions. Parent and Merger Sub acknowledge and agree that the maximum liability of the Company and the Company Related Parties under this Agreement shall be limited to the amount of the Company Termination Fee. For the avoidance of doubt, nothing in this Section 7.5(a) shall limit in anyway the parties’ agreements in Section 8.12.

(b) For the avoidance of doubt, in no event shall Parent be obligated to pay, or cause to be paid, the Parent Termination Fee on more than one occasion. For the avoidance of doubt, in no event shall Company be obligated to pay, or cause to be paid, the Company Termination Fee on more than one occasion.

(c) Subject to the Company’s right to specific performance set forth in Section 8.8(b) and the Company’s rights under the Limited Guaranty, the Confidentiality Agreement and Sections 5.18(b) and 7.2(c), the Company’s right to receive the Parent Termination Fee from Parent or from the Guarantor pursuant to the Limited Guarantee pursuant to Section 7.4 shall constitute the exclusive remedy of the Company against Parent and the Parent Group for any damages suffered as a result of the failure of the Transactions to be consummated, and, upon payment of such amount, none of Parent or any member of the Parent Group shall have any further liability to the Company arising out of this Agreement or the Transactions. In the event the Company has received all amounts to which it is entitled pursuant to this Section 7.5(c), none of Parent, Parent Group or the Lender Parties shall have any further liability under this Agreement or the other Transactions. For the avoidance of doubt, nothing in this Section 7.5(c) shall limit in anyway the parties’ agreements in Section 8.12.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1 No Survival of Representations and Warranties. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or, except as otherwise provided in

Section 7.2, upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article II and Sections 5.9, 5.10, 5.12, 5.13 and 5.18(b) and any other agreement in this Agreement which contemplates performance after the Effective Time shall survive the Effective Time indefinitely. The Confidentiality Agreement shall (i) survive termination of this Agreement in accordance with its terms, or, if earlier, (ii) terminate as of the Effective Time.

SECTION 8.2 Amendment or Supplement. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Stockholder Approval, by written agreement of the parties hereto authorized by action taken by their respective boards of directors; provided, however, that following receipt of the Company Stockholder Approval, there shall be no amendment or change to the provisions hereof which by Law would require further approval by the stockholders of the Company without such approval.

SECTION 8.3 Extension of Time, Waiver, Etc. At any time prior to the Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto, (b) extend the time for the performance of any of the obligations or acts of any other party hereto or (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

SECTION 8.4 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties hereto; provided, however, that prior to the Closing, Parent and Merger Sub may assign this Agreement (in whole but not in part) to Parent or any of its Affiliates and/or to any parties providing the Financing pursuant to the terms thereof (including for purposes of creating a security interest herein or otherwise assigning as collateral in respect of such Financing). Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section shall be null and void. No assignment by any party hereto shall relieve such party of any of its obligations hereunder.

SECTION 8.5 Counterparts; Scanned Signatures. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by fax, Portable Document Format (PDF) or other means of electronic transmission) to the other parties. Facsimile or other electronically scanned and transmitted signatures shall be deemed originals for all purposes of this Agreement.

SECTION 8.6 Entire Agreement; No Third-Party Beneficiaries.

(a) This Agreement, the Company Disclosure Schedule, the Support Agreements, the Confidentiality Agreement and the Limited Guaranty constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. The parties hereto have voluntarily agreed to define their rights, liabilities and obligations respecting the Transactions contemplated by this Agreement exclusively in contract pursuant to the express terms and conditions of this Agreement, and the parties hereto expressly disclaim that they are owed any duties or entitled to any remedies not expressly set forth in this Agreement. Furthermore, the parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations, and all parties to this Agreement specifically acknowledge that no party has any special relationship with another party that would justify any expectation beyond that of an ordinary purchaser and an ordinary seller in an arm’s-length transaction.

(b) Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder, except for (i) from and after the Effective Time, the rights of the holders of Company Common Stock, Options, Company Restricted Stock, Company RSUs, Dividend Equivalents, Shadow Options or interests in the ESPP to receive the Merger Consideration, Option Consideration, Dividend Consideration or Shadow Option Consideration, as applicable, pursuant to the provisions of Article II, (ii) the Indemnitees and the Non-Party Affiliates, which shall be intended third-party beneficiaries as specifically provided in Sections 5.9, and 8.12, and (iii) the Lender Parties (including any source of an Alternative Financing Commitment that has been obtained in accordance with Section 5.17), which shall be intended third parties beneficiaries of Section 7.5(c), Section 8.6, Section 8.7(b) and Section 8.7(c) and shall be entitled to enforce such provisions directly (and no amendment or modification to such provisions or to Section 8.12 in respect of the Lender Parties (including any source of an Alternative Financing Commitment that has been obtained in accordance with, and satisfies the conditions of, Section 5.17) may be made without the prior consent of the Lender Parties (including any source of an Alternative Financing Commitment that has been obtained in accordance with, and satisfies the conditions of, Section 5.17).

SECTION 8.7 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement, together with the Support Agreements, the Limited Guaranty, the Company Disclosure Schedule, the Confidentiality Agreement and any other document, certificate or instrument delivered pursuant hereto (together, the “Related Documents”), and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, the Related Documents or the negotiation, execution, termination, validity, interpretation, construction, enforcement, performance or nonperformance of this Agreement or the Related Documents or otherwise arising from the relationship between the parties (including, without limitation, any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or the Related Documents or as an inducement to enter into this Agreement or the Related Documents) (all such claims or causes of action, a “Cause of Action”) shall be governed by the internal laws of the State of Delaware (including its laws regarding statutes of limitations), without giving effect to any choice or conflict of Law provision or rules (whether of the State of Delaware or otherwise) that would cause the application of Laws of any other jurisdiction.

(b) All actions and proceedings that may be based upon, arise out of or relate to a Cause of Action shall be exclusively heard and determined in the Chancery Court of the State of Delaware or any federal court sitting in the State of Delaware, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such Cause of Action brought in such court or any defense of inconvenient forum for the maintenance of such dispute. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Notwithstanding the foregoing, each of the parties hereto agrees that it will not bring or support any claim, action, suit or proceeding, whether in law or in equity, whether in contract or in tort or otherwise, against the Lender Parties in any way relating to this Agreement or the Transactions contemplated hereby, including any dispute arising out of or relating in any way to the Debt Financing Commitment or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable Law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and the appellate courts thereof), and that the provisions of Section 8.7(c) relating to the waiver of jury trial shall apply to any such action; provided, however, that the foregoing shall not limit in any way the parties’ agreements in Section 8.12.

(c) Each of the parties hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to a Cause of Action.

SECTION 8.8 Remedies.

(a) Remedies of Parent and Merger Sub.

(i) Specific Performance. Prior to the valid termination of this Agreement pursuant to Article VII, Parent and Merger Sub shall be entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by the Company and to enforce specifically the terms and provisions hereof, including the Company’s obligation to consummate the Merger.

(ii) Company Termination Fee. Parent shall be entitled to payment of the Company Termination Fee if and when payable under Section 7.3(a) hereof.

(iii) Parent Expenses. Parent shall be entitled to reimbursement of Parent Expenses if and when payable under Section 7.3(b) hereof.

(iv) Termination. Parent and Merger Sub shall be entitled to terminate this Agreement in accordance with Article VII hereof.

(v) Damages; Expenses. Except as set forth in Section 7.5(a), in no event shall Parent, Merger Sub or any of their respective equityholders, officers, directors, employees, agents, controlling persons, assignees or Affiliates of any of the foregoing have the right to seek or obtain money damages or expense reimbursement (whether at law or in equity, in contract, in tort or otherwise) from the Company under this Agreement other than the right of Parent and Merger Sub to payment of the Company Termination Fee or Parent Expenses as set forth in Sections 8.8(a)(ii) and (a)(iii) above. For the avoidance of doubt, so long as this Agreement remains in effect, Parent and Merger Sub shall be entitled to settle such claims, at Parent and Merger Sub’s election, by agreeing to consummate and actually consummating the Merger in accordance with the terms of this Agreement.

(b) Remedies of the Company.

(i) Specific Performance—Closing. Prior to a valid termination of this Agreement pursuant to Article VII hereof, the Company shall be entitled to seek and obtain an injunction, specific performance and other equitable relief to cause, or to require Parent to cause, the Equity Commitment Letter to be funded and to consummate the Merger, only in the event that each of the following conditions has been satisfied: (A) the conditions set forth in Section 6.1 and Section 6.2 have been satisfied or waived (other than those conditions that (x) by their nature are to be satisfied at the Closing and that would be capable of being satisfied if there were a Closing, or (y) have not been satisfied as a result of Parent or Merger Sub’s breach or failure to perform any of their respective covenants in this Agreement) and Parent and Merger Sub fail to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.2, (B) the Debt Financing (or, if an Alternative Financing Commitment is being used in accordance with this Agreement, such alternative financing) has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing, and (C) the Company has irrevocably confirmed in a written notice delivered to Parent and the Lenders that if specific performance is granted and the Equity Financing and Debt Financing are funded, then the Closing will occur. For the avoidance of doubt, in no event shall the Company be entitled to enforce or seek to enforce specifically the Parent’s right to cause the Equity Financing to be funded or to complete the Merger if the Debt Financing has not been funded (or will not be funded at the Closing if the Equity Financing is funded at the Closing). In no event shall the Company be entitled to seek the remedy of specific performance of this Agreement other than solely under the specific circumstances and as specifically set forth in this Section 8.8(b). For the avoidance of doubt, while the Company may pursue both a grant of specific performance and the payment of the Parent Termination Fee, under no circumstances shall the Company be entitled to receive both a grant of specific performance and payment of the Parent Termination Fee.

(ii) Specific Performance—Other Covenants. Prior to the valid termination of this Agreement pursuant to Article VII and other than as it relates to the right to cause Parent to cause the Equity Commitment Letter to be funded and to consummate the Merger (which are governed by the provisions of Section 8.8(b)(i)), the Company shall be entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by Parent and Merger Sub and to enforce specifically the terms and provisions hereof (including to cause Parent to seek enforcement of the Financing Agreements pursuant to Section 5.17(c).

(iii) Parent Termination Fee. The Company shall be entitled to payment of the Parent Termination Fee if and when payable under Section 7.4 hereof.

(iv) Termination. The Company shall be entitled to terminate this Agreement in accordance with Article VII hereof.

(v) Damages; Expenses. Except as set forth in Section 7.5(c), in no event shall the Company or any of its Subsidiaries or any of their respective equityholders, officers, directors, employees, agents, controlling persons, assignees or Affiliates of any of the foregoing have the right to seek or obtain money damages or expense reimbursement (whether at law or in equity, in contract, in tort or otherwise) from Parent or Merger Sub under this Agreement other than as set forth in Section 5.18(b) and other than the right of the Company to payment of the Parent Termination Fee as set forth in Section 8.8(b)(iii) above.

(c) Money Damages Not Adequate. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement to which the right of specific performance is applicable were not performed in accordance with their specific terms or were otherwise breached and that any breach of this Agreement could not be adequately compensated in all cases by monetary damages alone. Solely to the extent specific performance is available to it under this Section 8.8, it is accordingly agreed that prior to the termination of this Agreement in accordance with Article VII, in the event of any breach or threatened breach by the Company, Parent or Merger Sub of any of their respective covenants or obligations set forth in this Agreement, each party shall not raise any objections to the equitable remedies provided by this Section 8.8. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such order or injunction sought in accordance with the terms of this Section 8.8.

(d) Sole Remedy. The parties hereto acknowledge and agree that the remedies provided for in this Section 8.8 shall be the parties’ sole and exclusive remedies for any breaches this Agreement or any claims relating to the Transactions contemplated hereby. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted by applicable Law, any and all other rights, claims and causes of action, known or unknown, foreseen or unforeseen, which exist or may arise in the future, that such party may have against the other party or any of its Representatives arising under or based upon any federal, state or local Law (including any securities law, common law or otherwise) for any breach of the representations and warranties or covenants contained in this Agreement.

SECTION 8.9 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly given and made as follows: (a) if sent by registered or certified mail in the United States, return receipt requested, then such communication shall be deemed duly given and made upon receipt; (b) if sent by nationally recognized overnight air courier (such as DHL or Federal Express) for next day delivery, then such communication shall be deemed duly given and made the next Business Day after being sent (or if sent by two day delivery, two Business Days after being sent); (c) if sent by facsimile transmission before 5:00 p.m. (Central Standard Time) on any Business Day, then such communication shall be deemed duly given and made when receipt is confirmed; (d) if sent by facsimile transmission on a day other than a Business Day and receipt is confirmed, or if sent after 5:00 p.m. (Central Standard Time) on any Business Day and receipt is confirmed, then such communication shall be deemed duly given and made on the Business Day following the date on which receipt is confirmed; and (e) if otherwise actually personally delivered to a duly authorized representative of the recipient, then such communication shall be deemed duly given and made when delivered to such authorized representative; provided, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

If to Parent or Merger Sub, to:

c/o Thoma Bravo, LLC

600 Montgomery Street, 32nd Floor

San Francisco, CA 94111

Attention:	Holden Spaht

A. J. Rohde

Facsimile:	(415) 392-6480

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attention:	Gerald T. Nowak, P. C.

Theodore A. Peto

Facsimile:	(312) 862-2200

If to the Company, to:

Archipelago Learning, Inc.

3232 McKinney Avenue, Suite 400

Dallas, TX 75204

Attention:	Mark Dubrow
Facsimile:	(877) 519-9482

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

200 Crescent Court, Suite 300

Dallas, TX 75201

Attention:	R. Jay Tabor
Facsimile:	(214) 746-7777

Rejection of, other refusal to accept or the inability to deliver (because of changed address or facsimile of which no notice was given) any notice or other communication delivered pursuant to this Section 8.9 shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

SECTION 8.10 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions contemplated hereby are fulfilled to the extent possible.

SECTION 8.11 Obligation of Parent. Parent shall ensure that each of Merger Sub and the Surviving Corporation duly performs, satisfies and discharges on a timely basis each of the covenants, obligations and liabilities of Merger Sub and the Surviving Corporation under this Agreement, and Parent shall be jointly and severally liable with Merger Sub and the Surviving Corporation for the due and timely performance and satisfaction of each of said covenants, obligations and liabilities.

SECTION 8.12 Non-Recourse. All claims or causes of action (whether in contract or in tort, in law or in equity) that may be based upon, arise out of or relate to this Agreement or the Related Documents or the negotiation, execution, performance or non-performance of this Agreement or the Related Documents (including any representation or warranty made in or in connection with this Agreement, the Related Documents or as an inducement to enter into this Agreement or the Related Documents) may be made by any party hereto only against the Persons that are expressly identified as parties hereto or thereto. In no event shall any named party to this Agreement or the Related Documents have any shared or vicarious liability for the actions or omissions of any other Person. No Person who is not a named party to this Agreement or the Related Documents, including without limitation the Lender Parties and any director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of any named party to this Agreement (together, the “Non-Party Affiliates”) shall have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or affiliates) to any party to this Agreement for any obligations or liabilities arising under, in connection with or related to this Agreement, the Related Documents or for any claim based on, in respect of, or by reason of this Agreement, the Related Documents or their negotiation or execution; and each party hereto or thereto waives and releases all such liabilities, claims and obligations against any such Non-Party Affiliates; provided, however, that notwithstanding the foregoing, nothing in this Section 8.12 shall in any way limit or modify the rights and obligations of Parent, Merger Sub or the Lender Parties under the Debt Financing Commitment (or the Financing Agreements, when executed) or Parent’s or Merger Sub’s obligations under this Agreement. The parties acknowledge and agree that the Non-Party Affiliates are intended third-party beneficiaries of this Section 8.12.

SECTION 8.13 Definitions.

As used in this Agreement, the following terms have the meanings ascribed thereto below:

“Acceptable Confidentiality Agreement” shall have the meaning provided in Section 5.4(b).

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Aggregate Consideration” shall have the meaning provided in Section 3.2(c).

“Agreement” shall have the meaning provided in the Preamble.

“Alternative Financing Commitments” shall have the meaning provided in Section 5.17(d).

“Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, all applicable Foreign Antitrust Laws and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Balance Sheet Date” shall have the meaning provided in Section 3.5(i).

“Bankruptcy and Equity Exception” shall have the meaning provided in Section 3.3(a).

“Book Entry Share” shall have the meaning provided in Section 2.1(c).

“Business Day” shall mean a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

“Business Information” shall have the meaning provided in Section 5.7.

“Cause of Action” shall have the meaning provided in Section 8.7(a).

“Certificate” shall have the meaning provided in Section 2.1(c).

“Certificate of Merger” shall have the meaning provided in Section 1.3.

“Closing” shall have the meaning provided in Section 1.2.

“Closing Date” shall have the meaning provided in Section 1.2.

“Code” shall have the meaning provided in Section 2.2(g).

“Company” shall have the meaning provided in the Preamble.

“Company Acquisition Agreement” shall have the meaning provided in Section 5.4(c).

“Company Adverse Recommendation Change” shall have the meaning provided in Section 5.4(c).

“Company Board” shall have the meaning provided in Section 2.7.

“Company Board Recommendation” shall have the meaning provided in Section 5.4(c).

“Company Charter Documents” shall have the meaning provided in Section 3.1(c).

“Company Common Stock” shall have the meaning provided in Section 2.1.

“Company Disclosure Schedule” shall have the meaning provided in Article III.

“Company Employees” shall have the meaning provided in Section 5.12(a).

“Company Intellectual Property” means any and all Intellectual Property that is owned, or purported to be owned, by the Company or any of its Subsidiaries, including all Intellectual Property listed in Section 3.14(a) of the Company Disclosure Schedule.

“Company Material Contracts” shall have the meaning provided in Section 3.13(a)(xxvi).

“Company Plans” shall have the meaning provided in Section 3.11(a).

“Company Preferred Stock” shall have the meaning provided in Section 3.2(a).

“Company Products” means all products and services (including any of the foregoing currently in development and Software offered as a service) from which the Company or any of its Subsidiaries has within the past three (3) years derived revenue, or is currently deriving revenue, or is scheduled to derive, from the license, maintenance or provision thereof.

“Company Related Parties” shall have the meaning provided in Section 7.5(a).

“Company Restricted Stock” shall have the meaning provided in Section 2.5.

“Company RSU” shall have the meaning provided in Section 2.6.

“Company SEC Documents” shall have the meaning provided in Section 3.5(a).

“Company Stock Plans” shall mean the Company’s 2009 Omnibus Incentive Plan and Employee Stock Purchase Plan.

“Company Stockholder Approval” shall have the meaning provided in Section 3.3(d).

“Company Stockholders Meeting” shall have the meaning provided in Section 5.3.

“Company Systems” shall mean all computer hardware, networks and computer systems, including any outsourced systems and processes, that are owned or used by the Company and its Subsidiaries in the operation of their respective businesses.

“Company Termination Fee” shall mean an amount equal to $10,184,134.

“Confidentiality Agreement” shall have the meaning provided in Section 5.7.

“Contract” shall mean any written or oral loan or credit agreement, debenture, note, bond, mortgage, indenture, guarantee, option, deed of trust, lease, license, sales or purchase order, warranty, commitment, contract or other instrument, obligation, arrangement or agreement.

“Copyrights” shall have the meaning provided in the definition of Intellectual Property.

“Credit Agreement” shall mean Credit Agreement, dated as of November 16, 2007, by and among Archipelago Learning, LLC, as the borrower, the other persons party thereto designated as Credit Parties, General Electric Capital Corporation, as a Lender and as the Agent for all Lenders, Newstar Financial, Inc., as Syndication Agent, the other financial institutions party thereto as Lenders, and GE Capital Markets, Inc. and Newstar Financial, Inc. as Joint Lead Arrangers and Joint Lead Bookrunners, as amended.

“Current Policies” shall have the meaning provided in Section 5.9(d).

“Customs & International Trade Laws” shall mean any applicable Law concerning the importation, exportation, re-exportation, or deemed exportation of products, technical data, technology and/or services, and the terms and conduct of transactions and making or receiving of payment related to such importation, exportation, re-exportation or deemed exportation, including, but not limited to, the Tariff Act of 1930; the Export Administration Regulations; the International Traffic in Arms Regulations; the International Emergency Economic Powers Act; the Trading with the Enemy Act; and the U.S. antiboycott laws and regulations administered by the U.S. Department of Commerce and Treasury, and similar laws of any applicable jurisdiction.

“Debt Financing” shall have the meaning provided in Section 4.6.

“Debt Financing Commitment” shall have the meaning provided in Section 4.6.

“Delay” shall have the meaning provided in Section 5.1(c).

“DGCL” shall have the meaning provided in Section 1.1.

“Dissenting Shares” shall have the meaning provided in Section 2.3.

“Dissenting Stockholders” shall have the meaning provided in Section 2.3.

“Dividend Consideration” shall have the meaning provided in Section 2.6.

“Dividend Equivalent” shall have the meaning provided in Section 2.6.

“Earliest Closing Date” shall have the meaning provided in Section 7.1(b)(i).

“Effective Time” shall have the meaning provided in Section 1.3.

“Environmental Laws” shall have the meaning provided in Section 3.12.

“Equity Financing” shall have the meaning provided in Section 4.6.

“Equity Financing Commitment” shall have the meaning provided in Section 4.6.

“ERISA” shall have the meaning provided in Section 3.11(a).

“ESPP” shall have the meaning provided in Section 2.7.

“Exchange Act” shall have the meaning provided in Section 3.4.

“Expiration Date” shall have the meaning provided in Section 7.1(b)(i).

“Final Date” shall have the meaning provided in Section 2.7.

“Financing” shall have the meaning provided in Section 4.6.

“Financing Agreements” shall have the meaning provided in Section 5.16(c).

“Financing Commitments” shall have the meaning provided in Section 4.6.

“Foreign Antitrust Laws” shall have the meaning provided in Section 3.4.

“Fraud” shall mean the failure of any representation or warranty in Article III or Article IV hereof to be true when made, which such failure to be true is the result of intentional and knowing fraud by the party hereto making such representation or warranty.

“GAAP” shall mean generally accepted accounting principles in the United States.

“Governmental Authority” shall mean any federal, state, local, municipal, provincial, domestic, foreign or multinational government, court, regulatory or administrative agency, commission, authority, department, tribunal, judicial body, public international organization, or other governmental instrumentality.

“Guarantor” shall have the meaning provided in the Recitals.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means, with respect to any Person, (a) any liability of that Person (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, reimbursements and all other amounts payable in connection therewith): (i) for borrowed money, (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities, (iii) for the deferred purchase price of property or services, except trade accounts payable and other accrued current liabilities arising in the ordinary course of business, (iv) under any lease or similar arrangement that would be required to be accounted for by the lessee as a capital lease in accordance with GAAP, (v) arising from cash/book overdrafts; (vi) under conditional sale or other title retention agreements, (vii) arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (b) any guarantee by such Person of any Indebtedness of others described in the preceding clause (a); (c) the maximum liabilities of such person under any “Off Balance Sheet Arrangement” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act); and (d) all liabilities to reimburse any bank or other Person for amounts paid under a letter of credit, surety bond, or bankers’ acceptance.

“Indemnitee; Indemnitees” shall have the meaning provided in Section 5.9(a).

“Intellectual Property” shall mean all intellectual property rights and related priority rights, whether protected, created or arising under the laws of the United States or any other jurisdiction or under any international convention, including all intellectual property rights and related priority rights in all (a) inventions (whether or not patentable), invention disclosures, patents and applications therefor, including all continuations, divisionals, continuations-in-part and provisionals and patents issuing thereon, and all reissues, reexaminations, substitutions, renewals and extensions thereof (collectively, “Patents”), (b) trademarks, service marks, trade names, trade dress, logos, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, renewals and extensions thereof (collectively, “Marks”), (c) Web addresses, websites and the content thereof, and Internet domain names, and all registrations, renewals and extensions thereof, (d) all works of authorship, copyrights and mask works, and all registrations, applications, renewals, extensions and reversions thereof (collectively, “Copyrights”), (e) trade secrets and confidential, technical and business information and know-how (collectively, “Trade Secrets”), and (f) software, computer programs, operating systems, interfaces, platforms and firmware (in both source code and object code form) (“Software”), and all data and databases, and all documentation relating to any of the foregoing.

“Internal Controls” shall have the meaning provided in Section 3.5(f).

“Intervening Event” shall have the meaning provided in Section 5.4(d).

“Knowledge” shall mean, (i) when used with respect to the Company, the actual knowledge after due inquiry of the individuals listed on Section 8.13(a) of the Company Disclosure Schedule; and (ii) when used with respect to Parent or Merger Sub, means the actual knowledge after due inquiry of the individuals listed on Section 8.13(a) of the Parent Disclosure Schedule.

“Law” shall mean any applicable foreign, federal, state, local or municipal law (statutory, common or otherwise), statute, ordinance, constitution, treaty, convention, code, rule, regulation, Order or other similar requirement enacted, adopted promulgated or applied by any Governmental Authority.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any Subsidiary.

“Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral) pursuant to which the Company or any Subsidiary holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any Subsidiary thereunder.

“Lender Parties” shall have the meaning provided in Section 4.6.

“Lenders” shall mean Credit Suisse Securities (USA) LLC, Credit Suisse AG and Jefferies Finance LLC.

“Lien” shall mean any lien, claim, mortgage, encumbrance, pledge, security interest, equity or charge of any kind.

“Limited Guaranty” shall have the meaning provided in the Recitals.

“Major Supplier” shall have the meaning provided in Section 3.17.

“Marks” shall have the meaning provided in the definition of Intellectual Property.

“Material Adverse Effect” shall have the meaning provided in Section 3.1(a).

“Merger” shall have the meaning provided in the Recitals.

“Merger Consideration” shall have the meaning provided in Section 2.1(c).

“Merger Sub” shall have the meaning provided in the Preamble.

“Non-Party Affiliates” shall have the meaning provided in Section 8.12.

“Notice Period” shall have the meaning provided in Section 5.4(e)(ii).

“OFAC” shall have the meaning provided in Section 3.20(b).

“Open Source Software” means (a) any Software that requires as a condition of use, modification or distribution that such Software or other Software incorporated into, linked with, derived from, based upon or distributed with such Software (i) be disclosed, licensed or distributed in source code form, (ii) be licensed for the purpose of making derivative works, and/or (iii) be redistributable at no charge, and (b) without limiting the foregoing, Software licensed or distributed under any of the following licenses or distribution models, or licenses or distributions models similar to any of the following: GNU General Public License (GPL), GNU Affero General Public License (AGPL), Lesser/Library General Public License (LGPL), Eclipse Public License, Common Public License (CPL), Mozilla Public License, Apache Software License, and BSD License.

“Option” and “Options” shall have the meaning provided in Section 2.4.

“Option Consideration” shall have the meaning provided in Section 2.4.

“Order” shall mean any orders, judgments, injunctions, awards, decrees or writs handed down, adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Authority.

“Parent” shall have the meaning provided in the Preamble.

“Parent Expenses” shall have the meaning provided in Section 7.3(b).

“Parent Group” shall mean, collectively, Parent, the Sponsor, Thoma Bravo Fund IX, L.P., a Delaware limited partnership, or any of their respective former, current or future directors, officers, employees, agents, general or limited partners, managers, members, Shareholders, Affiliates or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, Shareholder, Affiliate or assignee of any of the foregoing.

“Parent Termination Fee” shall mean an amount equal to $20,368,269.

“Patents” shall have the meaning provided in the definition of Intellectual Property.

“Paying Agent” shall have the meaning provided in Section 2.2(a).

“Permits” shall have the meaning provided in Section 3.8.

“Permitted Lien” shall mean (i) liens for Taxes not yet due and payable or which are being contested by appropriate proceedings, (ii) liens, encumbrances or imperfections of title that have arisen in the ordinary course of business and which are not material in amount and do not materially detract from the value of or materially impair the existing use of the property affected by such lien, encumbrance or imperfection, (iii) liens, encumbrances or imperfections of title resulting from or otherwise relating to any of the Contracts referred to in the Company Disclosure Schedule and which are not material in amount and do not materially detract from the value of or materially impair the existing use of the property affected by such lien, encumbrance or imperfection, (iv) liens relating to liabilities reflected in the financial statements (including any related notes) contained in the Company SEC Documents, (v) liens arising from or otherwise relating to transfer restrictions under securities laws or related Laws of any jurisdiction, (vi) nonexclusive licenses of Intellectual Property, (vii) carriers’, warehousemen’s, mechanics’, materialmen’s, servicemen’s, repairmen’s and other like Liens imposed by any Law arising in the ordinary course of business and securing obligations that are not yet due and payable or that are being contested by appropriate proceedings, (viii) other liens, encumbrances or imperfections of title which are not material in amount and do not materially detract from the value of or materially impair the existing use of the property affected by such lien, encumbrance or imperfection, and (ix) liens set forth in Section 8.13(b) of the Company Disclosure Schedule.

“Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

“Proxy Statement” shall have the meaning provided in Section 3.4.

“Record Date” shall have the meaning provided in Section 5.3.

“Related Documents” shall have the meaning provided in Section 8.7(a).

“Representatives” of a Person shall mean such Person’s officers, directors, employees, consultants, advisors, Affiliates and other representatives.

“Required Information” shall have the meaning provided in Section 5.17(a).

“Restraints” shall have the meaning provided in Section 6.1(c).

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002.

“SDN List” shall have the meaning provided in Section 3.20(b).

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Clearance Date” shall have the meaning provided in Section 5.2(a).

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shadow Option” and “Shadow Options” shall have the meaning provided in Section 2.8.

“Shadow Option Consideration” shall have the meaning provided in Section 2.8.

“Software” shall have the meaning provided in the definition of Intellectual Property.

“Solvent” shall have the meaning provided in Section 4.8.

“Sponsor” means Thoma Bravo Fund X, L.P., a Delaware limited partnership.

“Subsidiary” when used with respect to any party, shall mean any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity and more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.

“Superior Proposal” shall have the meaning provided in Section 5.4(f).

“Support Agreements” shall have the meaning provided in the Recitals.

“Supporting Stockholders” shall have the meaning provided in the Recitals.

“Surviving Corporation” shall have the meaning provided in Section 1.1.

“Takeover Proposal” shall have the meaning provided in Section 5.4(f).

“Takeover Statute” shall mean the provisions of Section 203 of the DGCL, a rights agreement or “poison pill” arrangement and any other takeover, anti-takeover, moratorium, “fair price,” “control share,” or similar Law.

“Tax Returns” shall have the meaning provided in Section 3.10(b).

“Taxes” shall have the meaning provided in Section 3.10(b).

“Third Party” shall have the meaning provided in Section 5.4(f).

“Trade Secrets” shall have the meaning provided in the definition of Intellectual Property.

“Transactions” refers collectively to this Agreement and the transactions contemplated hereby, including the Merger.

“User Content” means any content that any end-users of any Company Products post, upload, provide or make available on or through any websites owned or operated by the Company or any of its Subsidiaries, where neither the Company nor any of its Subsidiaries has any ownership right in such content or generally distributes such content to its customers.

“Willful Breach” shall mean with respect to any breach or failure to perform any of the covenants or other agreements contained in this Agreement, a material breach, or failure to perform, that is a consequence of an act or omission undertaken by the breaching party with the Knowledge that the taking of, or failure to take, such act would, or would be reasonably expected to, cause a material breach of this Agreement; provided, however, that any breach or failure to perform any of the covenants or other agreements contained in this Agreement by the Company’s Representatives shall not constitute a Willful Breach unless the action or omission of such Representative giving rise to such breach or failure was taken at the direction, or with the Knowledge, of the Company or its Subsidiaries and would (absent this proviso) constitute a Willful Breach.

SECTION 8.14 Interpretation.

(a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” when used in this Agreement is not exclusive. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted assigns and successors.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. Further, prior drafts of this Agreement or any ancillary agreements hereto or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement or any ancillary agreements hereto shall not be used as an aide of construction or otherwise constitute evidence of the intent of the parties hereto; and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of such prior drafts.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

PLATO LEARNING, INC.

By:	/s/ P. Holden Spaht
Name:	Holden Spaht
Title:	Vice President and Assistant Secretary

PROJECT CAYMAN MERGER CORP.

By:	/s/ P. Holden Spaht
Name:	Holden Spaht
Title:	President and Secretary

ARCHIPELAGO LEARNING, INC.

By:	/s/ Tim McEwen
Name:	Tim McEwen
Title:	Chief Executive Officer and President

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

ANNEX B

745 Seventh Avenue New York, NY 10019 United States

March 3, 2012

Board of Directors

Archipelago Learning, Inc.

3232 McKinney Ave

Suite 400

Dallas, TX 75204

Members of the Board of Directors:

We understand that Archipelago Learning, Inc. (the “Company”) intends to enter into a transaction (the “Proposed Transaction”) with PLATO Learning, Inc. (“Parent”), pursuant to which (i) Project Cayman Merger Corp., a wholly owned subsidiary of Parent (“Merger Sub”), will be merged with and into the Company with the Company surviving the merger (the “Merger”), and (ii) at the effective time of the Merger, each share of common stock of the Company (the “Company Common Stock”), that is issued and outstanding immediately prior to the Merger (other than shares of Company Common Stock to be cancelled pursuant to the Agreement (as defined below)) will be converted into the right to receive $11.10 in cash (the “Consideration”). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger dated as of March 3, 2012, by and among Parent, Merger Sub and the Company (the “Agreement”). The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement.

We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company’s stockholders of the Consideration to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the Proposed Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the Consideration to be offered to the stockholders of the Company in the Proposed Transaction.

In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company, (4) a trading history of the Company’s common stock from March 1, 2011 to March 1, 2012, (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant, (6) certain published estimates of independent research analysts with respect to the future financial performance and price targets of the Company, (7) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant, and (8) the results of our efforts to solicit indications of interest from third parties with respect to a sale of the Company. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon the advice of the Company, we have assumed that such projections were reasonably prepared on a basis reflecting the best available estimates and judgments of the management of the Company as to the future financial performance of the Company. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter.

We have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We have also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Consideration to be offered to the stockholders of the Company in the Proposed Transaction is fair to such stockholders.

We have acted as financial advisor to the Company in connection with the Proposed Transaction, have received a retainer fee for our services and will receive an additional fee for our services, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. We may perform from time to time in the future various investment banking and financial services for the Company and expect to receive customary fees for such services. We and our affiliates in the past have provided, currently are providing, or in the future may provide, investment banking and other financial services to Providence Equity Partners (“Providence”), a significant stockholder of the Company, and certain of its affiliates and portfolio companies and have received or in the future may receive customary fees for rendering such services, including (i) having acted or acting as financial advisor to Providence and certain of its portfolio companies and affiliates in connection with certain mergers and acquisition transactions, (ii) having acted or acting as arranger, bookrunner and/or lender for Providence and certain of its portfolio companies and affiliates in connection with the financing for various acquisition transactions and (iii) having acted or acting as underwriter, initial purchaser and placement agent for various equity and debt offerings undertaken by Providence and certain of its portfolio companies and affiliates. In addition, we and our affiliates in the past have provided, currently are providing, or in the future may provide, investment banking and other financial services to Thoma Bravo and certain of its affiliates and portfolio companies and have received or in the future may receive customary fees for rendering such services, including (i) having acted or acting as financial advisor to Thoma Bravo and certain of its portfolio companies and affiliates in connection with certain mergers and acquisition transactions, (ii) having acted or acting as arranger, bookrunner and/or lender for Thoma Bravo and certain of its portfolio companies and affiliates in connection with the financing for various acquisition transactions and (iii) having acted or acting as underwriter, initial purchaser and placement agent for various equity and debt offerings undertaken by Thoma Bravo and certain of its portfolio companies and affiliates.

Barclays Capital Inc. and its affiliates engage in a wide range of businesses including investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company, Providence, certain of Providence’s affiliated entities, Thoma Bravo, and certain of Thoma Bravo’s affiliated entities for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote or act with respect to the Proposed Transaction or any other matter.

Very truly yours,

BARCLAYS CAPITAL INC.

ANNEX C

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.	Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.	Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d.	Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253 or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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1
1

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR proposals 1., 2. and 3.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000135145_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

ARCHIPELAGO LEARNING, INC. Special Meeting of Stockholders [ ], 2012 [ ], CDT This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoints Mark S. Dubrow and Tim McEwen, or either of them, as proxies, with the power to appoint their substitute(s), and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ARCHIPELAGO LEARNING, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [    ] AM, CDT on [    ], 2012, at Archipelago Learning, Inc. located at 3232 McKinney Avenue, 9th Floor, Dallas, Texas 75204, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side